Exhibit 10.3

                            MASTER SERVICES AGREEMENT
                                   MADE AMONG
                        THERMO TECH(TM) TECHNOLOGIES INC.
                     THERMO TECH(TM) BIO CONVERSION INC. AND
                      PLANET EARTH OPERATING SERVICES INC.
                                     FOR THE
                    MARKETING, CONSTRUCTION AND OPERATION OF
                            THERMO MASTER(TM) PLANTS.




                      DATE OF AGREEMENT: APRIL 6, 2000
                                         -------------

CONTENTS



MASTER  SERVICE  AGREEMENT

1.0     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

2.0     Scope  of  Work. . . . . . . . . . . . . . . . . . . . . . . . . .     6

3.0     Work  Authorizations. . . . . . . . . . . . . . . . . . . . . . .     10

4.0     Performance  of  the  Work. . . . . . . . . . . . . . . . . . . .     10

5.0     Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .     13

6.0     Invoices  and  Payment. . . . . . . . . . . . . . . . . . . . . .     16

7.0     Term  of  Agreement . . . . . . . . . . . . . . . . . . . . . . .     16

8.0     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .     16

9.0     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .     18

10.0     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .      19

11.0     Dispute  Resolution . . . . . . . . . . . . . . . . . . . . . .      21

12.0     General  Provisions. . . . . . . . . . . . . . . . . . . . . . .     21



SCHEDULE  A  -  SAMPLE  TURNKEY  CONSTRUCTION  AGREEMENT

SCHEDULE  B  -  SAMPLE  COMMISSIONING  AND  TRAINING  AGREEMENT

SCHEDULE  C  -  SAMPLE  MAINTENANCE  SERVICES  AGREEMENT

SCHEDULE  D  -  SAMPLE  TECHNICAL  SERVICES  AGREEMENT

SCHEDULE  E  -  SAMPLE  WASTE  SUPPLY  AGREEMENT

SCHEDULE  F  -  SAMPLE  END  PRODUCT  PURCHASE  AGREEMENT

                            MASTER SERVICE AGREEMENT
                            ------------------------


THIS  AGREEMENT  is  made  as  of  the  _____  day  of  _________2000.


AMONG:

               THERMO TECH(TM) TECHNOLOGIES INC.

               a corporation duly incorporated pursuant to the Canada Business Corporations Act and as may be continued as a corporation under the Business Corporations Act (Yukon Territory) and having its principal place of business at 204 - 195 County Court Boulevard, Brampton, Ontario, Canada, L6W 4P7



               (hereinafter referred to as "TTTI")

                                                            OF  THE  FIRST  PART

AND:

               THERMO TECH(TM) BIO CONVERSION INC.

               a company duly incorporated pursuant to the Company Act (British Columbia) and having a place of business at 20436 Fraser Highway, Langley, British Columbia, V3A 6K8



               (hereinafter referred to as "TTBC")

                                                           OF  THE  SECOND  PART

AND:

               PLANET EARTH OPERATING SERVICES INC.

               a corporation incorporated pursuant to the Canada Business Corporations Act having a place of business located at 54 Mill Street West, Milverton, Ontario, N0K 1M0



               (hereinafter referred to as "PEOS")



                                                            OF  THE  THIRD  PART

WHEREAS:

A.     TTBC  is  a  subsidiary  of  TTTI.

B. TTBC is the owner of a certain technological process (and certain patents, know-how, trade secrets and trade names) relating to the digestion of biodegradable waste, which technological process is called "Thermophilic Aerobic Digestion Process for Producing Animal Nutrients and other Digested Products", and which technological process is described in patent number US 5,810,903 and CDN Patent Application number 2184044 (such technological process together with the related trade secrets, know-how and trade names, collectively referred to as the "Process").

C. PEOS, through its subsidiary corporations, has significant know-how concerning the design, construction, operation and maintenance of industrial process plants (the "Plants" and each a "Plant") which utilize the Process. PEOS, through its subsidiary, Earth Alliance Systems Inc. ("EAS") also has know-how concerning the procurement and contracting for organic waste supplies for the Plants.

D. Any references within this Agreement to PEOS is intended to be a general reference to PEOS and all of its subsidiary corporations and it is understood, whether or not explicitly stated herein, that the services described as being provided by PEOS may be provided by one or more of PEOS's subsidiaries, as appropriate, and as described under other specific services agreements related to Plant construction, support and supply. The PEOS subsidiaries include but are not limited to, Planet Earth Design Build Inc. ("PEDB"), Planet Earth Management Inc. ("PEM") and EAS.

E. Except as may be otherwise noted or as the context requires, each reference within this Agreement to TTTI or to TTBC is intended to be a general reference to TTTI and all of its subsidiary, affiliate or associated corporations (collectively, the "TTTI Group") and it is understood, whether or not explicitly stated herein, that all of the obligations described herein of either of TTTI or TTBC or both shall be joint and several obligations of each of TTTI and TTBC and each member of the TTTI Group.

F. One or more members of the TTTI Group intend to license the Process to various investors and to work with the investors to develop industrial plants that utilize the Process. The TTTI Group requires technical support for marketing the Process and services for preparing feasibility studies (the "Feasibility Studies") for Plants that employ the Process in different locations worldwide. Licensees of one or more of the TTTI Group (collectively "NEWCOs" and individually "NEWCO") will require technical services for designing, constructing, operating and maintaining the plants and in some cases will require services for procurement and contracting for organic waste supplies.

G. PEOS agrees to provide the TTTI Group with technical support for marketing and preparing technical and economic Feasibility Studies for the Plants.

H. Once the feasibility of Plants have been confirmed by the Feasibility Studies, a NEWCO will be established jointly by the TTTI Group and the investors for constructing and operating the Plant. Each NEWCO, as a separate entity from TTTI, will enter into a separate Turnkey Construction Agreement (the "Turnkey Construction Agreement") with PEDB for the purpose of designing and constructing the Plant.

I. Within one month of the start of construction of the Plant, each NEWCO, as a separate entity from TTTI, will enter into at least three separate agreements with PEM for the purpose of providing commissioning, training, operation supervision and maintenance services for the Plant. These agreements include:

     - Commissioning and Training Agreement; under which PEM will provide plant commissioning services, and services and supervise the initial 3 months of the operation of the Plant.

     -    Maintenance   Services   Agreement;   under  which  PEM  will  provide
          preventative and routine maintenance services for the first 5 years of the operation of the Plant.

     - Technical Services Agreement; under which PEM will provide ongoing engineering and technical services to the Plant for the life of the Plant.

J. Each NEWCO, as a separate entity from TTTI, will enter into a Waste Supply Agreement ("Waste Supply Agreement") with EAS under which EAS will provide waste to a Plant.

K. Each NEWCO, as a separate entity firm TTTI, will enter into an End Product Purchase Agreement with a buyer of waste products produced at a Plant.

L. This Master Service Agreement is executed by the Parties in order to confirm the agreement of the Parties.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties hereto agree with the other as follows:

1.0  DEFINITIONS

     Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

     (a) "Arbitration Centre" has the meaning as stated in Section 11.0 of this Agreement;

     (b) "Commissioning and Training Agreement" means the Commissioning and Training Agreement in the form attached hereto as Schedule B;

     (c) "Consultant" has the meaning as stated in Section 1 of Schedule 3 to this agreement;

     (d) "Contract Employees" means those individuals, not normally part of the PEOS staff that have been hired/contracted specifically to complete a defined task or tasks necessary to the project;

     (e) "Contractor" has the meaning as stated in Section 1 of Schedule 3 to this agreement;

     (f) "Environmental Permits" means those permits required by jurisdictional authorities which relate to issues such as air emissions or other regulated discharges, land uses and the like, that specifically have environmental impact potentials;

     (g) "Feasibility Study" means the feasibility study carried out under the direction of PEOS to confirm the capital cost and the technical and economic feasibility of the Plant for NEWCO;

     (h) "Feasibility Study Report" means the report of data and information gathered in regard to any particular Plant project, including but not limited to waste supply potentials and economic factors, competition, site availability, regulatory climate, political climate, environmental factors related to the site or region and other items which may impact, positively or negatively on the potentials of the proposed project. Such report will normally be completed prior to the decision to proceed with the project;

     (i) "Force Majeure Cause" has the meaning as stated in section 4.7 of this Agreement;

     (j) "Local Partner" means the business entity, (including public organizations such as municipalities or other such civic bodies) which enters into a partnership or joint venture arrangement with TTTI in respect to a specific Plant project and business;

     (k) "Local Subconsultants" means various contractors and service suppliers engaged by PEOS from the general region of the Plant project to deliver specific services as may be required by the project;

     (l) "Maintenance Services Agreement" means the agreement to be entered into between NEWCO and PEM for the preventative maintenance and repair of Plants in the form attached hereto as Schedule C;

     (m) "Milestone Dates" means those dates identified within the project schedule and agreed to by NEWCO and PEOS, by which defined tasks must be completed or measurable progress made, and upon which scheduled payments will be based;

     (n) "NEWCO" means any new company incorporated for the purpose of constructing and operating a Plant that is licensed by TTTI for this purpose;

     (o)  "Parties" means the parties to this Agreement;

     (p) "Project Records" means a written document that details the sequential events of the construction period. Such records should include but not be limited to records of project meetings, equipment deliveries and construction progression dates, milestone construction dates and a log of all visitors to the site;

     (q) "Process" means the patented Thermo Master(TM) Process as described in Patent numbers US 5810903 and CDN Patent Application 2184044, and as more particularly set out in recital B to this Agreement;

     (r) "Plant" means a plant designed and built for the recycling of organic waste into either animal feed or fertilizer ingredients to be constructed using the Process, as more particularly set out in recital C, but excluding, for greater certainty any plant or direct or indirect use thereof in any way related to or in connection with any uses other than the following permitted uses, namely the handling or processing of any one or more of: food waste, municipal sludge, sewage water, agricultural waste and agricultural manure;

     (s) "Reimbursable Cost" means costs or expenses directly incurred by PEOS in support of conducting its contracted obligations and may include items such as the costs of surveys, maps, drawings, analyses, reports and similar as well as the costs of reproduction, delivery or retrieval of such items, costs of communication expenses over and above the agreed upon monthly budget for such expenses, fees for permits and approvals, and out of pocket travel expenses;

     (t) "Services" means all those contractual obligations normally contemplated within the scope of delivering the turnkey plant project, including feasibility studies which would precede the actual commencement of plant construction;

     (u) "Standard Thermo Master Plants" means the currently designed Plant(s) by which the Process is delivered and which TTTI accepts and markets as suitable for commercial application. Such standard Plants may vary in size and may include some minimal flexibility of operational design to allow for local standards, regulations or requirements;

     (v) "SubConsultants" (each, a "SubConsultant") has the meaning as stated in section 2.2.1 of this Agreement;

     (w) "Subcontractors" (each, a "Subcontractor") has the meaning as stated in Section 1 of Schedule 3 to this Agreement;

     (x) "Specialist" means a professional practitioner, such as an engineer, surveyor or other that may be required from time to time to deliver specific services or materials in a professional manner, including with certification of competency or authority;

     (y) "Suppliers" (each, a "Supplier") has the meaning as stated in Section 1 of Schedule 3 to this Agreement;

     (z) "Technical Services Agreement" means the agreement to be entered into between NEWCO and PEM for the provision of ongoing engineering and technical assistance to NEWCO in the form attached hereto as Schedule D;

     (aa) "TTTI Group" means that term defined in recital C to this Agreement;

     (bb) "Turnkey Construction Agreement" means the agreement to be entered into between NEWCO and PEDB for the engineering, procurement and construction of Plants in the form attached as Schedule A;

     (cc) "Vendor" has the meaning as stated in Section 1 of Schedule 3 to this Agreement;

     (dd) "Waste Supply" means the available resource of organic waste materials suitable for application of the Process in relation to the Plants, including factors such as fees associated with management or disposal of such materials;

     (ee) "Waste Procurement Services Agreement" means a free-standing agreement between NEWCO and EAS by which EAS agrees to collect or otherwise acquire, prepare and deliver organic waste materials to NEWCO's Plant, with specific contractual agreements therein as to such matters as tonnages, payment terms, guarantees and contract duration;

     (ff) "Waste Supply Agreements" means the optional raw waste supply agreements to be entered into between NEWCO and local suppliers of waste in the locality of the NEWCO Plant in the form attached hereto as Schedule E;

     (gg) "Work" means the scope of services, materials and other things provided by PEOS to TTTI or to NEWCO;

     (hh) "Work Authorization" has the meaning as stated in Section 3.0 of this agreement.

     Any defined term not listed above that is used in this Agreement or in any of its schedules, exhibits or appendices shall have the meaning as defined in Section 1 of Schedule 3 to this Agreement or in any other Schedule or Appendix to this Agreement, as the case may be.

2.0  SCOPE OF WORK

     The following section defines the scope of Work that will be provided by PEOS to TTTI and TTTI's affiliates, subsidiaries, licensees and clients:

2.1  General Marketing Support

     2.1.1 Sales and Marketing Support

          PEOS will assist TTTI's sales and marketing efforts through, for example, customer meetings, conference calls and customer visits and by providing drawings, sketches and other descriptive materials of a technical nature for the sales and marketing process.

     2.1.2 Preparation of Brochures and Publications

          PEOS will provide technical assistance to TTTI for the preparation of brochures and similar publications for marketing of Plants.

     2.1.3 Trade Shows and Conferences

          PEOS  will   attend   trade   shows  and   conferences   with   TTTI's
          representatives as requested by TTTI to provide technical support for the marketing of Plants.

     2.1.4 Proposals

          PEOS  will  provide  technical   assistance  for  the  preparation  of
          proposals by TTTI for the sale of Plants.

2.2  New Plants Pre-design Services

     PEOS will provide project management and engineering services during the pre-design stage of new projects to develop a firm project design, capital cost budget and project schedule and to ensure that the permitting for each Plant is feasible. Such pre-design services will include the following:

     2.2.1 Project Management

          PEOS will prepare a work plan, budget and schedule for the pre-design stage of each new project proposed. All Specialist Subconsultants and Local Subconsultants (together with Specialist Subconsultants, the "Subconsultant") involved in the pre-design activities will be hired through PEOS and their work will be supervised by PEOS. Progress, key activities and costs incurred for each project will be reported monthly to TTTI. Variations from plans will be highlighted.

     2.2.2 Evaluation of Local Requirements

          PEOS will supervise the work of the Subconsultants and ensure that they have the necessary information to expedite the pre-design studies and evaluations, including evaluation of local requirements for new projects.

     2.2.3 Waste Supply Assessment

          PEOS will evaluate the supply and quality of waste available for the Plant and net revenue to the Plant for receiving the planned waste stream.

     2.2.4 Plant Capacity

          Based on the quantity projections for waste available PEOS will recommend a suitable plant capacity for the planned Plants.

     2.2.5 Site Selection

          PEOS will assist the Subconsultants to evaluate and select suitable sites for new Plants, such evaluation to include but is not limited to, the following:

          (a)  Review Available Sites;

          (b)  On-site Inspections;

          (c)  Preliminary Site Layout;

          (d)  Construction Cost Comparisons;

          (e)  Utilities and Fuel Cost; and

          (f)  Site Selection Recommendations.

     2.2.6 Plant Capital Cost Estimates

          PEOS will work with the Subconsultants to develop capital cost estimates for new Plants that include local cost factors for; but not limited to, the following:

          (a)  Permitting;

          (b)  Site development;

          (c)  Foundations;

          (d)  Buildings;

          (e)  Plant equipment;

          (f)  Installation;

          (g)  Contingencies;

          (h)  Currency exchange rates;

          (i)  Interest during construction; and

          (j)  Other indirect costs.

     2.2.7 Plant Operating Cost Estimates

          PEOS will work with the Subconsultants to prepare estimates of operating costs for the planned Plants, such estimates to include, but are not limited to, costs for the following:

          (a)  Operating Supplies;

          (b)  Utilities and Fuel;

          (c)  Rentals and Services;

          (d)  Transportation;

          (e)  Maintenance; and

          (f)  Community Taxes and Fees.

     2.2.8 Financial Pro Forma

          (a) PEOS will prepare financial pro forma for each planned Plant using PEOS's standard formats to be used at TTTI's discretion by TTTI and Local Partners to obtain financing for the planned Plant. TTTI will advise PEOS regarding the financing and other project "soft costs" to be included in the financial pro forma;

          (b) PEOS will employ the best available information and unless otherwise directed by TTTI, apply standard model assumptions in preparing each Plant's Financial pro forma.

     2.2.9 Risk Assessment

          PEOS, with Specialist Subconsultants, will carry out an identification and analysis of technical, financial, political and other risks for the planned Plants. TTTI and a Local Partner will advise PEOS of all risks that they are aware of regarding the planned Plant.

     2.2.10 Feasibility Study Report

          (a) PEOS will assemble the data collected throughout the pre-design stage and prepare a summary Feasibility Study Report summarizing the findings of the various studies and assessments;

          (b) PEOS will apply reasonable standards in assembling data and creating a Feasibility Study Report. Any decision made by TTTI to continue with a project, when such decision relies on the Feasibility Study Report, shall be made at the sole discretion of TTTI.

     2.2.11 Due Diligence Assistance

          When requested by TTTI, PEOS will assist independent consultants working for TTTI, financing parties, Local Partners, or others to review and carry out due diligence on Feasibility Study information and conclusions.

2.3  New Plant Permitting Services

     2.3.1 Pre-Design Stage Permitting Services

          At the pre-design stage, PEOS will, in association with the Local Subconsultants and Specialist Subconsultants, contact the regulatory agencies in the locality of the proposed Plant to identify all of the permits and licenses required for design, construction and operation of the Plant. It will be the responsibility of PEOS, the Local
          Subconsultants and the Specialist Subconsultants to determine the availability of these permits along with costs and expected time required to obtain them. This information will be presented and used in the Feasibility Study.

          Potential plant sites identified at the pre-design stage will be examined by PEOS with respect to critical permitting issues (site related issues that would preclude or impede the granting of permits and examined with respect to exposure risk issues (risks of complaints owing to proximity of the site to sensitive neighbors or sensitive site uses, e.g. residential areas, parks, recreation facilities).

     2.3.2 Environmental Permits

          Once the feasibility of the Plant is established, NEWCO is established and funds are available for work on the project, PEOS will commence the application for Environmental Permits. PEOS will prepare and submit the permit applications and associated reports and drawings, expedite permit approval, coordinate information exchange with the
          various  agencies  having   jurisdiction,   publish  and  post  permit
          applications, coordinate all public meetings and negotiate permit terms and conditions.

     2.3.3 Building Permits

          PEOS will make all reasonable efforts to obtain all necessary permits, including permits required for temporary construction facilities, construction waste disposal, building permits, electrical permits, plumbing permits, etc.

     2.3.4 Other Construction Permits, Certificates and Approvals

          PEOS will make all  reasonable  efforts to obtain  all other  required
          permits,  including,   certificates  and  approvals  for  boilers  and
          pressure vessels and natural gas fired appliances.

2.4  Other Services

     2.4.1 Standard Plant Engineering Services

          PEOS will provide engineering and technical services to TTTI for the development, modification and detailing of the design of Standard Thermo Master Plants.

     2.4.2 Research and Development Services

          PEOS will provide scientific and engineering research and development services to TTTI for the development of new processes and modification of existing processes. PEOS will assist with patent applications as required for new processes or improvements.

     2.4.3 Maintenance Coordination Services

          PEOS will develop and operate an information exchange program with each Plant for the identification and sharing of maintenance problems and new ideas for maintenance of the Plants.

3.0  WORK AUTHORIZATIONS

     PEOS will not perform any Work prior to receiving an approved written authorization from TTTI (the "Work Authorization") to proceed with the Work. PEOS will provide the Work to TTTI in the stages and at the times specified in writing by TTTI to PEOS from time to time. TTTI, by written Change Order, may cancel all or any portion of the Work with respect to any written Work Authorization or may reduce or expand the Work, and to reflect such change may reduce or expand the time designated for the performance of the Work.

4.0  PERFORMANCE OF THE WORK

     PEOS will commence the performance of the Work upon the receipt of the written Work Authorization and will perform the Work in a workmanlike manner in accordance to the normal standards of skill and competence employed by engineering consultants, construction contractors and operations supervision suppliers in the waste industry. The Work will be performed diligently and continuously with the required complement of competent personnel so as to achieve the required deadlines for the Work.

4.1  Schedule and Cost Estimate

     Upon receipt of a written Work Authorization, PEOS will advise TTTI of the expected schedule for the Work, personnel or Subconsultants assigned and expected cost of the Work. This expected schedule will be provided in the form of a bar-chart schedule with expected Milestone Dates, project personnel list and cost for the Work with a breakdown of estimates.

4.2  Reasonable Notice

     TTTI will, as far as possible, provide adequate notice to PEOS of TTTI's requirements for Services. Failure to provide adequate notice will be an acceptable reason for PEOS not meeting TTTI requirements and time for performance by PEOS will be extended accordingly.

4.3  Transactions on Behalf of TTTI and NEWCO

     PEOS may in some transactions and other business act as an agent for either TTTI or NEWCO with their prior written approval. All transactions made by PEOS on behalf of TTTI and/or NEWCO will be appropriately and promptly recorded in Project Records.

4.4  Information Supplied to PEOS

     PEOS will be entitled to rely on information provided by TTTI or the Local Partner or NEWCO, unless the contrary is specifically stated in writing when the information is provided. Where TTTI or their Local Partner have information that is required by PEOS for the Work, this will be provided in a suitable form to PEOS without undue delay.

4.5  Conflicts of Interest

     PEOS, its agents, employees and Subconsultants will take all steps to ensure avoidance of all conflicts of interest between any of their individual interests and those of TTTI and NEWCO.

4.6  Subconsultants

     4.6.1PEOS is at liberty to hire sub-consultants and others necessary to discharge its duties under this agreement. PEOS will be permitted to employ Local Subconsultants, including but not limited to engineers, architects, community planners, real estate agents, environmental consultants, building permit consultants, fire protection consultants, security consultants and similar consultants residing in the area of the planned Plant and who are familiar with local conditions and regulations. The Local Subconsultants will advise PEOS regarding the local conditions, design requirements and operation requirements during the pre-design activities.

     4.6.2PEOS will be permitted to employ Canadian and international engineers and technical specialists for pre-design studies, design development and initial permitting work.

     4.6.3PEOS will identify Subconsultants with the necessary qualifications and capability to provide the services and technical advice for the pre-design work. PEOS will interview the Subconsultants and select them based on criteria agreed to by TTTI.

     4.6.4PEOS   will   negotiate   and   enter   into   subcontracts   for  the
          Subconsultants' services that include all necessary requirements for secrecy, protection of proprietary knowledge, insurance and other requirements specified by TTTI.

4.7  Force Majeure

     4.7.1PEOS's performance of any of the obligations in this Agreement, other than financial obligations, may be delayed or suspended as only so long as PEOS is prevented from performance by any cause, except lack of funds. Such causes shall include any that are beyond PEOS's reasonable control (a "Force Majeure Cause"). For the purposes of this section, a labor dispute is beyond the reasonable control of PEOS if, in its judgement, settlement of the dispute would not be compatible with PEOS's best interests. PEOS will immediately report to TTTI if it becomes aware of any labor demands, labor disputes, labor trends, pending or ongoing labor negotiations or any other problems relating to labor that may affect the Work and its performance.

     4.7.2PEOS will give TTTI notice within 24 hours after the occurrence of any Force Majeure Cause in respect of which PEOS intends to claim entitlement to either a suspension in performance or delay in completion of any of the Work. PEOS will promptly give notice to TTTI on conclusion of the event giving rise to the occurrence of the Force Majeure Cause.

4.8  Independent Contractor

     PEOS is an independent contractor with respect to any Work. Notwithstanding TTTI's rights of consent or approval as provided in this Agreement, PEOS has the right of complete control, supervision and direction of the method and manner of obtaining the required results for any Project or Work.

5.0  COMPENSATION

5.1  Reimbursable Costs and Flat Rate Charges

     TTTI will pay PEOS for all Services based on hourly rates and will pay PEOS for all relevant Reimbursable Costs and flat rate charges, including, but not limited to the following:

     5.1.1 Services by PEOS Employees

          Technical  and  other   services  will  be  charged  at  hourly  rates
          calculated according to the following formula:

               Hourly Rate = Gross Annual Salary 2000 x 2

          Timesheets will be provided with PEOS's invoices to substantiate the invoiced amounts and Services provided.

     5.1.2 Services by PEOS Contract Employees

          Where Contract Employees are employed by PEOS to perform the Work and their normal place of work is in PEOS's offices, PEOS will invoice TTTI for the services performed by the Contract Employee at a rate that is equivalent to an amount equal to the hourly rate charged for an existing staff member with similar qualifications and experience as the Contract Employee. If there are no similar staff members to draw a comparison against, Contract Employees will be invoiced at the hourly rate paid to the Contract Employee by PEOS plus a 30% mark-up.

          Timesheets will be provided with PEOS's invoices to substantiate the invoiced amounts and Services provided.

     5.1.3 Reimbursable Subcontracts

          TTTI will reimburse PEOS for, as and when invoiced:

          (a) the cost of Local Subconsultants and Specialist Subconsultants for feasibility studies and special technical advisory services;

          (b) the cost of graphic artists services, special photography, typesetting and advertising incidental to the Work.;

     5.1.4In addition to the costs and flat rate charges for Subcontractors and Subconsultants, PEOS shall be entitled to and paid a mark-up of 15% on such reimbursable costs and flat rate charges to compensate PEOS for office services, administration, handling and carrying costs.

     5.1.5Copies  of  invoices  will  be  provided   with  PEOS's   invoices  to
          substantiate the invoiced amounts and scope of the work performed.

     5.1.6 Reimbursable Expenses

          TTTI will reimburse PEOS as and when invoiced for:

          (a) the cost of obtaining surveys, including topographical and geodetic surveys, aerial photography, soil reports, soil sampling, water analyses, testing, subsurface investigations, zoning restrictions and utility locations as may be required by PEOS to assess the most suitable location on the Site for the Plants;

          (b) the cost of reproduction and delivery of information, drawings, specifications and other documents necessary for the feasibility studies, including but not limited to plans, drawings, specifications, contracts and purchase orders;

          (c) the expense of long distance telephone calls, telegrams and telex beyond the agreed monthly budget for these items;

          (d) the expense of reproduction and delivery of information, drawings, specifications and other documents necessary to the Project, and fees paid for securing approvals, permits or licenses from regulatory agencies having jurisdiction over the Project; and

          (e) the expense of transport, subsistence and lodging in connection with the Work beyond the agreed monthly budget for these items. Car expenses shall be charged at $0.35 per kilometre, and other means of travel at cost plus 15%.

     5.1.7 Other Reimbursable Items

          TTTI will reimburse PEOS as and when invoiced for:

          (a)  the costs to PEOS  that can be  demonstrated  to result  from the
               insolvency   or  failure  to   perform  of  any   Contractor   or
               Subcontractor;

          (b) the costs of quality assurance such as independent inspection and testing services;

          (c) charges levied by authorities having jurisdiction over the Work which were not reasonably foreseeable at the time of execution of the Agreement;

          (d) premiums for all bonds and insurance which PEOS may be requested by TTTI to provide over and above those normally maintained by PEOS, unless specified elsewhere in the Agreement to be provided without charge to the Client;

          (e) costs incurred due to emergencies affecting the safety of persons or property;

          (f) legal costs incurred by PEOS, arising out of the performance of the Agreement provided that such do not arise out of any negligence or failure to perform the Agreement in accordance with its provisions;

          (g)  costs incurred by PEOS, with TTTI  permission,  in expediting the
               rejected   work  or  the   warranty   work   of   Subcontractors,
               Subconsultants and Vendors;

          (h)  the costs of auditing when requested by TTTI; and

          (i) all other costs reasonably incurred by PEOS in the performance of the Work.

     5.1.8 Rates and Mark-up Charges

          All reimbursable costs specified in the immediately preceding sections of this Article 5 that are internal costs to PEOS shall be reimbursed at the prevailing rates charged for such costs by other consultants in the same location as PEOS. Items for which there are no prevailing rates shall be reimbursed at a rate to reflect PEOS's reasonable internal cost plus reasonable profit to PEOS as determined by PEOS, acting reasonably.

          In addition to the above reimbursable internal costs and flat rate charges, PEOS shall be entitled to and paid thereon a markup of 15% on such reimbursable costs and flat rate charges to compensate PEOS for office services, administration, handling and carrying costs.

     5.1.9 Rate Adjustments

          Billing rates and in-house costs included in this section may, at PEOS's option, be adjusted upward on an annual basis to reflect increases in the local Consumer Price Index as prepared by Statistics Canada.

     5.1.10 Exclusive Engagement and Related

          Notwithstanding any terms or conditions of this Agreement or contained in the Schedules and Appendices or in such agreements entered into pursuant thereto, the TTTI Group hereby appoints, engages and agrees to pay PEOS and the affiliates and associates of PEOS, as PEOS may designate, as the exclusive suppliers and providers of all of the goods and services which are the subject matter of this Agreement. For the purposes of such appointment, engagement and agreement in the immediately preceding sentence, TTBC and TTTI hereby warrant, as duly authorized agents for and on behalf of each other member of the TTTI Group, all necessary authority so to do. For greater certainty, such exclusive supplier and provider appointment and engagement shall bind, encompass and relate to all members of the TTTI Group during the term of this Agreement (as the term is defined in section 7.0 of this Agreement) and shall comprise and relate to all of the respective licensees, sub-licensees and customers of each such member of the TTTI Group, whether past, present or future. TTTI and TTBC, as an irrevocable joint and several obligation of TTTI and TTBC to and favour of PEOS, shall at all times cause each and every member of the TTTI Group, from time to time, to specifically, duly and punctually observe and perform all of the representations, warranties, covenants, agreements and obligations of TTTI and TTBC under this Agreement or contained in the Schedules and Appendices to this Agreement or in such agreements entered into pursuant thereto, failing which each of TTTI and TTBC hereby forever indemnifies fully and holds harmless PEOS, its successors and assigns.

6.0  INVOICES AND PAYMENT

6.1  PEOS will submit invoices to TTTI on a monthly basis.

6.2  TTTI will pay such invoices within 15 days of presentation by PEOS.

6.3 Any amounts on an invoice that are disputed by TTTI will be deducted from the invoice and the balance of undisputed charges will be paid promptly. TTTI will promptly notify PEOS of disputed items on the invoices within 7 days of receipt of the invoice. PEOS will promptly adjust, correct or provide substantiation for the charges contained within the invoice.

6.4 TTTI will pay PEOS interest on invoiced amounts that remain unpaid 15 days after receipt of the invoice in the case of undisputed items and 15 days after resolution of the dispute in the case of disputed items. Interest will not begin to accrue until the respective 15 day period has elapsed. Interest on the amount outstanding will be charged at a rate of 1.5 % per month (18% per annum). Interest amounts will be invoiced on a monthly basis.

7.0  TERM OF AGREEMENT

     The term of the Master Services Agreement is twenty (20) years from the date of this Agreement.

8.0  TERMINATION

8.1  Termination by TTTI with Cause

     If PEOS is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it disregards laws, ordinance, rules, regulations or orders of any authority having jurisdiction in a material way, or subject to the Agreement is otherwise in continuing breach of a material provision of the Agreement, then TTTI may, without prejudice to any right or remedy and after giving PEOS 90 days written notice, during which period PEOS fails to cure the violation, terminate the Agreement. If it is not possible to cure the violation within 90 days, PEOS will be deemed to have cured the violation if it commences to cure the violation within those 90 days and provides TTTI with a schedule indicating the violation will be cured within a reasonable time. Termination by TTTI in accordance with the foregoing will not affect any rights or remedies TTTI would otherwise have under the Agreement or which may otherwise be available to TTTI at law or in equity, including the right to recover damages, nor will any such action relieve PEOS from any consequences or liabilities arising from its acts or omissions.

8.2  Termination by TTTI

     8.2.1TTTI may, without cause, terminate the Agreement upon 180 days' prior written notice to PEOS.

     8.2.2In the event of termination of the Agreement with or without cause, PEOS will be paid:

          (a) an amount equal to PEOS's fee earned for all Work performed to the date of termination, as well as to such later date as may reasonably be required by the authorities having jurisdiction and by professional responsibilities of PEOS to perform an orderly termination and winding up of the Work and the Project, plus all reimbursable costs reasonably incurred; and

          (b) PEOS's reasonable demobilization costs and expenses, plus any costs and expenses incurred by PEOS in the cancellation of any contracts it has with its Subconsultants.

     8.2.3In the event of termination of the agreement without cause, PEOS will be paid an amount equivalent to 15% of PEOS's anticipated average return per year for a period of two years from the date of Termination by TTTI, such anticipated average return to be determined by agreement between the parties.

     8.2.4After receipt of the foregoing payments, PEOS will execute and deliver all such papers and take all such steps including, if requested, the legal assignment of its contractual rights, as TTTI may reasonably require for the purpose of fully vesting in TTTI the rights and benefits of PEOS under such obligations or commitments.

8.3  Termination by PEOS with Cause

     8.3.1If TTTI is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it disregards laws, ordinance, rules, regulations or orders of any authority having jurisdiction, or fails to make payment to PEOS when due, or is considered by PEOS to be otherwise in breach of a material provision of the Agreement, then PEOS may, without prejudice to any right or remedy and after giving TTTI 90 days written notice, during which period TTTI fails to cure the violation, terminate the Agreement. If it is not possible to cure the violation within 90 days, TTTI will be deemed to have cured the violation if it commences to cure the violation within those 90 days and provides PEOS with a schedule acceptable to PEOS indicating the violation will be cured within a reasonable time. Termination by PEOS will not affect any of the rights or remedies of PEOS under the Agreement or which may otherwise be available to PEOS at law or in equity, including the right to recover damages, nor will any such action relieve TTTI from any consequences or liabilities arising from its acts or omissions.

          In addition to any other right of suspension or termination contained elsewhere in this Section 8 or the Agreement, PEOS in its sole discretion may suspend or terminate the Agreement in accordance with the following:

          (a) If TTTI fails to pay any invoice or account when due, PEOS may suspend all Work upon 5 days written notice to TTTI. If TTTI fails to make the payment within 7 days after receipt of notice, PEOS, at is sole option, may elect to immediately terminate the Agreement or suspend the performance of the Work for such period of time as PEOS in its discretion may decide.

          (b) If TTTI requests PEOS to provide any part of the Work contrary to the professional judgment of PEOS or in a manner contrary to the professional judgment of PEOS or the requirements of any authority having jurisdiction, PEOS may terminate the Agreement immediately upon written notice to TTTI.

          (c) If PEOS encounters a conflict in interest in the performance of the Work, which cannot be resolved to the satisfaction of PEOS, PEOS may suspend the Work until such conflict is resolved or may terminate the Agreement after giving reasonable notice to TTTI, of not less than 30 days.

9.0  INDEMNIFICATION

9.1 Subject to any limitations of liability in the Agreement, PEOS will at its own cost and expense, such costs and expenses to include attorney fees, defend, indemnify and hold harmless TTTI and its agents and employees from and against the following:

     9.1.1all claims or liens of Subconsultants of PEOS arising out of PEOS's failure to pay its Subconsultants in accordance with its agreements with those Subconsultants, provided such failure is not caused by a failure of TTTI to make payment to PEOS;

     9.1.2all fines, penalties, assessments or other exactions imposed by any governmental authority by reason of PEOS's failure to comply with the Agreement; and

     9.1.3all claims, damages, losses and expenses, including attorney fees, arising out of or resulting from the performance of the Agreement, provided that any such claim, damage, loss or expense:

          (a) is attributable to bodily injury, sickness, disease or death, or to injury or destruction of tangible property (other than some part of the Project itself); and

          (b) is caused solely by, or to the extent it is caused by, any negligent act or omission of PEOS or any of its officers, agents, employees, representatives, Subconsultants, or anyone directly or indirectly employed by any of them;

9.2 TTTI will at its own cost and expense, such cost and expense to include attorneys fees, defend, indemnify and hold harmless PEOS, its agents and employees, from and against the following:

     9.2.1 all claims or liens of TTTI's Consultants and Contractors;

     9.2.2all fines, penalties, assessments or other financial charges imposed by any governmental authority by reason of TTTI's failure to comply with the Agreement;

     9.2.3all claims, damages, losses and expenses, including attorney fees, arising out of or resulting from the performance of the Agreement or the construction of the Plant, provided that any such claim, damage, loss or expense;

          (a) is attributable to bodily injury, sickness, disease or death, or to injury or destruction of tangible property (other than some part of the Work itself); and

          (b) is caused solely by, or to the extent it is caused by, any negligent act or omission of TTTI or any of its officers, agents, employees, representatives, Consultants, Contractors, Suppliers or anyone directly or indirectly employed by any of them.

     9.2.4all claims, damages, losses and expenses incurred as a result of a defect in title or ownership of the lands on which the Plant is or is to be located; and

     9.2.5all  claims,   damages,   losses,   expenses,   fines,  penalties  and
          assessments, including but not limited to fines, penalties, assessments and other exactions imposed by any governmental authority and actual legal fees and disbursements, arising out of, relating to, resulting from or in any way connected with the actual, potential or alleged presence, release, escape or discharge of any hazardous substances on, in or under the Plant howsoever caused and whether occurring prior to or after the date of the Agreement. Without limiting the generality of the foregoing, such indemnity extends to claims which arise or are alleged to arise out of the actual or threatened dispersal, discharge, escape, release or saturation (whether sudden or gradual) of any hazardous substances in or into the atmosphere, or on, upon, in or into any one or more of the surface or subsurface soils, water, watercourses, persons, objects, structures or any other tangible matter.

10.0 INSURANCE

     10.1.1 PEOS will provide, maintain and pay for the insurance coverages specified in this Article 10. Unless specified otherwise in this
          Article 10, the duration of each insurance policy shall be from the date of commencement of the Work until the termination of the Agreement.

     10.1.2 PEOS will be responsible for deductible amounts under the policies of insurance.

10.2 Professional Liability - Errors and Omissions

     10.2.1 PEOS, their Subconsultants, surveyors, inspectors and testing firms, must be covered under separate policies of professional liability (E&O) insurance.

     10.2.2 PEOS will provide E&O insurance, in an amount not less than $5,000,000 (FIVE MILLION DOLLARS) per occurrence with an aggregate policy limit of $5,000,000 (FIVE MILLION DOLLARS).

10.3 Automobile Public Liability and Property Damage Insurance

     10.3.1 PEOS will provide Automobile Public Liability and Property Damage insurance coverage for all vehicles owned or leased, operated and/or licensed by the Contractor or its Subcontractors with a single combined limit of $5,000,000 (FIVE MILLION DOLLARS) for each occurrence involving bodily injury, death or property damage. PEOS will provide TTTI with not less than 15 days notice in writing in advance of cancellation, change or amendment restricting coverage.

10.4 General Comprehensive Liability Insurance

     PEOS will provide General Comprehensive Liability insurance coverage in the joint names of PEOS and TTTI, including insurance for non-owned automotive units used in performing the Work. The value of the insurance, covering products and completed operations and contractual liability, will have a combined limit of not less than $5,000,000 (FIVE MILLION DOLLARS)for each occurrence involving bodily injury, death or property damage. The policy will have a property damage deductible not exceeding $2,500, payment of which will be the responsibility of PEOS. The insurance referred to in subsection 10.3, will be in effect from the time the Work commences until the final completion date thereof plus twelve (12) months thereafter for completed operations thereunder.

     Policies will be endorsed to provide TTTI with not less than 30 days notice in writing in advance of any cancellation, and of change or amendment restricting coverage.

10.5 Workers Compensation

     PEOS will comply with the Workers Compensation Act or equivalent in the Province or State of the Plant and the rules and regulations of the local jurisdiction.

10.6 Certificates of Insurance

     10.6.1 Before starting the Work, both PEOS and TTTI will provide, each to the other, certificates of insurance as evidence that each has obtained the required insurance.

     10.6.2 Before permitting any Subcontractors or Subconsultants to perform any of the Work, PEOS will obtain certificates of insurance from each of the Subcontractors and Subconsultants as evidence that each has obtained the required insurance.

11.0 DISPUTE RESOLUTION

     If the parties are unable to resolve, by unanimous agreement, any matter arising out of or relating to the terms of the Agreement, or their interpretation, existence, validity, termination or breach, either party may submit the matter to the President of TTTI and to the President of PEOS for a final determination by them.

     Provided that no other party is or may become involved in a dispute with either or both TTTI and PEOS related to the subject matter of the dispute, if the respective presidents of TTTI and PEOS fail to settle the dispute referred to them within thirty (30) days following its submission to them, all such disputes arising out of or in connection with the Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, may, subject to the written agreement of the respective presidents of TTTI or PEOS, be referred to and finally resolved by arbitration under the rules of the Arbitration and Mediation Institute of Canada Inc. or its successor, or if it is no longer in existence then a suitable arbitration center located in Ontario, Canada (collectively and individually the "Arbitration Centre"). The appointing authority will be the Arbitration Centre and the case will be administered by the Arbitration Centre in accordance with its procedures for cases under its rules. The Place of Arbitration will be Toronto, Ontario, Canada.

     The award rendered by the arbitrator(s) will be final and binding and judgement may be entered upon it in accordance with applicable law in any court having jurisdiction.

     If either party becomes involved in litigation with another party which involves the same disputes or the same factual or legal issues as the dispute(s) between TTTI and PEOS, either TTTI or PEOS may apply to the arbitrator or a court of competent jurisdiction for a stay of any arbitration proceedings then in progress, and the arbitrator or court may, if it considers it to be just and convenient to do so, order a stay of the arbitration pending the outcome of the litigation.

12.0 GENERAL PROVISIONS

12.1 Time shall be of the essence of this Agreement.

12.2 The section headings are for the purpose of convenience of reference only and shall not be construed as interpretation of the text.

12.3 Except as contemplated herein, this Agreement contains the whole agreement between the parties hereto in respect of the construction of the Thermo Master Plant and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this agreement.

12.4 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

12.5 No failure or delay on the part of any party in exercising any power of right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

12.6 Any notice to be given under this Agreement shall be duly and properly given if made in writing and by delivering or telecopying the same to the addressee at the address as follows:

       If  to  TTTI,  TTBC  or  any  member  of  the  TTTI  Group,  then  to:
       ---------------------------------------------------------------------

                   Thermo  Tech(TM)  Technologies  Inc.
                   204  -  195  County  Court  Boulevard
                   Brampton,  Ontario
                   L6W  4P7

                   Attention:     Karl  Gonnesen,
                   ---------
                   President


                   Telephone:     (905)  451-5522
                   Facsimile:     (905)  451-5833


                   If  to  PEOS,  then  to:
                   ------------------------


                   Planet  Earth  Operating  Services  Inc.
                   54  Mill  Street  West
                   Milverton,  Ontario
                   N0K  1M0

                   Attention:     Perry  Smith
                   ---------
                   President


                   Telephone:     (519)  272-7778
                   Facsimile:     (519)  595-8770


12.7 Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

12.8 This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute on and the same agreement.

12.9 Each of the Parties confirms and agrees that it has been duly advised (and fully and fairly informed with respect to such matters) to obtain all necessary and independent legal, accounting, taxation, financial, engineering and other applicable professional advice and counsel prior to entering to this Agreement and the transactions and agreements referenced herein. Each such party has either obtained all such advice and counsel as it has determined necessary to its own satisfaction.

12.10This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario, and each of the parties hereto attorns to the jurisdiction of the Courts of the Province of Ontario.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.



THERMO  TECH(TM)  TECHNOLOGIES  INC.



/S/  Edwin  Kroeker
------------------------------------------
Authorized  Signatory




------------------------------------------
Authorized  Signatory


THERMO  TECH(TM)  BIO  CONVERSION  INC.



/S/  Rene J.  Branconnier
------------------------------------------
Authorized  Signatory



------------------------------------------
Authorized  Signatory


PLANET  EARTH  OPERATING  SERVICES  INC.



/S/  Perry  Smith
------------------------------------------
Authorized  Signatory



------------------------------------------
Authorized  Signatory

                                   SCHEDULE A



                         TURNKEY CONSTRUCTION AGREEMENT
                         ------------------------------


THIS  AGREEMENT  ("Agreement")  made  as  of  the  ____  day of _________, 2000.

BETWEEN:

          PLANET EARTH DESIGN BUILD INC., a Corporation incorporated under the laws of the Yukon having its principal place of business located at 54 Mill Street West, Milverton, Ontario, N0K 1M0

                                                                        ("PEDB")
AND:

          NEWCO BIO CONVERSION  INC., a Company  incorporated  under the laws of
          _____________________      and      having      an      office      at
          ___________________________________

                                                                       ("NEWCO")

WHEREAS NEWCO intends to engage the professional services of PEDB in connection with the project as (hereinafter described as the "Project") such Project being construction of:

        NEWCO  Bio  Conversion  Inc.  Thermo  Master(TM)  Plant  located  at
                ______________________________________________.

NOW THEREFORE NEWCO and PEDB, in consideration of their mutual promises, duties and responsibilities to each other as set forth herein, AGREE AS FOLLOWS:

1    THE SERVICES

1.1 PEDB shall provide and perform for NEWCO the services ("Services") described in Schedule 1 to this Agreement, which are generally described as:

          Project Management, Engineering, Procurement and Construction for the construction of a Thermo Master(TM) Plant on property located at
          ____________________________

1.2 The Services shall be performed generally in accordance with Schedule 5 to this Agreement.

2    AGREEMENT

2.1 The following documents are specifically incorporated into this Agreement by reference and shall be interpreted and construed in the same manner and to the same effect as if repeated verbatim herein:

     SCHEDULE     DESCRIPTION
     --------     -----------

        1         SCOPE  OF  WORK/SERVICES
        2         COMPENSATION
        3         GENERAL  CONDITIONS
        4         SPECIAL  CONDITIONS
        5         PROJECT  SCHEDULE
        6         DRAWINGS

3    CONTRACT PRICE AND PAYMENT

3.1 NEWCO agrees to pay PEDB, in the manner specified in the General Conditions in Schedule 3 and the Compensation provisions specified in Schedule 2 to this Agreement, which compensation shall be subject to adjustments as may be required in accordance with the provisions of the Agreement.

4    ADDRESSES FOR NOTICES

4.1 All notices (the "Notices") under this Agreement shall be in writing and shall be delivered by person, sent by prepaid registered mail or transmitted by facsimile or other form of electronic media, provided that in the case of transmission by facsimile or other form of electronic media, such system is satisfactorily tested immediately prior to transmission and confirmation of receipt is obtained. Such notices shall be addressed as follows:

     TO  PEDB:

          Planet  Earth  Design  Build  Inc.
          54  Mill  Street  West,
          Milverton,  Ontario  N0K  1M0

          Attention:     Mr.  Perry  Smith
          Fax  No.:     (519)  595-8770

      TO  NEWCO:
           _________________________
           __________________________
           __________________________

           Attention:     Mr.  ____________________
           Fax  No.:     (_____)  _________________

4.2 Notices delivered in accordance with the Agreement will be deemed to have been given and received on the day delivered if delivered by prepaid registered mail or on the day received if transmitted by fax or other electronic media, but only if received at the specified address of the recipient prior to 4:30 p.m. on the relevant business day, otherwise the Notice will be deemed to have been given and received on the immediately following business day. In case of postal strike, slowdown or other postal disruption, notices shall not be mailed but either delivered by hand or transmitted by facsimile or other form of electronic media, in accordance with the Agreement.

5    EXECUTION BY FAX

5.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A faxed transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

PLANET  EARTH  DESIGN  BUILD  INC.          NEWCO


_________________________________           _________________________________
Signature                                   Signature

_________________________________           _________________________________
Title                                       Title

                                   SCHEDULE 1
                                       OF
                                   SCHEDULE A



                                   SCHEDULE 1

                                SCOPE OF SERVICES


PART  A  -  SERVICES  INCLUDED

PEDB  shall  provide  the  following  services:

1.   CONSULTING, ADVISORY AND PREDESIGN SERVICES

1.1  Acting as NEWCO's agent as required in connection with the Project;

1.2 Preparing an Engineering Program based upon NEWCO's written instructions in accordance with the Agreement;

1.3 Assessing and advising on the appropriateness of the program of inspection and testing services which may be required by NEWCO or imposed by law, for the execution of the Project by the Contractor;

1.4 At the option of NEWCO, preparing preliminary estimates of the cost of the Work and Contract Time;

1.5 Preparing submissions required for regulatory and municipal approvals and assisting NEWCO to apply for such required regulatory and municipal approvals.

2.   ENGINEERING SERVICES

2.1  PEDB will be responsible for performing the following engineering services:

     2.1.1General engineering and conceptual design services to describe and define the Project sufficient to allow detailed design to be performed by Suppliers of equipment, materials, products and systems to be incorporated into the Project.

     2.1.2 Coordinate with Suppliers regarding interface requirements.

     2.1.3Obtain,  prepare  and  review  for the  site on  which  the  Plant  is intended to be located such surveys, including topographical and geodetic surveys, soil reports, soil sampling, water analyses, testing, subsurface investigations, zoning restrictions and utility locations as may be required by PEDB to assess the most suitable location on the site for the Project. The cost of obtaining such information shall be a Reimbursable Cost to PEDB.

2.2 PEDB will perform the Engineering Services described in this Section 2 in two phases more particularly described, without limiting the generality of the foregoing, as follows:

     2.2.1Phase One: Based upon the General Technical Specifications, as defined in Section  1.26 of the  General  Conditions  at  Schedule  3, to this
          Agreement, PEDB will provide conceptual design services. These services will include preparing the following in preliminary form: schematic designs; design development documents; general site layout; plot plan; grading plan; general building and equipment arrangement; building requirements in terms of general specifications, sizes and overall shape and configuration; equipment list; calculations and diagrams; environmental and utilities information as required to assist NEWCO in obtaining required permits, licenses and approvals; erosion control plan before and after construction; process and instrumentation diagrams; and detailed written Project description.

     2.2.2Phase Two: From the documents prepared during Phase One, referred to in subsection 2.2.1 above PEDB will prepare plans, drawings, and specifications (the "Drawings and Specifications") setting forth the requirements for the construction and equipping of the Project.

3.   PROJECT MANAGEMENT SERVICES PRIOR TO CONSTRUCTION PHASE

     From the date of execution of this Agreement to the date that the construction phase of the Project commences, PEDB will provide the following services:

3.1  CONSULTATION DURING PROJECT DEVELOPMENT

     Such consultation to include:

     3.1.1 Review conceptual designs during development;

     3.1.2 Advise on site use and improvements;

     3.1.3 Advise on selection of materials, building systems and equipment;

     3.1.4Provide recommendations on construction  feasibility,  availability of materials and labour, time requirements for installation and construction, factors related to cost, including costs of alternative designs or materials, preliminary budgets, and possible economies; and

     3.1.5Prepare bid documents, technical specifications, Contracts, other agreements and documents.

3.2  SCHEDULING

     Such  scheduling  services  to  include  the  following:

     3.2.1 Supervise, schedule and coordinate all Project activities;

     3.2.2 Prepare a Project Schedule;

     3.2.3Update the Project Schedule as required, incorporating a detailed schedule for the construction of the Project;

     3.2.4Utilize   critical  path  methods  and  procedures,   using  realistic
          activities, sequences and duration, including: dates for release of bid packages; allocation of labour and materials; processing of shop drawings and samples; and delivery of products requiring long lead-time procurement;

     3.2.5 Develop general construction schedules for the Contractors;

     3.2.6Include NEWCO's occupancy requirements, indicating those portions of the Project that have occupancy priority;

     3.2.7Establish completion dates for construction and supply phases of the Project and for final completion of the Project; and

     3.2.8Keep NEWCO  informed  as to the status of and  changes in the  Project
          Schedule.

4.   CONSTRUCTION BUDGET

     PEDB will prepare a Construction Budget as soon as major Project requirements have been identified, and will periodically update the Construction Budget. PEDB will also prepare a detailed line item estimate based on a quantity survey of drawings and specifications and update and refine this estimate as the development of the Drawings and Specifications proceeds.

5.   COORDINATION OF CONSTRUCTION CONTRACTS

     PEDB will review the Contracts as they are prepared by or on behalf of NEWCO and will recommend alternative solutions whenever design details affect construction feasibility or schedules.

6.   PROCUREMENT AND CONTRACTING

     PEDB will procure and coordinate the delivery of all equipment, materials and services required for the engineering, construction and commissioning of the Project, such procurement and contracting to include the following:

6.1 Prepare a procurement schedule for planning and monitoring the purchase of goods and services for the Project to meet the overall Project Schedule;

6.2 Evaluate and pre-qualify selected bidders. For each bid package to be issued recommend a list of no less than three and no more than eight qualified bidders;

6.3 Prepare standard bid documents for including with each bid set. This includes standard bid documents, Invitation to Bid Forms, Bid Forms, Standard Bid Information Requests, Site Conditions, Standards and Requirements, General Conditions, Special Conditions, Terms and Conditions of Purchase Order/Contract, Information to Bidders and Information to Contractors;

6.4 Prepare bid packages for each bid such packages to include Bidders List, Technical Specifications, Drawings, and standard bid package attachments;

6.5  Organize and Coordinate pre-bid site meetings;

6.6  Receive bids from Suppliers and Contractors;

6.7  Recommend equipment, materials and products for purchase;

6.8 Expedite the procurement of long-lead items in accordance with purchase specifications to obtain delivery by the date scheduled in the Project Schedule;

6.9 Prepare bid specifications and prepare documents to facilitate the bidding and awarding of Contracts, allowing for phased construction and taking into consideration such factors as time of performance, availability of labour, overlapping trade jurisdictions, provisions for temporary facilities, and existing operations;

6.10 Determine applicable requirements for equal employment opportunity programs
     and  union  labour  requirements   compatible  with  NEWCO's  labour  union
     agreements for inclusion in Contracts;

6.11 Administer labour relations to minimize labour disputes during the Project;

6.12 Review the Contracts to eliminate areas of conflict and overlap in work to be performed by the various Contractors, and prepare pre-qualification criteria for bidders. Prepare lists of pre-qualified bidders in co-operation with NEWCO;

6.13 Solicit interest of prospective Suppliers and Contractors in the Project;

6.14 Receive and analyse competitive bids for the various Contracts and select appropriate Contractors and Suppliers. Provide consultation services to TTTI on technical and commercial matters as and when reasonably required; and

6.15 Initiate, maintain and monitor safety precautions and programs in connection with the Project to minimise personal injuries and property damage. This will include the development of a Project Safety Program compatible with NEWCO's standards.

7.   PROCUREMENT

     PEDB will procure all equipment and services required for the completion of the Project, such services to include preparation of procurement plans and schedules.

8.   CONSTRUCTION MANAGEMENT SERVICES

8.1 PEDB will establish and implement an on-site organization structure and lines of authority, as required, for the exchange of information and instructions between PEDB, PEDB's Subconsultants, NEWCO, the Contractors and the Suppliers with respect to all construction, budget and scheduling aspects of the Project.

8.2 PEDB will provide and maintain sufficient and competent full-time staff at the Site to review, inspect, co-ordinate and direct the overall work and progress of the Contractors and Suppliers.

8.3 PEDB will appoint, and will inform NEWCO of such an appointment, a Construction Manager who will be:

     8.3.1 Fully acquainted with the Project;

     8.3.2 Available for consultation with NEWCO; and

     8.3.3Present at the Site as required when construction is performed at Site.

8.4 PEDB may substitute or replace the Construction Manager and will inform NEWCO of any such change.

8.5  With regard to Contractors and Suppliers, PEDB will:

     8.5.1 Co-ordinate the work of the Contractors and Suppliers;

     8.5.2Co-ordinate the work of the Contractors and Suppliers with the activities and responsibilities of NEWCO;

     8.5.3Require Contractors and Suppliers to handle and warehouse (according to the manufacturer's recommendations) materials, supplies, products, equipment and systems for permanent and temporary construction;

     8.5.4Require  the   Contractors   and   Suppliers  to  maintain  the  work,
          materials, supplies, products, equipment and systems free from injury or damage, including injury or damage from rain, wind, snow, storm, heat, or cold; and

     8.5.5Obtain from the Contractors and Suppliers certificates of insurance and performance bonds and review same for general compliance with the insurance and bonding requirements of their Contracts.

8.6 PEDB will schedule delivery of, expedite and receive at Site purchases and supplied equipment and, in connection with such equipment, will:

     8.6.1Implement   expediting   procedures  to  maintain  equipment  delivery
          schedules;

     8.6.2Implement equipment receiving procedures, including checking against purchase orders, inspecting for damage, preparing damage claims if necessary, recommending approval of invoices for payment, controlling holdbacks and presenting backcharges;

     8.6.3 Arrange warehousing of equipment received; and

     8.6.4Co-ordinate with NEWCO for the warehousing of spare parts and consumable materials for the Project.

9.   PERMITS AND APPROVALS

9.1  PEDB will assist NEWCO to:

     9.1.1Obtain any necessary permits, licenses, certificates, including, building permits and special permits, authorizations and certificates for permanent improvements and equipment that may be required for the Project, excluding permits for inspection or temporary facilities required to be obtained directly by the various Contractors;

     9.1.2 Obtain necessary approvals from the authorities having jurisdiction;

     9.1.3Obtain any necessary permits, licenses, certificates or approvals required by authorities having jurisdiction;

     9.1.4Collect from Contractors and Suppliers such information,  calculations and other  materials  that may be necessary  to prepare  documentation normally required to obtain approvals, permits, licenses and certificates from authorities having jurisdiction and which can only be obtained by NEWCO; and

     9.1.5Comply  with  applicable   laws,   regulations  and   requirements  of
          authorities having jurisdiction over the Project.

10.  SCHEDULE CONTROL

10.1 PEDB will review the adequacy and ability of the Contractors' and Suppliers' personnel and equipment and the availability of materials, products, supplies and systems required to meet the Project Schedule.

10.2 PEDB will schedule and conduct weekly progress meetings at which the Contractors, Suppliers, PEDB and NEWCO may discuss such matters as co-ordination, procedures, progress, problems and scheduling.

10.3 On a regular basis, PEDB will monitor and update the Project Schedule as construction progresses, and will:

     10.3.1 Keep NEWCO regularly informed of changes in the Project Schedule;

     10.3.2  Review  schedule   problems  with  Contractors  and  Suppliers  and
          recommend courses of action to NEWCO if Contractors or Suppliers are not meeting the requirements of their Contracts;

     10.3.3  Identify   potential   variances  between  scheduled  and  probable
          completion dates;

     10.3.4 Review the Project Schedule for work not started, delayed or incomplete and recommend adjustments in the Project Schedule to NEWCO, Suppliers and Contractors to meet the probable completion date; and

     10.3.5 On a monthly basis, provide summary reports of all changes that occurred during the month in the Project Schedule.

11.  COST CONTROL

11.1 PEDB will adopt a mutually satisfactory Cost Control Procedure ("Cost Control Procedure") for monitoring costs during construction, consistent with the provisions of the Agreement. The Cost Control Procedure will include details of accounts, audits, orders, Contracts, invoices, payrolls, insurance, financial reports, progress reports and all other major administrative procedures and policies.

11.2 PEDB will use on-site monitoring and supervision to monitor, control and estimate cost during construction in accordance with the Cost Control Procedure for cost control established prior to commencement of construction, and will:

     11.2.1 Revise and refine the initially approved Construction Budget;

     11.2.2 Incorporate approved changes to the Construction Budget as they occur;

     11.2.3 Develop cash flow reports and forecasts as required;

     11.2.4  Identify   variances   between   actual,   budgeted  and  estimated
          construction costs as applicable and advise NEWCO;

     11.2.5 Maintain cost accounting records on authorized work performed on a unit price, actual cost or force account basis; and

     11.2.6 Monitor all materials, equipment and labour entering into the Work for purposes of progress payments to Contractors.

11.3 PEDB will have the authority to exceed the Construction Budget without the NEWCO's prior approval, but not without first informing NEWCO of such an anticipated cost overrun, subject to the following conditions:

     11.3.1 For a specific item, piece of equipment or component required for a given sector or phase of a Project if the expected increase in cost does not exceed 10% of the amount originally budgeted for that specific item, equipment or component; and

     11.3.2 For a particular phase or sector of the Project if the expected increase in cost does not exceed 5% of the amount originally budgeted for completion of that particular phase or sector of the Project.

11.4 NEWCO  will  be  provided  with  access  to  all  PEDB's  records,   books,
     correspondence, instructions, drawings, receipts, vouchers, memoranda and similar data relating to the Project.

11.5 PEDB will preserve all such records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda, and similar data relating to the Project for a period of three (3) years from the date of Final Payment, or for such longer period as may be required by law.

12.  PAYMENTS TO CONTRACTORS AND SUPPLIERS

12.1 PEDB will develop and implement a system for the review and processing of applications for progress payments and final payments by Contractors and Suppliers. This system will include the review of such applications for correctness, completeness and compliance with contractual requirements, including waivers of liens, inspections, and backcharges for faulty work and equipment.

13.  CHANGE ORDERS

13.1 PEDB will develop and implement a system for reviewing and processing of Change Orders under the Contracts and will:

     13.1.1 Determine and approve any necessary or desirable Changes;

     13.1.2 Review requests for Changes from Contractors and Suppliers; and

     13.1.4 Notify NEWCO of all Change Orders made.

14.  MONITORING AND INSPECTION

14.1 PEDB will monitor the construction work in progress, including that of the Contractors and Suppliers, for compliance with the requirements of the overall design for the Project, the Contracts, the Purchase Orders and the Supplier Contracts. If any construction work is found not to be in compliance with the foregoing, or is otherwise found to be defective or deficient, then PEDB, provided it has been given appropriate authority under the Contracts, and if PEDB has not been given appropriate authority then NEWCO, will:

     14.1.1 Require the Contractor or Supplier to stop all or any portion of its work and require special inspection or testing of such work to be performed to determine whether it is in compliance with the requirements of the applicable Contract or Purchase Order, whether or not such work is then fabricated, installed or completed; and

     14.1.2 Reject and cause to be remedied the work which does not conform to the requirements of the Contracts or Purchase Orders, or which is defective or unlawful for any reason.

14.2 Provided, however, that any monitoring or inspection, or failure to monitor or inspect, by PEDB shall not relieve the Contractors or Suppliers from their responsibility for construction means, methods, techniques, sequence and procedures, nor from their responsibility to carry out their Contracts strictly in accordance with their terms.

14.3 With regard to Project safety, PEDB will:

     14.3.1 Designate a responsible member of PEDB's organization whose duties will include safety at the Site; and

     14.3.2 Monitor compliance by Contractors, Suppliers and others at the Site with the Project Safety Program initiated by PEDB for the Project, other safety requirements and the programs of authorities having jurisdiction, provided however that such monitoring will not relieve the Contractors or Suppliers of their sole responsibilities for the safety of persons and property, for compliance with the requirements of all authorities having jurisdiction with regard to the performance of their work for the Project or from their sole responsibility to carry out their Contracts strictly in accordance with Contract's terms.

15.  CONTRACTS

15.1 PEDB  will  reproduce  and  distribute  copies of the  Contracts  and other
     documents   required  for  bidding  and  field   purposes.   The  costs  of
     reproduction and distribution will be Reimbursable Costs to PEDB.

16.  CONTRACT INTERPRETATION

16.1 If PEDB is expressly given authority by NEWCO in the Contracts to interpret design intent, then PEDB will do so in an unbiased and impartial manner and NEWCO will accept such interpretations. If PEDB is not given such authority in the Contracts, then PEDB will refer all questions relating to the interpretation of design intent and the Contract to NEWCO, together with PEDB's recommendations regarding the same.

17.  SHOP DRAWINGS AND SAMPLES

17.1 PEDB will review and approve for general conformance with design all shop drawings, product data and samples submitted by Contractors and Suppliers. PEDB will establish and implement procedures for expediting, processing and approving shop drawings, product data and samples.

18.  REPORTS AND PROJECT SITE DOCUMENTS

18.1 PEDB will record the progress of the Project and will submit written progress reports to NEWCO on a weekly basis, or at such other frequency and times as NEWCO may reasonably request. The progress reports will include information on the Contractor's work, status of Supplier Contracts, the percentage of completion, whether the Project is on schedule, updates to the Project Schedule, a listing of Change Orders and other relevant documents. PEDB will keep a daily Project report available for review by NEWCO and will:

     18.1.1 Maintain a current record at the Site of all necessary Contracts, shop drawings, samples, purchases, materials, equipment, maintenance and operating manuals, instructions, and other documents, including revisions thereto, which arise out of the Contracts or the Project;

     18.1.2 Obtain from Contractors and Suppliers a current set of record drawings, specifications, and operating and maintenance manuals. At the completion of the Project, PEDB will deliver to NEWCO;

          (a)  Copies of record drawings including: one (1) electronic copy, two
               (2) reproducible copies (sepias) and four (4) prints,
          (b) Two (2) copies of all specifications, design standards and site reports
          (c)  Four (4) copies of all operation and maintenance manuals.

     18.1.3 Prepare, maintain and submit to NEWCO cost-control summary reports, cost-control log, quotation log, vendor log and other reports as necessary or as required by NEWCO.

19.  START-UP ASSISTANCE AND SUPERVISION

19.1 PEDB's construction management staff will assist in and direct the initial start-up and testing of equipment and systems by the Contractors. PEDB will provide service under a separate Commissioning and Training Agreement for start-up assistance and supervision.

20.  CHECK-OUT AND COMMISSIONING

20.1 In connection with the check-out and commissioning of equipment and components of the Project, PEDB will, under the Commissioning and Training Agreement perform the following services:

     20.1.1  Arrange  for  and   schedule   such   installation   and   start-up
          representatives of Suppliers as PEDB may consider necessary to be present during start-up;

     20.1.2 Schedule the final check-out of equipment by piece and by area;

     20.1.3 In conjunction with the maintenance personnel;

          (A)  direct  the  check  out of  utilities,  equipment  and  operating
               systems  by  the   Contractors;   and
          (B) check equipment and installation of equipment for compliance with the requirements of the manufacturers of such equipment;

     20.1.4 Schedule and implement test running and test start-up procedures and
          performance   tests  to   demonstrate   compliance   with   guaranteed
          performance levels; and

     20.1.5 Co-ordinate the take over by NEWCO's operation personnel of equipment from Suppliers and Contractors of equipment, by area.

21.  COMMISSIONING AND START-UP

21.1 PEDB will provide NEWCO with ten days notice in advance of the date commissioning of the Project will commence.

21.2 PEDB, under the Commissioning and Training Agreement, will provide commissioning personnel who will supervise the commissioning of the Project after start-up. NEWCO will provide operation personnel throughout the commissioning period who will take instructions from PEDB's commissioning personnel.

21.3 PEDB will co-ordinate the commissioning personnel of the Contractors and Suppliers.

21.4 During commissioning of the Project, PEDB will monitor the check-out of utilities and the operation of systems and equipment by the Contractors, Suppliers and NEWCO's personnel for readiness, calibration of controls and equipment, functional verification testing, and other initial operation functions associated with the start-up and commissioning of the Project as a whole.

22.  OPERATIONS MANUAL

22.1 PEDB will prepare an operations manual for the completed Project. Training of NEWCO's plant operation personnel, if required by NEWCO, will be provided under the Commissioning and Training Agreement.

23.  SUBSTANTIAL PERFORMANCE

23.1 PEDB will determine and certify the date of Substantial Performance of the Project and the date of Substantial Performance of each of the construction Contracts. PEDB will prepare for each Contract a deficiency list of incomplete or unsatisfactory items and a schedule for their completion. PEDB will monitor and review the correction and completion by the Contractors of all defects and deficiencies on their respective deficiency lists.

24.  TOTAL PERFORMANCE

24.1 PEDB will determine and certify the dates of total performance of each of the Contracts. PEDB will obtain and transmit to NEWCO the guarantees, affidavits, releases, bonds and waivers required by the Contracts. PEDB will turn over to NEWCO all necessary keys, manuals, record drawings and maintenance manuals received from the Contractors.

25.  FINAL INSPECTION PRIOR TO EXPIRY OF WARRANTY

25.1 At the request of NEWCO, PEDB will inspect the Project 60 to 90 days prior to the end of the guarantee period provided for in the Contracts with the Contractors and Suppliers, and PEDB will provide to NEWCO a detailed written report of any non-conformities or deficiencies covered by such guarantees.

26.  CLAIM ASSISTANCE

26.1 If any claim or action is made or brought against NEWCO by any Contractor or Supplier, PEDB will assist NEWCO in evaluating and defending against such claim or action. Provided that such evaluation and assistance does not require a time commitment of more than three (3) working days of an officer or employee of PEDB, such assistance will be provided without charge. If such evaluation and assistance extends beyond three (3) working days NEWCO will pay PEDB at a rate equivalent to PEDB's normal chargeout rates, plus expenses, for this additional period .

27.  POST-CONSTRUCTION SERVICES:

27.1 PEDB will conduct a final Project review and will advise NEWCO as to continuing or newly-observed defects or deficiencies in the Project observed during that review.

28.  SCHEDULE FOR PERFORMANCE OF SERVICES

28.1 PEDB will provide the Services generally in accordance with the Schedule for Engineering attached as Appendix A to this Schedule 1, Scope of Services.

29.  DRAWINGS TO BE PROVIDED BY PEDB

29.1 PEDB will prepare the necessary drawings for the Project for tendering and construction purposes according to the List of Drawings to be provided, attached as appendix B to this Schedule 1. Suppliers and Contractors will be responsible for all drawings according to this same appendix B.

29.2 PEDB will determine the actual number of drawings required for the fulfilment of its responsibilities under this Agreement. If PEDB determines that it is not necessary to supply all drawings included on the List of Drawings in appendix B to this Schedule 1 PEDB will not be required to supply such drawings. If PEDB is required to supply more than an additional 5% of the number of drawings listed on the list of drawings to be provided in appendix B to this Schedule 1 then NEWCO will pay PEDB for preparing and providing those drawings based on PEDB's normal hourly chargeout rates.

29.3 PEDB will provide copies of the following documents in the following quantities to NEWCO for its review:

     Drawing  Type  and  Destination               Print     Reproducable
     -------------------------------               -----     ------------

     a)   General  Layouts,  Process
          and  Instrument  Diagrams
          and  Electrical  Drawings:

     i)     Conceptual                               2     0

     ii)     ertified                                2     1

     b)     Other Engineering Drawings Certified     2     1

     c)     Design  Standards  and
            Specifications  Certified                2     0

     d)     Vendor  Drawings:

     i)     Preliminary                              3     0
                                                     3     0
     ii)     Certified

     e)     Vendor  Manuals                          4     0

     f)     Site  Surveys  and  Reports              2     0

PART  B  -  SERVICES  EXCLUDED

PEDB will not be required to provide the following services, rather these services, as required for the execution of the Project, will be procured by PEDB on behalf of, and in the name of NEWCO:

1.   GENERAL

1.1  All geological investigation and geotechnical engineering;

1.2  Advising on insurance and bonding;

1.3  All environmental investigations, consulting and advice;

1.4 All work and services related to hazardous substances, including but not limited to encountering, handling, treating or disposing of hazardous substances;

1.5  All services or work related to nuclear hazards;

1.6 All services and work indicated in the Turnkey Construction Agreement to be provided by TTTI; and

1.7  All other  services and work not  specifically  mentioned in Part A of this
     Schedule 1.

PART  C  -  ADDITIONAL  SERVICES

The following Services shall constitute additional Services for which PEDB shall be paid additional compensation under the Commissioning and Training Agreement or under the Maintenance Services Agreement to be entered into by PEDB and NEWCO.

1.   GENERAL

1.1  Training of operating and maintenance staff;

1.2 Post-start-up services and assistance for operation or maintenance of the project facilities.

     SCHEDULE  1  -  APPENDIX  A

     SCHEDULE  FOR  ENGINEERING

     SCHEDULE  1  -  APPENDIX  B

     LIST  OF  DRAWINGS  TO  BE  PROVIDED

                                   SCHEDULE 2
                                       OF
                                   SCHEDULE A



                                   SCHEDULE 2
                                  COMPENSATION

1.0  FIXED FEE

1.1  NEWCO will pay a lump sum,  fixed fee to PEDB in the following  amount (the
     "Fixed    Fee"),    exclusive    of   all   Taxes   and   custom    duties:
     __________________________________________________________________

1.2 NEWCO shall pay, in addition to the Fixed Fee, all applicable Taxes and custom duties.

1.3 The Fixed Fee will be subject to adjustment based on changes to the Services required by NEWCO under this Agreement.

1.4  The Fixed Fee shall be paid to PEDB in accordance with the following:

1.4.1A down payment of  __________________________  percent (____%) of the Fixed
     Fee within 14 days of receipt by NEWCO of PEDB's invoice therefor, less the advance of $______________ paid to PEDB by NEWCO prior to or upon execution of this Turnkey Construction Agreement; and

1.4.2The balance of the Fixed Fee in instalments in accordance with the following schedule of progress payments:

                                               % OF TOTAL
                                                 TURNKEY
                                              CONSTRUCTION   TOTAL INVOICE
PROGRESS NO.      INVOICE DATE  PAYMENT DATE    AGREEMENT       AMOUNT
================  ============  ============  =============  =============

Paid to Date                                              %
Down Payment                                              %
1                                                         %
2
3
Final Payment,
inclusive of all
holdbacks                                                 %
TOTALS                                                 100%


2.0     REIMBURSABLE  COSTS  AND  FLAT  RATE  CHARGES

2.1 In addition to the amounts to be paid to PEDB as provided for elsewhere in the Turnkey Construction Agreement, PEDB shall be paid by NEWCO the following reimbursable costs and flat rate charges:

2.2 The cost of obtaining surveys, including topographical and geodetic surveys, soil reports, soil sampling, water analyses, testing, subsurface investigations, zoning restrictions and utility locations as may be required by PEDB to assess the most suitable location on the Site for the Project;

2.3 The cost of reproduction and delivery of information, drawings, specifications and other documents necessary for the Project, including but not limited to plans, drawings, specifications, contracts and purchase orders;

2.4  The expense of long distance telephone calls, telegrams and telex;

2.5 The expense of reproduction and delivery of information, drawings, specifications and other documents necessary to the Project, and fees paid for securing approvals, permits or licenses from regulatory agencies having jurisdiction over the Project;

2.6 The expense of transport, subsistence and lodging in connection with the Project. Car expenses shall be charged at $0.35 per kilometre, and other means of travel at cost plus 15%;

2.7 The costs to PEDB that can be demonstrated to result from the insolvency or failure to perform of any Contractor or Subcontractor;

2.8 The costs of quality assurance such as independent inspection and testing services;

2.9 Charges levied by authorities having jurisdiction over the Project which were not reasonably foreseeable at the time of execution of this Agreement;

2.10 Premiums for all bonds and insurance which PEDB may be requested by NEWCO to provide over and above those normally maintained by PEDB, unless specified elsewhere in this Agreement to be provided without charge to NEWCO;

2.11 Costs incurred due to emergencies affecting the safety of persons or property;

2.12 Legal costs, incurred by PEDB, arising out of the performance of this Agreement provided that such do not arise out of any negligence or failure to perform this Agreement in accordance with its provisions;

2.13 Costs incurred by PEDB, with NEWCO's permission, in expediting the rejected work or the warranty work of Contractors and Subcontractors;

2.14 The costs of auditing when requested by NEWCO;

2.15 The cost of all advertising incidental to the Project; and

2.16 All other costs reasonably incurred by PEDB in the performance of the Services.

3.0 Any reimbursable costs specified in the immediately preceding Section 2 that are internal costs to PEDB shall be reimbursed at the prevailing rates charge by other consultants in the same jurisdiction as PEDB for such costs. Items for which there are no prevailing rates shall be reimbursed at a rate to reflect PEDB's reasonable internal cost.

4.0 In addition to the above reimbursable costs and flat rate charges, PEDB shall be entitled to and paid a markup of 15% on such reimbursable costs and flat rate charges to compensate PEDB for office services, administration, handling and carrying costs.

                                   SCHEDULE 3
                                       OF
                                   SCHEDULE A



                                   SCHEDULE  3
                               GENERAL  CONDITIONS
                                    CONTENTS
                                    --------


                                                  PAGE
                                                  ----
  1.   DEFINITIONS AND INTERPRETATION                 1
  2.  PEDB'S SERVICES . . . . . . . . . . . . . . .   6
  3.  COST ESTIMATES. . . . . . . . . . . . . . . .   6
  4.  CAD DRAWINGS, COMPUTER SOFTWARE AND DATA. . .   7
  5.  STANDARD OF SERVICES. . . . . . . . . . . . .   8
  6.  CHANGES . . . . . . . . . . . . . . . . . . .   9
  7.  EMPLOYEES AND SUBCONSULTANTS OF PEDB. . . . .  10
  8.  NEWCO'S RIGHTS AND RESPONSIBILITIES . . . . .  11
  9.  CONTRACTORS . . . . . . . . . . . . . . . . .  13
 10.  SCHEDULE, DELAYS AND SUSPENSION OF WORK . . .  13
 11.  FORCE MAJEURE . . . . . . . . . . . . . . . .  14
 12.  WARRANTIES AND REPRESENTATIONS. . . . . . . .  15
 13.  TAXES AND DUTIES. . . . . . . . . . . . . . .  15
 14.  REIMBURSABLE COSTS. . . . . . . . . . . . . .  16
 15.  PROGRESS PAYMENTS AND WITHHOLDING OF PAYMENTS  16
 16.  DAMAGES . . . . . . . . . . . . . . . . . . .  17
 17.  INDEMNIFICATION . . . . . . . . . . . . . . .  18
 18.  INSURANCE . . . . . . . . . . . . . . . . . .  20
 19.  TERMINATION . . . . . . . . . . . . . . . . .  20
 20.  DISPUTE RESOLUTION. . . . . . . . . . . . . .  22
 21.  INTELLECTUAL PROPERTY . . . . . . . . . . . .  23
 22.  HAZARDOUS SUBSTANCES. . . . . . . . . . . . .  27
 23.  SAFETY AND WORKERS COMPENSATION . . . . . . .  28
 24.  COMPLIANCE WITH APPLICABLE LAWS . . . . . . .  28
 25.  WAIVER. . . . . . . . . . . . . . . . . . . .  28
 26.  INDEPENDENT CONTRACTOR. . . . . . . . . . . .  29
 27.  LAW AND LANGUAGE OF THE CONTRACT. . . . . . .  29

 28.  SUCCESSION. . . . . . . . . . . . . . . . . .  29
 29.  ASSIGNMENT. . . . . . . . . . . . . . . . . .  29
 30.  SEVERABILITY. . . . . . . . . . . . . . . . .  29
 31.  ENTIRE CONTRACT . . . . . . . . . . . . . . .  29

                               GENERAL CONDITIONS

1.   DEFINITIONS AND INTERPRETATION

1.1 "AGREEMENT" where used in this agreement means the executed Turnkey Construction Agreement between NEWCO and PEDB, including the attached Schedules incorporated by reference into the Agreement and which form an integral part of the Agreement.

1.2 "AUTHORITIES HAVING JURISDICTION" means such provincial, state, federal, regional, municipal and other authorities and bodies that may or do exercise some measure of control over the Project or Site through any one or more of codes, laws, rules, regulations, ordinances, by-laws, decrees and directions, whether written or unwritten.

1.3 "CHANGE" in relation to the Services means an addition, substitution, deletion, variation, cancellation, omission or delay of part or all of the Services required to be performed or provided under the Agreement but, in relation to the Contract of any Contractor or Supplier, means an addition, substitution, deletion, variation, cancellation, omission or delay of part or all of the work required to be performed or provided under the Contract of that Contractor or Supplier.

1.4 "CHANGE ORDER" in relation to the Services means NEWCO's written authorization to proceed with a Change in the Services, signed by or on behalf of NEWCO and PEDB by their respective authorized representatives but, in relation to the Contract of any Contractor or Supplier, means PEDB's written authorization to changes in the Contracts, signed by PEDB and the Contractor or Supplier or by their respective authorized representatives.

1.5 "CONSEQUENTIAL DAMAGES" to NEWCO means damages, loss, costs and expenses howsoever caused or arising, related to loss of use, loss of actual or anticipated profits, loss of markets, loss of production, loss of productivity, loss of revenue, interest expense, standby time, delay, impacts, overhead and all other indirect and consequential loss, injuries, costs, expenses and damages, including without limitation liability to NEWCO's customers, Contractors, Suppliers and other third parties arising out of any of the foregoing.

1.6 "NEWCO" is the person, firm or corporation identified as such in the executed Agreement.

1.7 "NEWCO'S CONSULTANT" means professionals and other specialists, other than PEDB, engaged by NEWCO directly.

1.8 "CONSTRUCTION BUDGET" means PEDB's estimated Construction Cost including contingencies for cost increases.

1.9 "CONSTRUCTION COST" means the total of all Contracts, Supplier Contracts, Purchase Orders and all other costs of the Project, including all applicable Taxes whether recoverable or not, but does not include the compensation of PEDB and its Subconsultants under this Agreement, the cost of the land, financing costs, legal costs, development costs, or the costs of the employees and consultants of NEWCO.

1.10 "CONSTRUCTION MANAGER" means the representative of PEDB designated as such by PEDB in writing to NEWCO.

1.11 "PEDB" has the meaning specified in the preamble to this Agreement.

1.12 "CONTRACT" and "CONTRACTS" means the agreement(s) with the Contractor(s) for the provision of one or more of labour, services, materials, products, equipment and systems in connection with the construction of the Project.

1.13 "CONTRACT DOCUMENTS" means the documents comprising the Contract or Contracts, as applicable, including but not limited to all plans, drawings, specifications and other documents relating to the Project issued by or through PEDB that are referenced in or otherwise incorporated into the Contracts.

1.14 "CONTRACTOR" and "CONTRACTORS" means the party or parties contracting directly with NEWCO or PEDB as NEWCO's agent for the provision of one or more of labour, services, materials and equipment in connection with the construction of the Project, and unless the context otherwise requires includes Suppliers.

1.15 "CONTRACT TIME" with respect to each Construction Contract means the projected date for substantial performance of the Construction Contract as specified in the Contract between PEDB or NEWCO and the Contractor.

1.16 "COST CONTROL PROCEDURE" has the meaning as defined at 11.1 of Schedule 1 to this Agreement.

1.17 "DAY" and "DAY" means one calendar day.

1.18 "ELECTRONIC INFORMATION" has the meaning as defined at 4.1 of these General Conditions.

1.19 "ENGINEERING PROGRAM" means the package of engineering services required to deliver the specific Turnkey Plant Project, including such things as site engineering, preparation of site specific plant drawings, local engineering tasks and engineering modifications and interpretations which may be required to meet local regulatory requirements;

1.20 "DRAWINGS AND SPECIFICATIONS" means the plans, drawings and specifications prepared by PEDB for the Contracts based on the preliminary design, general layout and specifications for the Project approved by NEWCO.

1.21 "FIELD INSPECTION" means inspection of the Contractor's work by PEDB by applying such random sampling procedures on the site as PEDB in its sole professional discretion considers necessary to enable it to ascertain whether the Contractor is generally carrying out the work in general conformity with the design concepts for the Project.

1.22 "FIELD SERVICES" means the provision of personnel at the Site by PEDB to interpret drawings and specifications, to carry out Field Inspection and to administer and coordinate the Project.

1.23 "FINAL PAYMENT" has the meaning as defined in Section 15.3 to these General Conditions.

1.24 "FIXED FEE" means the fixed fee, if any, which is specifically set out in the executed part of the Agreement between the parties. If there is no fixed fee specified in the executed part of the Agreement then the term "Fixed Fee" wherever used shall be deemed to mean the total fee to be paid to PEDB under the Agreement, as adjusted in accordance with the Agreement.

1.25 "FORCE MAJEURE" and "ACTS OF FORCE MAJEURE" mean acts of any national, civil or military authority, governmental priorities, civil commotion, war, insurrection, acts of the public enemy, riots, epidemics, sabotage, fires, explosions, storms, floods, earthquakes, adverse weather conditions, acts of God, embargoes, injunctions or stoppages of work pursuant to an order of a court or other public authority which order is not issued as a result of an act or fault of either party, inability due to causes beyond the reasonable control of a party to obtain necessary and proper labour or transportation, strike, lock-out or other labour disruption, or delays beyond the reasonable control of a party of carriers and suppliers, and similar events or conditions (excluding financial inability and financial inability to prevent or mitigate any of the foregoing) beyond the reasonable control of a party which delay or prevent that party's performance of the Agreement, provided that such delay or prevention was not caused in whole or in part by that party's wilful act or negligence. Notwithstanding the foregoing, strikes, lock-outs and labour disputes between NEWCO and its employees shall not constitute Force Majeure unless they are part of an industry wide strike, lock-out or labour dispute involving all other unionized companies in the same industry in the jurisdiction in which the Site is located.

1.26 "GENERAL TECHNICAL SPECIFICATIONS" means the general specifications for the Project attached as Schedule 5 to the Agreement.

1.27 "HAZARDOUS SUBSTANCES" means any contaminant, pollutant, dangerous substance, toxic substance, nuclear material or substance, liquid waste, industrial waste, gaseous waste, hauled liquid waste, hazardous material, or hazardous substance as defined or identified pursuant to any federal, provincial, state, regional or municipal statute, by-law, regulation, ordinance, order or publication, or any other applicable law or publication of any authority having jurisdiction, relating to the environment, occupational health and safety, product liability or transportation and, without limiting the generality of the foregoing, includes any soil or any solid, liquid or gaseous substances containing any of the foregoing.

1.28 "NUCLEAR MATERIALS" has the meaning as indicated in section 22.3 of these General Conditions.

1.29 "MONTH" and "MONTH" means one calendar month.

1.30 "OWNER" means the person, firm or corporation that owns the property where the Project is to be located. The Owner may be, but is not necessarily, NEWCO.

1.31 "PLACE OF THE WORK" means the province, state or country in which the designated Site of the Project is located.

1.32 "PROJECT" has the meaning assigned to this executed Agreement.

1.33 "PROJECT MANAGER" means the representative of PEDB designated as such by PEDB in writing to NEWCO.

1.34 "PROJECT SCHEDULE" means initially the preliminary schedule for the Project either attached as a separate schedule to the Agreement or specifically set out in the Agreement, which may be amended or varied from time to time in accordance with the Agreement. If no Project Schedule is attached or specifically set out in the Agreement, then the Project Schedule means the schedule for the Project prepared by PEDB to coordinate and integrate the Services with the construction schedules for the Project.

1.35 "PURCHASE ORDER" means NEWCO's order for the provision of labour, services, equipment, material, products, systems or other items from a Contractor or Supplier.

1.36 "SCHEDULE FOR ENGINEERING" means the schedule specified in or attached to the Agreement and which indicates the general time frame within which the various parts of the Services are to be provided by PEDB. If no separate Schedule for Engineering is included in the Agreement and if specific parts of the Services to be provided by PEDB are clearly and separately identified in the Project Schedule, then the Schedule for Engineering shall be construed to mean those portions only of the Project Schedule that clearly and separately identify the specific Services of PEDB under the Agreement.

1.37 "SERVICES"  means  the  services  of  PEDB  as  defined  in  this  executed
     Agreement.

1.38 "SHOP  DRAWINGS"  means  drawings,  diagrams,   illustrations,   schedules,
     performance charts, technical brochures and other data which are provided by the Contractors or Suppliers to illustrate details of their work.

1.39 "SITE" means the property for which the Services are performed and upon which the Project is located or to be constructed.

1.40 "SUBCONSULTANT" means anyone engaged directly by PEDB in connection with the Project for the provision of one or more of design services, labour, materials, equipment, products, systems or supplies which PEDB is obligated to provide under this Agreement, and includes subconsultants and subcontractors of PEDB.

1.41 "SUBCONTRACTOR" is a person, firm or corporation having a direct contract with a Contractor to perform a part or parts of the Work or to supply products for the Work, including but not limited to products worked to a special design.

1.42 "SUBSTANTIAL PERFORMANCE" of the Project as a whole is as defined in the lien legislation applicable to the Place of the Work. If such legislation is not in force or fails to use or define such term, Substantial Performance means when all of the Work for the Project as a whole is ready to use or is being used for the purpose intended and is so certified by PEDB. In connection with any particular construction Contract, Substantial Performance of the Contract means when the work that is the subject of the Contract is ready to use or is being used for the purpose intended and is so certified by PEDB.

1.43 "SUPPLIER" is a person, firm or corporation contracting directly with NEWCO for the provision of one or more of equipment, materials, products and systems which will form a permanent part of the Work and includes Vendors.

1.44 "TAXES" means all taxes and duties, other than personal and corporate income taxes, imposed by Canada, any province or territory thereof, or any political subdivision of the foregoing or any foreign jurisdiction, and includes without limitation all social services, federal goods and services, value added, sales, use and gross receipts taxes, as well as all import and custom duties, excise taxes and similar taxes and contributions levied or imposed by any level of government or any authority having jurisdiction.

1.45 "TRADE CONTRACTOR" means Subcontractor.

1.46 "VENDOR" is a person, firm or corporation contracting with NEWCO to provide equipment to NEWCO for incorporation into the Project.

1.47 "WORK" means the totality of all labour, materials and equipment used or incorporated into the Project by the Contractors and Suppliers pursuant to the Contracts and Purchase Orders.

1.48 References to an article, clause or paragraph of these General Conditions or any part of the Agreement made by reference to the term "Article", "General Condition", "GC" or some similar designation followed by a number shall be deemed to be a reference to the article, general condition, clause or paragraph of this Agreement plus all clauses, paragraphs and sub-paragraphs containing that number as a prefix.

1.49 Wherever the singular, masculine or neuter is used in this Agreement it shall be construed as if the plural or feminine or body corporate, as the case may be, had been used where the context or the parties so require.

1.50 In the event of any conflict, variation, ambiguity or inconsistency between the terms of the executed Agreement and any schedules attached to the Agreement, the terms and conditions of the Agreement shall prevail and the provisions of any schedules shall govern in the following order of precedence, with the first listed taking priority over those listed after it:

          Scope  of  Work/Services
          Compensation
          Special  Conditions
          General  Conditions
          Specifications/Drawings
          Project  Schedule
          Other  Schedules

     Provided, however, that where any provision in any schedule specifically refers to another schedule or another part of the Agreement by express reference and then expressly modifies or amends that other provision, then such modification or amendment shall take precedence and prevail.

2.   PEDB'S SERVICES

2.1 PEDB will provide the Services to NEWCO in accordance with the terms of the Agreement.

2.2 PEDB will obtain all business permits and licenses that are required of PEDB to perform its Services under the Agreement.

2.3 NEWCO, upon request from PEDB, will employ and pay as NEWCO's Consultants such specialist consultants, including but not limited to geotechnical, environmental, hydrology and other consultants, as PEDB may reasonably require to enable PEDB to provide the Services in a manner satisfactory to PEDB. NEWCO and NEWCO's Consultants shall be solely responsible for the work and services of all NEWCO's Consultants.

2.4 If PEDB or anyone employed by or through PEDB is subpoenaed or otherwise required to attend and testify before any court or in any arbitration proceeding with regard to any matter relating to the Services, other than with regard to a dispute solely between NEWCO and PEDB, then PEDB shall be paid its normal charge out hourly rates for such personnel, plus all costs and expenses, for preparing for and testifying before such court or arbitration proceeding.

3.   COST ESTIMATES

3.1 PEDB will not be responsible for overruns in estimates of Construction Costs contained within the Construction Budget. As neither PEDB nor NEWCO has control over the cost of labour, materials or equipment, or over the Contractor's methods of determining bid prices, or over competitive bidding, market or negotiating conditions, PEDB cannot and does not warrant or represent that bids or negotiated prices will not vary from any estimates of Construction Cost by PEDB. PEDB in any event shall not be liable or responsible for any variance from any estimated or budgeted
     Construction Cost or Project budget, whether established under the Agreement or otherwise, and any such variance shall not constitute grounds for NEWCO withholding fees or any other payments due to PEDB.

3.2 If the bidding or negotiation phase for the Work to be constructed by a Contractor has not commenced within three months after PEDB submits the tender documents to NEWCO, the budget for the Construction Cost shall be adjusted to reflect any change in the general level of prices in the construction industry between the date of submission of the tender documents to NEWCO and the date on which tenders are sought.

4.   CAD DRAWINGS, COMPUTER SOFTWARE AND DATA

4.1 Unless otherwise expressly provided in the Agreement and initialled by PEDB at the time of execution of the Agreement, the provision to NEWCO by PEDB of any computer software, computer data, CAD drawings or computer hardware (the "Electronic Information"), including providing same by or through electronic media such as disk or tape or by or through electronic transfer, shall be provided subject to the following terms and conditions and express limitations of liability:

     4.1.1Electronic Information provided by PEDB will be in the format used by PEDB. PEDB does not warrant compatibility with any computer or any other electronic equipment of NEWCO and PEDB shall not be required to amend or vary the files to accommodate or take into account any incompatibility between the files and the software or hardware used by NEWCO.

     4.1.2PEDB shall not be responsible  for making the  Electronic  Information compatible with any existing or future computer or electronic equipment of NEWCO. Further, PEDB shall not be responsible nor have any liability whatsoever to update any of the Electronic Information in future.

     4.1.3The Electronic Information is provided solely for use in the Project and for no other use or purpose.

     4.1.4All  copyright  and  intellectual   property  rights  in  and  to  the
          Electronic Information shall, as between NEWCO and PEDB, remain the property of PEDB.

     4.1.5PEDB is not responsible for the accuracy of the CAD files and does not represent or warrant that the CAD files contain the latest versions of, or revisions to, the drawings. Further, PEDB does not represent or warrant that the CAD files contain the same information as, or are identical to, the printed versions of the drawings issued to NEWCO or to any Contractor. NEWCO acknowledges, understands and agrees that there may be differences between drawings provided to NEWCO or Contractors in print and the information contained in the CAD files, even if they are apparently identified by the same revision number.

     4.1.6The recipient of any Electronic  Information from PEDB shall be solely responsible for verifying that the CAD files received from PEDB represent drawings identical to the drawings that they receive or have received from PEDB and that the CAD files may represent different versions or variations of the same drawings. The recipient of any Electronic Information shall be solely responsible for ensuring all revisions to drawings by PEDB made subsequent to the version represented by the CAD files provided by PEDB are incorporated into the CAD files which were received, as well as all drawings and files that the recipient has created based on or using those original CAD files.

     4.1.7In the event of any conflict or inconsistency between any drawing issued in print by PEDB and any CAD file, the drawing issued in print shall govern.

     4.1.8PEDB shall bear no liability whatsoever for any computer or other electronic viruses or defects or deficiencies contained in any Electronic Information provided by PEDB to NEWCO or anyone else.

4.2 Notwithstanding any other provision of the Agreement, the only warranty provided with regard to any Electronic Information is that PEDB will replace, at no charge, defective Electronic Information that is returned to PEDB within ninety (90) days of the date it is first provided by PEDB. If PEDB is unable to correct the defective Electronic Information and replace it within such time period as PEDB may consider appropriate in its discretion, then PEDB will refund the cost of the Electronic Information, but excluding the cost of any work or services provided by PEDB with regard to the creation, modification or provision of the Electronic Information to NEWCO. The foregoing is in lieu of all other warranties, express or implied, including but not limited to any and all warranties of merchantability and fitness for purpose, whether implied pursuant to the Agreement, by statute or otherwise. In no event shall PEDB be liable for any Consequential Damages arising out of or relating to the use or inability to use the Electronic Information.

4.3 The provisions of this Section 4 are in addition to all other disclaimers and limitations of liability in the Agreement.

5.   STANDARD OF SERVICES

5.1 Any design, engineering, architectural or other such professional services required by this Agreement to be performed by or through PEDB which are required by law or the authorities having jurisdiction to be performed by licensed or registered professional engineers or architects will be performed by licensed or registered professional engineers and architects.

5.2 In the performance of its Services, PEDB and its Subconsultants will exercise the standard of care normally exercised by licensed or registered professional architectural, engineering, construction management and project management personnel who perform comparable services in the jurisdiction in which the Services are performed.

5.3 PEDB will use reasonable efforts to perform its Services expeditiously and economically, consistent with the interests of both NEWCO and PEDB.

6.   CHANGES

6.1 NEWCO, with PEDB's consent, may make Changes by adding to, deducting from or modifying the Services and shall confirm such Changes by issuing written Change Orders to PEDB. PEDB will not be required to proceed with any Changes in the Services unless provided with a written Change Order signed on behalf of NEWCO. If PEDB encounters a Change and proceeds with the Change prior to obtaining a Change Order signed by NEWCO, then NEWCO will promptly sign and forward to PEDB a Change Order confirming such Change.

6.2 If PEDB and NEWCO fail to agree on the amount to be paid to PEDB for any Change, then PEDB will be paid for its time and for its reimbursable costs based on the schedule of hourly rates and reimbursable costs, if any, specified in the Agreement or, if none is specified, then based on PEDB's normal rates charged for the class of personnel and disbursements involved in the Change. Payment for any Change in accordance with the foregoing shall be in addition to and not included within any Fixed Fee specified in the Agreement.

6.3 If PEDB considers any direction or instruction of NEWCO to constitute a Change but NEWCO fails to agree that the direction or instruction is a Change, then PEDB may, but will not be required to, proceed with the direction or instruction and the issue of whether it constitutes a Change will be resolved in accordance with the dispute resolution provisions of the Agreement. Further, if PEDB performs any work or services beyond that which PEDB believes is required of PEDB under the Agreement and if PEDB and NEWCO subsequently fail to agree on whether such work or services constitutes a Change, then the issue of whether such work or services constitutes a Change will also be resolved in accordance with the dispute resolution provisions of the Agreement. In either event, if it is subsequently determined that any additional work or services are or constitute Changes under the Agreement then PEDB will be paid for the Changes in the same manner and in the same amount as if they had been authorized in writing by NEWCO as Changes prior to their performance by PEDB.

6.4 The schedule for the performance of the Services and, if required, the schedule for the Project as a whole shall be reasonably extended as required by PEDB to accommodate and account for any Changes under the Agreement.

6.5 In an emergency endangering life or property PEDB will perform such additional services and work as may be required to prevent or minimize threatened damage, injury or loss. In such case, PEDB will be paid its reasonable costs of such additional services and work based on the rates specified in the Agreement for personnel and disbursements or, if no such rates are specified in the Agreement then based on PEDB's normal charge out rates for personnel and disbursements.

6.6 If a Change in the Services, including any changes to plans, drawings, specifications or other documents prepared by PEDB, is required by any authorities having jurisdiction over the Project or the Services, or in relation to the manner in which the Services are or have been performed, then PEDB will comply with the requirements of the authorities having jurisdiction and perform such additional services and work as they may require. In such case, PEDB will be paid additional compensation and the schedule shall be adjusted in the same manner and to the same extent as if a Change had been authorized and a Change Order agreed to by both NEWCO and PEDB.

6.7 PEDB will have authority to order minor Changes in the work of the Contracts of the Contractors and Suppliers, provided that they do not involve an adjustment in the price of such contracts or an extension of the Project Schedule, and provided that they are not inconsistent with the intent of those Contracts. Such Changes in the Contracts may be effected by field order or by other written order or direction of PEDB.

6.8 PEDB is not responsible for changes in the requirements of the authorities having jurisdiction which were not reasonably foreseeable by PEDB at the time any parts of the Services affected by those requirements were performed. If such changes in requirements by the authorities having jurisdiction require any completed work or services to be amended or revised, PEDB shall be paid for such amendments and revisions in the same manner as if a Change had been authorized and a Change Order agreed to by both NEWCO and PEDB.


7.   EMPLOYEES AND SUBCONSULTANTS OF PEDB

7.1 All Services required to be performed by PEDB under the Agreement will be performed by or under the supervision of PEDB. All personnel engaged in the performance of the Services by or through PEDB will be qualified by education or experience to perform the work in which they are engaged and shall have such professional qualifications and credentials as may be required by the authorities having jurisdiction over their work.

7.2 Sufficient qualified personnel will be employed by or through PEDB to perform the Services required of PEDB under the Agreement. Such personnel will not be employees of or have any contractual relationship with NEWCO and NEWCO will not, except through PEDB, directly or indirectly employ any such personnel without the prior written consent of PEDB.

7.3 If NEWCO reasonably objects to any personnel employed by or through PEDB on this Project, PEDB will replace or cause to be replaced such personnel with other, similarly qualified personnel.

7.4 PEDB may subcontract part or all of its Services under the Agreement to Subconsultants. PEDB will notify NEWCO of any such subcontracting. PEDB will be responsible for and liable to NEWCO for the parts of the Services performed by its Subconsultants to the same extent as if such parts of the Services were performed directly by PEDB.

7.5 PEDB may, at its discretion, engage directly such specialist consultants, including but not limited to geotechnical, environmental, hydrology and other consultants, as PEDB may reasonably require to enable PEDB to provide the Services in a manner satisfactory to PEDB. Unless such specialist consultants are expressly included in the Services to be provided by PEDB in the Agreement, PEDB shall be reimbursed the cost of the specialist consultants plus such markup for administration, overhead and profit as may be prescribed in a schedule or elsewhere in the Agreement, or if no markup is prescribed, then a markup of 15% percent.

8.   NEWCO'S RIGHTS AND RESPONSIBILITIES

8.1 NEWCO will designate a representative of NEWCO who will be fully acquainted with the scope of the Project and who will have full authority from NEWCO to render decisions promptly and to furnish information expeditiously. Such representative at all times will be available on reasonable notice in person or by telephone.

8.2 NEWCO shall make available to PEDB all relevant information or pertinent data as may be required by PEDB to plan and perform the Services.

8.3 NEWCO will provide and pay for all legal, accounting and insurance services as may be necessary for the Project, including such auditing services as NEWCO may require to verify the Contractor's applications for payment or to ascertain how or for what purpose the monies paid by or on behalf of NEWCO have been used.

8.4 NEWCO, upon request from PEDB, will employ and pay as NEWCO's Consultants such specialist consultants, including but not limited to geotechnical, environmental, hydrology and other consultants, as PEDB may reasonably require to enable PEDB to provide the Services in a manner satisfactory to PEDB. NEWCO and NEWCO's Consultants shall be solely responsible for the work and services of all NEWCO's Consultants.

8.5 NEWCO will, in a timely fashion and within such time periods as may be necessary to avoid delays, interference or additional cost to PEDB, provide to PEDB full information regarding NEWCO's requirements for the Project, including but not limited to NEWCO's design objectives, constraints and criteria, spatial and functional requirements and relationships, flexibility and expandability, special equipment and systems, budgetary limitations, performance and design criteria, time constraints and site requirements. If NEWCO specifies materials or equipment to be used for the Project, or approves the selection of such materials or equipment, then NEWCO shall be solely responsible for the applicability and suitability of the materials or equipment.

8.6 In connection with the design of processes and the Project, NEWCO shall provide to PEDB accurate data, information and conceptual design criteria as may be considered necessary by PEDB and PEDB shall be entitled to rely upon such data and information.

8.7 NEWCO, with the assistance of PEDB, will prepare an initial Construction Budget.

8.8 NEWCO will provide and pay for a legal description and a certified land survey of the site and adjoining properties as necessary for the design of the Project.

8.9 NEWCO will, in a timely fashion and within such time periods as may be specified or necessary to avoid delays, interference or additional cost to PEDB, given consideration to and examine all documents, information and other materials, including sketches, drawings, specifications, tenders, proposals and contracts, submitted by PEDB and provide PEDB with such decisions, directions and approvals as may be considered necessary by PEDB for PEDB to perform its Services. NEWCO shall be deemed to have approved any documents, information and other materials submitted by PEDB unless NEWCO rejects same in writing to PEDB within seven days of submission by PEDB.

8.10 Except as otherwise expressly specified in the Agreement, NEWCO will make all reasonable efforts to obtain all required consents, approvals, licenses and permits from all authorities having jurisdiction.

8.11 NEWCO will promptly and in a timely fashion fulfil its responsibilities to allow the orderly and economical performance and progress of the Services by PEDB and the construction of the Project by others.

8.12 NEWCO will arrange and make provision for the entry and ready access to the Site by PEDB and its Subconsultants as necessary to enable PEDB to perform its Services.

8.13 NEWCO will, as required by PEDB, arrange for the handling, transportation, storage and disposal of Hazardous Substances and other toxic substances encountered on or under the Site.

8.14 If NEWCO becomes aware of any default or defect in the Project or any non-conformance or non-compliance by any Contractor or Supplier with the requirements of any Contract, or by PEDB or any of its Subconsultants, NEWCO will immediately notify PEDB in writing.

8.15 NEWCO will furnish free of charge to PEDB electricity, water, heating oil or gas, telephone, fax, office facilities and toilet facilities on Site.

8.16 If the Services specifically and expressly include any start-up or commissioning responsibilities on the part of PEDB, then NEWCO will provide and pay for all materials and all operation and maintenance personnel required by PEDB to allow PEDB to start-up the Project on a timely basis and in accordance with the Project Schedule. NEWCO's personnel will work under the direction of PEDB during start-up and commissioning of the Project.

9.   CONTRACTORS

9.1 PEDB will, on behalf of NEWCO, request and receive proposals from Contractors and Suppliers and review same with NEWCO. Contracts with Contractors and Suppliers will only be awarded after the proposals are approved by NEWCO.

9.2 If NEWCO elects not to require any Contractor to provide a performance bond and a labour and material payment bond in an amount equal to or greater than one-half the value of the applicable Contract, then PEDB shall be relieved of any liability that PEDB may have to NEWCO in connection with such Contract to the extent that NEWCO's damages, costs and expenses would have been reduced if NEWCO had required the Contractor to provide bonds in a form generally acceptable in the industry and worded so as to include all warranties and guarantees of the Contractor.

10.  SCHEDULE, DELAYS AND SUSPENSION OF WORK

10.1 PEDB shall make every reasonable effort to complete the Services generally in accordance with the time periods set forth in the Schedule for Engineering included in the Agreement. Unless otherwise expressly warranted and guaranteed the Schedule for Engineering shall be considered and deemed approximate only.

10.2 If PEDB is delayed at any time in the progress of the Project or its Services by any Changes in the Services, by any Changes or Change Orders in the Contracts, by any act or neglect of NEWCO, or by any cause beyond the reasonable control of PEDB, including but not limited to any failure of any governmental authority to issue or any inability of NEWCO to obtain necessary consents, grants, permits, licenses, authorizations, approvals, variances or final zoning approvals, or environmental, construction and operating permits, then both the Schedule for Engineering and the Project Schedule will be extended by the amount of time PEDB is delayed by such event(s) and PEDB will be paid additional compensation for all time and costs associated with such delay in accordance with the charge out rates specified in the Agreement for personnel and disbursements or, if no such rates are specified, then in accordance with the rates normally charged by PEDB for such personnel and disbursements. Such compensation shall be in addition to any Fixed Fee otherwise specified in the Agreement.

10.3 NEWCO may, without cause, order PEDB to suspend, delay or interrupt the performance of its Services or the Project in whole or in part for such period of time as NEWCO may determine. Such suspension, delay or interruption will be deemed to be a delay beyond the control of PEDB, in which case:

     10.3.1 both the Schedule for Engineering and the Project Schedule will be adjusted by the amount of the delay and the impact of the delay on such schedules;

     10.3.2 NEWCO will pay PEDB the reasonable increase in cost to PEDB of performing the Agreement as a result of such suspension, delay or interruption by NEWCO;

     10.3.3 PEDB will make reasonable efforts to use the same personnel as previously used in providing the Services upon resumption of the performance of the Services and reserves the right to substitute other personnel if the original personnel are no longer available, whether due to other commitments of the personnel, other commitments of PEDB, changes of employment, illness, incapacity, death or otherwise; and

     10.3.4 if the period of suspension exceeds 90 days on a cumulative basis, unless PEDB otherwise agrees in writing, the Agreement will be deemed to be terminated effective as of the 90th day and PEDB shall then be compensated in the same manner as if the Agreement had been terminated pursuant to Section 19 to this Schedule effective as of that day.

10.4 If any part of the Services are provided on a "fast track" or expedited basis, pursuant to which there is insufficient time to properly review, co-ordinate and check all drawings, designs and specifications in detail before proceeding with tendering and construction activities, or pursuant to which engineering, design, drawings and specifications proceed coincidentally with tendering and construction activities, then PEDB shall not be responsible or liable for any errors or omissions in the performance of the Services and, as between PEDB and NEWCO, NEWCO shall be solely responsible for all additional costs, damages and delays incurred by PEDB, NEWCO, the Contractors and the Suppliers.

11.  FORCE MAJEURE

11.1 Neither party will be deemed to be in breach of the Agreement if its failure to perform or if its delay in performing any obligation is due wholly or in part to Force Majeure.

11.2 Except to the extent allowed elsewhere in the Agreement for specific acts or events of Force Majeure, each party will be solely responsible for its own costs and expenses suffered or incurred as a result of Force Majeure.

11.3 Each of NEWCO and PEDB will notify the other promptly of any failure to perform or any delay in performing due to Force Majeure and will, as soon as practicable, provide an estimate to the other party as to when the obligation will be performed. Unless NEWCO and PEDB otherwise agree, the time for performing the obligation shall be extended for a reasonable period of time, which will be not less than the length of the delay resulting from such a cause. Both NEWCO and PEDB will explore all reasonable avenues and alternatives available to avoid or mitigate such delays.

11.4 If the obligation of either party is delayed by a period of not less than three consecutive months due to Force Majeure, and if NEWCO and PEDB have not agreed upon a revised basis for performing the obligation, then either party may upon 30 days prior written notice terminate the Agreement, in which case PEDB will be paid in the same manner as if the Agreement was terminated pursuant to Section 19 of this Schedule as of the 30th day after the date written notice of termination was provided as aforesaid.

12.  WARRANTIES AND REPRESENTATIONS

12.1 PEDB represents and warrants that it is financially solvent, able to pay its debts as they mature, possessed of sufficient working capital to complete the Agreement and is experienced in and competent to perform the Services contemplated by the Agreement.

12.2 NEWCO represents and warrants that it is financially solvent, able to pay its debts as they mature, possessed of sufficient working capital and has sufficient construction financing available to complete the Agreement and the Project.

12.3 NEWCO represents and warrants that there are no Hazardous Substances under, in or on the Site except as specifically disclosed on a schedule attached to the Agreement. Unless the Agreement otherwise expressly provides to the contrary, NEWCO shall be solely responsible for the storage, removal, remediation or other treatment of all Hazardous Substances in accordance with the requirements of all authorities having jurisdiction, whether or not such Hazardous Substances are disclosed on a schedule to the Agreement or otherwise. Further, if Hazardous Substances are discovered that are not disclosed on an attached schedule, NEWCO will be solely responsible at its cost for taking all necessary steps to render the Hazardous Substances harmless and removing them from Site. The Project Schedule and schedule for the performance of the Services will be extended and, in addition to any compensation otherwise due to PEDB, all additional time and costs incurred by PEDB as a result of the presence of Hazardous Substances shall be paid to PEDB, based on the charge out rates for personnel and disbursements specified in the Agreement or, if none are specified, then based on PEDB's normal charge out rates for personnel and disbursements in the same manner as pursuant to a duly authorized Change Order.

12.4 Each party represents and warrants that it has full power and authority to enter into and perform the Agreement, that all necessary proceedings have been taken to authorize it to enter into the Agreement, that the Agreement has been signed by a duly authorized representative of such party, and that upon signing such party shall thereby be validly bound. Each party acknowledges that it has read the Agreement, understands it and agrees to be bound by it.

13.  TAXES AND DUTIES

13.1 Subject to express and specific provisions to the contrary in the executed Agreement, NEWCO shall pay all Taxes required or imposed by law or by any authority having jurisdiction and which may be applicable to the fees, reimbursable costs or other amounts or compensation paid to PEDB under the Agreement. NEWCO will make all returns or reports, or both, required in connection with all such Taxes.

13.2 NEWCO will, as between NEWCO and PEDB, be solely responsible for paying or ensuring the payment of all Taxes required to be paid in connection with the Contracts of the Contractors, Subcontractors and Suppliers and the provision of any equipment, materials, products and systems directly by NEWCO for the Project.

14.  REIMBURSABLE COSTS

14.1 Subject to a clear and express provision to the contrary elsewhere in the Agreement, in addition to the fee to be paid to PEDB, NEWCO shall pay those Reimbursable Costs and flat rate charges of PEDB that are expressly set out in the Agreement or any schedules to the Agreement as Reimbursable Costs or flat rate charges or, if none are set out, then those which are normally charged by other consultants for similar services in the same jurisdiction as PEDB. PEDB's normal mark-up, not less than fifteen (15%) percent, shall apply to all such disbursements to cover PEDB's administration, overhead and profit.

15.  PROGRESS PAYMENTS AND WITHHOLDING OF PAYMENTS

15.1 PEDB will submit its invoice for payment to NEWCO in accordance with the payment provisions contained in the Agreement and any schedules to the Agreement, which invoice will describe the services rendered and the reimbursable costs incurred during the applicable invoice period. If no payment provisions are set out elsewhere in the Agreement, invoices will be submitted on or before the 10th day of each month. NEWCO will make payment to PEDB within fourteen (14) days after receipt of PEDB's invoice.

15.2 NEWCO shall promptly and no later than 10 days after receipt of an invoice from PEDB notify PEDB of any dispute over such invoice. However, failure to notify PEDB in accordance with the foregoing and the making of payment for such invoice shall not constitute a waiver or an estoppel of any right NEWCO may have to dispute such invoice if such invoice contains a mistake readily apparent on its face.

15.3 Thirty (30) days after the earlier of Substantial Performance of the Agreement and Substantial Performance of the Project as a whole, PEDB will submit an invoice for final payment ("Final Payment"), which will be in an amount equal to the sum of the unpaid balance of PEDB's fee or Fixed Fee, as applicable, plus any amounts previously withheld and the amount of any unpaid time and reimbursable costs and expenses. NEWCO shall pay PEDB the Final Payment within 15 days of the date of receipt of such invoice.

15.4 NEWCO may withhold from payments otherwise due to PEDB only such amounts as are reasonable and which are expressly agreed to between NEWCO and PEDB to be withheld for work or services still to be performed by PEDB, or which may be required to secure NEWCO against any liens which reasonable evidence discloses may be filed by Subconsultants of PEDB against NEWCO.

15.5 If NEWCO fails to pay PEDB any payment when due, or if PEDB has reasonable grounds for suspecting NEWCO may be unable to make further payments to PEDB and, if upon request from PEDB NEWCO fails to provide evidence satisfactory to PEDB, of its financial ability to make further payments to PEDB under the Agreement, PEDB may, at its option, elect to suspend or terminate the Agreement, in which case all payments due to PEDB and all compensation and termination expenses of PEDB will immediately become due, which compensation and termination expenses shall include, but are not limited to, the payments specified in section 19 to this Schedule.

15.6 If NEWCO fails to make payments to PEDB as they become due under the terms of the Agreement or pursuant to an award by arbitration or court, interest of 18% compounded annually on such unpaid amounts shall also become due and payable until payments are brought up to date. Such interest will be calculated and added to any unpaid monthly invoices. If the preceding provision contradicts or is unenforceable due to any rule or statutory provision regarding interest on overdue accounts, the preceding provision shall be deemed to be amended to provide for and specify a rate of interest equivalent to the foregoing but expressed in language and on terms that conforms to such rule or legislation.

16.  DAMAGES

16.1 In consideration of the premises and of the provision of the Services by PEDB to NEWCO under the Agreement, NEWCO agrees that any and all claims which it has or may have against PEDB, in any way arising out of or related to PEDB's performance or non-performance of the Agreement (hereinafter referred to in this Section 16 as "claims" or "claim"), whether such claims sound in contract, tort or otherwise, shall be absolutely limited to direct damages only and shall in no circumstance exceed the lesser of:

     16.1.1 ten (10%) of the total amount paid to PEDB by NEWCO for the Services rendered under the Agreement;

     16.1.2 the amount of insurance actually available to PEDB to indemnify PEDB for such damages; or

     16.1.3 fifty thousand ($50,000.00) dollars.

     In no event shall PEDB be liable to NEWCO for any Consequential Damages.

16.2 PEDB will not be liable for damages, interest, costs or any other expenses arising out of the failure of any manufactured product or equipment, or any manufactured or factory assembled system of components, to perform in accordance with the manufacturer's specifications, advertising, product literature or written documentation on which PEDB relied in the performance of the Services, including but not limited to the preparation of the design, construction or supplementary documents, Contracts or other documents.

16.3 PEDB will not be liable for any claim, action or suit arising out of or in connection with the inappropriate use of the Project by NEWCO or its agents, employees or Consultants.

16.4 Unless PEDB had actual and express knowledge of deficiencies in the Project caused by the breaches of contract or negligent acts or omissions of the Contractor or Suppliers at the time of such breaches of contract or negligent acts or omissions and then failed to require the Contractor or Supplier to remedy same, PEDB will not be responsible to NEWCO for any deficiencies in the Work or for the acts or omissions of the Contractors, Suppliers or any other persons not employed by or through PEDB, or for the failure of any of them to carry out the Work in accordance with their respective Contracts.

16.5 PEDB will not have control, charge or supervision of, nor responsibility for, construction means, methods, techniques, sequences, or procedures, all of which shall be the sole responsibility of the Contractors.

16.6 NEWCO acknowledges, understands and agrees that some design changes and changes in the Contracts of the Contractors and Suppliers inevitably occur due to inadvertent errors or omissions caused by schedule constraints, changes in requirements by NEWCO and authorities having jurisdiction, and other causes beyond the control of PEDB. NEWCO acknowledges and agrees that PEDB shall not be liable for any Changes in the Contracts or for any additional compensation required to be paid to the Contractors or Suppliers except to the extent that such Changes or additional compensation are caused solely by the correction of design errors and provided further that the cost of such corrections exceeds the original fixed, lump sum price for such Contracts by more than fifteen (15%) percent.

16.7 PEDB's liability for all claims of NEWCO shall absolutely cease to exist after a period of 12 months from the earlier of the date of:

     16.7.1 substantial completion of the Agreement;

     16.7.2 Substantial Performance of the Project;

     16.7.3 suspension or abandonment of the Project;

     16.7.4 termination of PEDB's Services or the Agreement; or

     16.7.5 commencement of the limitation period for claims prescribed by any statute of the province, territory or state of the Place of the Work.

17.  INDEMNIFICATION

17.1 Subject to any limitations of liability in the Agreement, PEDB will at its own cost and expense, including attorney fees, defend, indemnify and hold harmless NEWCO and its agents and employees from and against the following:

     17.1.1 all claims or liens of Subconsultants of PEDB arising out of PEDB's failure to pay its Subconsultants in accordance with its agreements with those Subconsultants, provided such failure is not caused by a failure of NEWCO to make payment to PEDB;

     17.1.2 all fines, penalties, assessments or other exactions imposed by any governmental authority by reason of PEDB's failure to comply with the Agreement; and

     17.1.3 all claims, damages, losses and expenses, including attorney fees, arising out of or resulting from the performance of the Agreement, provided that any such claim, damage, loss or expense:

          (a) is attributable to bodily injury, sickness, disease or death, or to injury or destruction of tangible property (other than some part of the Project itself); and

          (b) is caused solely by, or to the extent it is caused by, any negligent act or omission of PEDB or any of its officers, agents, employees, representatives, Subconsultants, or anyone directly or indirectly employed by any of them.

17.2 NEWCO will at its own cost and expense, such cost and expense to include attorney fees, defend, indemnify and hold harmless PEDB, its agents and employees, from and against the following:

     17.2.1 all claims or liens of NEWCO's Consultants and Contractors;

     17.2.2 all fines, penalties, assessments or other exactions imposed by any governmental authority by reason of NEWCO's failure to comply with the Agreement;

     17.2.3 all claims, damages, losses and expenses, including attorney fees, arising out of or resulting from the performance of the Agreement or the construction of the Project, provided that any such claim, damage, loss or expense;

          (a) is attributable to bodily injury, sickness, disease or death, or to injury or destruction of tangible property (other than some part of the Project itself); and

          (b) is caused solely by, or to the extent it is caused by, any negligent act or omission of NEWCO or any of its officers, agents, employees, representatives, Consultants, Contractors, Suppliers or anyone directly or indirectly employed by any of them;

     17.2.4 all claims, damages, losses and expenses incurred as a result of a defect in title or ownership of the lands on which the Project is or is to be located; and

     17.2.5 all claims, damages, losses, expenses, fines, penalties and assessments, including but not limited to fines, penalties, assessments and other exactions imposed by any governmental authority and actual legal fees and disbursements, arising out of, relating to, resulting from or in any way connected with the actual, potential or alleged presence, release, escape or discharge of any Hazardous Substances on, in or under the Site howsoever caused and whether occurring prior to or after the date of the Agreement. Without limiting the generality of the foregoing, such indemnity extends to claims which arise or are alleged to arise out of the actual or threatened dispersal, discharge, escape, release or saturation (whether sudden or gradual) of any Hazardous Substances in or into the atmosphere, or on, upon, in or into any one or more of the surface or subsurface soils, water, watercourses, persons, objects, structures or any other tangible matter.

18.  INSURANCE

18.1 Unless otherwise agreed in writing, PEDB shall be responsible for obtaining and paying for comprehensive general liability insurance in an amount of not less than $5,000,000 each occurrence for combined bodily injury and property damage plus property insurance covering the value of property owned or leased by PEDB. PEDB will also ensure all vehicles used in the performance of the Services are insured and that vehicles owned by PEDB have limits of liability for bodily injury and property damage of not less than $5,000,000.

18.2 The insurance coverages mentioned in section 18.1 will be obtained from insurance companies licensed to do business in the country where the plant is located or in such other country as PEDB deems appropriate.

18.3 If PEDB fails to provide or maintain the insurance coverage required to be provided or maintained by PEDB by the Agreement, then NEWCO may obtain such insurance and deduct the cost of such insurance from any payments otherwise due to PEDB under the Agreement.

18.4 Copies of all policies, applicable endorsements and certificates of insurance will be available for inspection by NEWCO and, upon request, will be provided to NEWCO.

18.5 NEWCO will purchase Wrap-Up Comprehensive General Liability insurance, Builders' All-Risk insurance and all other insurance for the Project. NEWCO shall cause PEDB, its Subconsultants, directors, officers, employees and agents, to be added as named insureds to such policies, and shall include cross-liability and waiver of subrogation clauses as necessary to afford each of the named insureds with the maximum protection and least exposure possible. Further, to the extent that such insurance duplicates any insurance required to be provided by PEDB under the Agreement, the insurance required to be provided by PEDB shall be deemed to be excess insurance and PEDB, in its discretion, may cancel its policies or parts of policies so as to avoid such duplicate or excess coverage.

19.  TERMINATION

19.1 If PEDB is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it disregards laws, ordinance, rules, regulations or orders of any authority having jurisdiction in a material way, or subject to the Agreement is otherwise in breach of a material provision of the Agreement, then NEWCO may, without prejudice to any right or remedy and after giving PEDB 90 days written notice, during which period PEDB fails to cure the violation, terminate the Agreement. If it is not possible to cure the violation within the 90 days, PEDB will be deemed to have cured the violation if it commences to cure the violation within those 90 days and provides NEWCO with a schedule indicating the violation will be cured within a reasonable time. Termination by NEWCO in accordance with the foregoing will not affect any rights or remedies NEWCO would otherwise have under the Agreement or which may otherwise be available to NEWCO at law or in equity, including the right to recover damages, nor will any such action relieve PEDB from any consequences or liabilities arising from its acts or omissions.

19.2 NEWCO may, with or without cause, terminate the Agreement upon 180 days' prior written notice to PEDB.

     19.2.1 In the event of termination of the Agreement with or without cause, PEDB will be paid:

          (a) an amount equal to PEDB's fee earned for all services and work performed to the date of termination, as well as to such later date as may reasonably be required by the authorities having jurisdiction and by professional responsibilities of PEDB to perform an orderly termination and winding up of the Agreement and the Project, plus all reimbursable costs reasonably incurred; and

          (b) PEDB's reasonable demobilization costs and expenses, plus any costs and expenses incurred by PEDB in the cancellation of any contracts it has with its Subconsultants.

     19.2.2 In the event of termination of the Agreement without cause PEDB will be paid:

          (a) an amount equivalent to 15% of PEDB's anticipated average return per year for a period of two years from the date of Termination by NEWCO, such anticipated average return to be determined by agreement between the parties.

     19.2.3 After receipt of the payments referred to in Sections 19.2.1 and 19.2.2, PEDB will execute and deliver all such papers and take all such steps including, if requested, the legal assignment of its contractual rights, as NEWCO may reasonably require for the purpose of fully vesting in NEWCO the rights and benefits of PEDB under such obligations or commitments.

19.3 If NEWCO is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it disregards laws, ordinance, rules, regulations or orders of any authority having jurisdiction, or fails to make payment to PEDB when due, or is considered by PEDB to be otherwise in breach of a material provision of the Agreement, then PEDB may, without prejudice to any right or remedy and after giving NEWCO 90 days written notice, during which period NEWCO fails to cure the violation, terminate the Agreement. If it is not possible to cure the violation within the 90 days, NEWCO will be deemed to have cured the violation if it commences to cure the violation within those 90 days and provides PEDB with a schedule acceptable to PEDB indicating the violation will be cured within a reasonable time. Termination by PEDB will not affect any of the rights or remedies of PEDB under the Agreement or which may otherwise be available to PEDB at law or in equity, including the right to recover damages, nor will any such action relieve NEWCO from any consequences or liabilities arising from its acts or omissions.

19.4 In addition to any other right of suspension or termination contained elsewhere in these General Conditions or the Agreement, PEDB in its sole discretion may suspend or terminate the Agreement in accordance with the following:

     19.4.1 If NEWCO fails to pay any invoice or account when due, PEDB may suspend all Services upon 5 days written notice to NEWCO. If NEWCO fails to make the payment within 7 days after receipt of notice, PEDB, at is sole option, may elect to immediately terminate the Agreement or suspend the performance of the Services for such period of time as PEDB in its discretion may decide;

     19.4.2 If NEWCO requests PEDB to provide any part of the Services contrary to the professional judgment of PEDB or in a manner contrary to the professional judgment of PEDB or the requirements of any authority having jurisdiction, PEDB may terminate the Agreement immediately upon written notice to NEWCO; and

     19.4.3 If PEDB encounters a conflict in interest in the performance of the Services, which cannot be resolved to the satisfaction of PEDB, PEDB may suspend the Services until such conflict is resolved or may terminate the Agreement after giving reasonable notice to NEWCO, not to exceed 30 days.

20.  DISPUTE RESOLUTION

20.1 If the parties are unable to resolve, by unanimous agreement, any matter arising out of or relating to the terms of the Agreement, or their interpretation, existence, validity, termination or breach, either party may submit the matter to the president of NEWCO and to the president of PEDB for a final determination by them.

20.2 Provided that no other party is or may become involved in a dispute with either or both NEWCO and PEDB related to the subject matter of the dispute, if the respective presidents of NEWCO and PEDB fail to settle the dispute referred to them within thirty (30) days following its submittal to them, all such disputes arising out of or in connection with the Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom may, subject to the written agreement of the respective presidents of TTTI or PEDB, be referred to and finally resolved by arbitration under the rules of the Arbitration and Mediation Institute of Canada Inc. or its successor, or if it is no longer in existence then a suitable arbitration centre located in Ontario, Canada (collectively and individually the "Arbitration Centre"). The appointing authority will be the Arbitration Centre and the case will be administered by the Arbitration Centre in accordance with its procedures for cases under its rules. The Place of Arbitration will be Toronto, Ontario, Canada.

20.3 The award rendered by the arbitrator(s) will be final and binding and judgement may be entered upon it in accordance with applicable law in any court having jurisdiction.

20.4 If either party becomes involved in litigation with another party which involves the same disputes or the same factual or legal issues as the dispute(s) between NEWCO and PEDB, either NEWCO or PEDB may apply to the arbitrator or a court of competent jurisdiction for a stay of any arbitration proceedings then in process, and the arbitrator or court may, if it considers it to be just and convenient to do so, order a stay of the arbitration pending the outcome of the litigation.

21.  INTELLECTUAL PROPERTY

21.1 The following terms used in this Schedule will have the definitions respectively assigned to them in this Schedule, unless the subject matter or context otherwise requires:

     21.1.1 "NEWCO's Technology" means technology, patent information, trade secrets, confidential information and know-how of NEWCO which is not otherwise in the public domain or which is not otherwise known by or available to PEDB from sources independent of NEWCO and includes, but is not limited to, the Thermo Master (TM) Technology licensed by TTTI to NEWCO;

     21.1.2 "Improvements" means any improvement to the Technology or NEWCO's Technology, as applicable, including without limitation any improvement or further invention whether patentable or not relating to the Technology or NEWCO's Technology, as applicable;

     21.1.3 "Patents" means all patents and patent applications owned by, registered in the name of or licensed to PEDB, NEWCO or Thermo Tech which have been filed or issued and which describe and cover various aspects of the Technology; and

     21.1.4 "Technology" means all technology, trade secrets, confidential information and know-how of PEDB related to the design, manufacture, supply, installation, commissioning, operation and maintenance of designed plants, including without limitation: invention disclosures; patent information; confidential information; technology; trade secrets; test procedures and results; business, marketing, cost and product information; processes and process descriptions; plant designs; operating manuals; engineering data, drawings and specifications; operating procedures and parameters; raw material specifications; product specification; quality controls; detailed process flow sheets and data; samples; drawings; data; techniques; studies; knowledge of systems; ideas; models; electronically stored information and all other technical and operational information and any copyrights related thereto.

21.2 Save and except NEWCO's Technology, all right, title and interest in and to the Technology will remain the exclusive property of PEDB and any Technology disclosed to NEWCO will be held in trust and confidence by NEWCO on behalf of PEDB. NEWCO will have a permanent non-exclusive royalty-free license to use any concept, product or process which is patentable, capable of trademark or otherwise, produced by or resulting from the services rendered by PEDB in connection with the Project, for the life of the Project, and for no other purpose or project. NEWCO and PEDB agree that payment of PEDB's fees and reimbursable expenses by NEWCO pursuant to the Agreement is a condition precedent to the aforesaid license.

21.3 The parties agree that all Improvements to the Technology, not including any Improvements to the NEWCO Technology, will be owned by PEDB. NEWCO will inform PEDB of any Improvements in the Technology, made or obtained by NEWCO that NEWCO reasonably considers to be important for improved performance, serviceability or reliability of the Technology. Notice of all such Improvements shall be provided within 90 days of the introduction of such Improvements to NEWCO and shall be accompanied by an offer to supply the Improvement to PEDB free of charge.

21.4 Improvements to NEWCO's Technology will be owned by NEWCO unless the Improvements were discovered or made solely by PEDB, in which case the Improvements will be owned by PEDB and NEWCO will have a non-exclusive royalty-free license to use the Improvement for the Project. PEDB will have a permanent non-exclusive royalty-free license to use any Improvements to NEWCO's Technology, including any concept, product or process which is part of the Improvements to NEWCO's Technology, provided that such Improvements are developed or contributed to by PEDB during the performance of its Services.

21.5 The Technology and all Drawings, Specifications, drawings, plans, models, designs, specifications and other documents prepared by or through PEDB, are instruments of service for the execution of the Project and as such are the exclusive property of PEDB, whether the Project be executed or not, and PEDB reserves the copyright therein and in the Project executed therefrom, and they are not to be used on any other work or project without the prior written agreement of and remuneration to PEDB. NEWCO is entitled to a copy of such documents and specifications as may reasonably be required for record, operation and maintenance purposes, but only in connection with the Project.

21.6 PEDB will indemnify and save NEWCO harmless from and defend NEWCO against any and all loss, cost and damage which NEWCO may hereafter suffer or pay out by reason of any claims or suits against NEWCO arising out of claims of infringement of any domestic or foreign patent rights or copyrights, or use of confidential information by PEDB in performing its obligations hereunder. PEDB and NEWCO each will advise the other promptly in writing of any notice of such claim or the commencement of any suit or action based upon such claim. Upon receipt of such notice, PEDB will undertake the defence of any such suit, action, or claim, and NEWCO will co-operate with PEDB in such defence. PEDB will have charge and direction of the defence of such suit, action or claim, and NEWCO will have the right to be represented therein by advisory counsel of its own selection and at its own expense. Neither PEDB nor NEWCO will settle or compromise any suit, action or claim without the consent of the other party having been first obtained if the settlement or compromise obliges such other party to make any payment or part with any property, to assume any obligation or grant any license or other right, or to be subject to any injunction by reason of such settlement or compromise.

21.7 NEWCO will indemnify and save PEDB harmless from and defend PEDB against any and all loss, cost and damage which PEDB may hereafter suffer or pay out by reason of any claims or suits against PEDB arising out of claims of infringement of any domestic or foreign patent rights or copyrights related to the use of any materials, equipment, products or systems specified, requested or required by NEWCO to be used in the Project or specified by PEDB for use in the Project. PEDB and NEWCO each will advise the other promptly in writing of any notice of such claim or the commencement of any suit or action based upon such claim. Upon receipt of such notice, NEWCO will undertake the defence of any such suit, action, or claim, and PEDB will co-operate with NEWCO in such defence. NEWCO will have charge and direction of the defence of such suit, action or claim, and PEDB will have the right to be represented therein by advisory counsel of its own selection and at its own expense. Neither PEDB nor NEWCO will settle or compromise any suit, action or claim without the consent of the other party having been first obtained if the settlement or compromise obliges such other party to make any payment or part with any property, to assume any obligation or grant any license or other right, or to be subject to any injunction by reason of such settlement or compromise.

CONFIDENTIALITY

21.8 NEWCO will not use, manipulate or exploit any Technology, except in strict accordance with the Project and the terms of the Agreement, nor disclose any Technology to any person who does not strictly require the Technology for the purpose of the Project, and then only to such employees, officers, directors, or representatives of NEWCO as may be reasonably necessary for the construction, operation and maintenance of the Project, provided that NEWCO has first obtained agreements with such employees, officers, directors and representatives to maintain the confidentiality of the Technology.

21.9 NEWCO covenants and agrees:

     21.9.1 To use its best efforts to protect PEDB's commercial interest in the Technology and to keep all Technology disclosed to it confidential, using a standard of care no less than the degree of care that a careful and prudent person would be expected to employ for its own similar business and confidential information;

     21.9.2 to be liable to PEDB for compliance with the terms and conditions of this General Condition by those employees, consultants, agents, officers, directors or other representatives of NEWCO to whom any Technology is disclosed; and

     21.9.3 to require all Consultants of NEWCO and all employees, officers, directors and agents of NEWCO and its Consultants to agree not to compete with PEDB in the provision of any of the Services by PEDB to others, or to assist any other party in competing with PEDB by using and/or revealing some or all of the Technology, provided, however, that the foregoing is not intended to limit NEWCO's or Consultants' right to seek employment or otherwise engage in activities in the fields of the design, manufacture, supply, construction or commissioning of oriented strand board plants if such employment or activities do not involve use of the Technology of PEDB in any way, manner or form whatsoever.

21.10Due to the commercially  valuable and proprietary  nature of the Technology to PEDB and the commercial and trade relationship of the Technology to the nature of PEDB's business operations and potential commercial opportunities, and due to the limited and restricted market for the Technology, the obligations of confidentiality assumed by NEWCO hereunder will apply throughout both North America and all countries in which any part of the Services are performed, for a period of five (5) years from the date the Agreement has been completed and will survive any termination hereof for any reason whatsoever. NEWCO acknowledges and agrees that the foregoing limitations on NEWCO's confidentiality obligations are entirely reasonable and necessary in order to protect the legitimate commercial, trade, business and technical interests of PEDB.

21.11If, prior to disclosure of any part of NEWCO's Technology to PEDB, NEWCO instructs PEDB in writing to keep and maintain that part of NEWCO's Technology in confidence, then PEDB shall not disclose that part of NEWCO's Technology to any person who does not strictly require it for the Project, and then only to such employees, Subconsultants, officers, directors, or representatives of PEDB as may be reasonably necessary for the provision by PEDB of the Services.

21.12PEDB will not, without the prior agreement of NEWCO, divulge information concerning NEWCO and this Project to anyone except as may be required by the terms of the Agreement for the proper performance by PEDB of its Services or by compulsion of law. PEDB will obtain a similar agreement from its Subconsultants. This requirement will survive the termination of the Agreement.

21.13The confidentiality obligations of the parties under the Agreement will not apply to that part of the Technology or to NEWCO's Technology:

     21.13.1 which, at the time of disclosure, is within the public domain, or which, after disclosure by one of the parties to the other, becomes readily and lawfully available to the industry or the public, other than by a breach of the Agreement;

     21.13.2 which was independently developed by the party, other than by a breach of the Agreement; and

     21.13.3 which the party is by law compelled to disclose,  provided that the
          party  has  forthwith   notified  the  other  of  any  such  compelled
          disclosure.

22.  HAZARDOUS SUBSTANCES

22.1 At no time shall title to any Hazardous Substances pass or be transferred to PEDB and the Agreement shall not be interpreted in any manner that makes PEDB a "generator", "transporter", or "treatment, storage or disposal facility" under any provincial, federal or state law or provision of any authority having jurisdiction.

22.2 In no event shall PEDB be liable for the actual, potential or alleged presence, release, escape or discharge of any Hazardous Substances on, in or under the Site howsoever caused and whether occurring prior to or after the date of the Agreement, including but not limited to any actual or threatened dispersal, discharge, escape, release or saturation (whether sudden or gradual) of any Hazardous Substances in or into the atmosphere, or on, upon, in or into any one or more of the surface or subsurface soils, water, watercourses, persons, objects, structures or any other tangible matter, or any damages resulting therefrom, and no provision of the Agreement shall impose any such liability on PEDB unless such provision specifically makes express refers to this clause by its General Condition and clause number and further expressly states that this provision does not apply.

22.3 If the Services include the provision or use on Site of any nuclear materials or substances, or any measuring, testing or other equipment containing any nuclear materials or substances (all of the foregoing referred to herein as "Nuclear Materials"):

     22.3.1 PEDB shall not be responsible for any delays to either the Schedule for Engineering or the Project Schedule related to delays in obtaining permits and approvals for the transportation, delivery or use of any Nuclear Materials;

     22.3.2 NEWCO shall be responsible for obtaining all permits for the transportation, delivery and use of any Nuclear Materials from all authorities having jurisdiction;

     22.3.3 NEWCO represents, acknowledges and agrees that it is aware of all potential difficulties and problems associated with the transportation, storage and use of the Nuclear Materials and that NEWCO shall provide adequate and safe storage for such Nuclear Materials on Site and shall provide sufficient training of its personnel in the proper and safe storage, transportation and use of such Nuclear Materials; and

     22.3.4 NEWCO will be responsible for all additional costs and expenses associated with the provision, transportation, storage, training and use of the Nuclear Materials.

23.  SAFETY AND WORKERS COMPENSATION

23.1 In addition to complying with the safety rules and regulations of all authorities having jurisdiction, PEDB will comply with internal safety rules and regulations of NEWCO governing the conduct or welfare of all persons on the Site and provided to PEDB by NEWCO prior to the execution of the Agreement.

23.2 PEDB and NEWCO will comply with the workers' compensation legislation in the jurisdiction in which the Site is located. Upon request from either party, the other party will provide evidence of any required registration by that party in accordance with such legislation and, in addition, evidence of compliance by that party with any requirements to make payments and assessments pursuant to such legislation.

23.3 NEWCO will comply with the requirements of the law of the jurisdiction in which the Plant is to be located with regard to the system for the labelling and warning of Hazardous Substances used in the workplace for all Hazardous Substances brought onto, or existing at, the workplace, other than those brought onto the workplace by PEDB. NEWCO shall provide proper and sufficient training of all personnel of PEDB with regard to handling, storage and use of Hazardous Substances existing on Site or brought onto the workplace by anyone other than PEDB and, unless the costs of such training are expressly specified to be included in the Fixed Fee or any other lump sum compensation under the Agreement, such costs shall constitute an additional service for which PEDB shall be entitled to be paid additional compensation based on the charge out rates specified in the Agreement for personnel and disbursements or, if no such rates are specified, then based on the rates normally charged by PEDB for such personnel and disbursements.

23.4 PEDB will comply with the requirements of the applicable authorities having jurisdiction with regard to any Hazardous Substances brought onto the workplace by PEDB.

24.  COMPLIANCE WITH APPLICABLE LAWS

24.1 If either party determines or discovers that any of the provisions of the Agreement or the Contracts are at variance in any respect with any applicable law or requirement of any authority having jurisdiction, it will promptly notify the other in writing.

25.  WAIVER

25.1 No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

26.  INDEPENDENT CONTRACTOR

26.1 PEDB and NEWCO are independent contractors, maintaining independent control over their respective employees and operations. Neither party, nor anyone employed directly or indirectly by either of them, shall be deemed to be a servant, employee or agent of the other party.

27.  LAW AND LANGUAGE OF THE CONTRACT

27.1 The Agreement and the obligations of the parties under the Agreement shall be interpreted, construed and enforced in accordance with the laws of the Province of Ontario, Canada and the parties irrevocably attorn to the jurisdiction of the courts of Ontario, Canada.

27.2 The Agreement is drawn in English at the request of all parties.

28.  SUCCESSION

28.1 The Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

29.  ASSIGNMENT

29.1 Neither party may assign this Agreement without the prior consent in writing of the other.

30.  SEVERABILITY

30.1 If one or more provisions of the Agreement are for any reason held to be illegal, invalid or unenforceable, then such invalidity, illegality or unenforceability shall not affect any other provision thereof, and the Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision or provisions had never been contained therein.

31.  ENTIRE CONTRACT

31.1 The Agreement constitutes the entire agreement and understanding between the parties and cancels and supersedes all prior proposals, agreements, understandings, representations, conditions, warranties, negotiations, discussions and communications, whether oral or written, statutory or otherwise, and whether express or implied, between the parties with respect to the subject matter of the Agreement, save and except to the extent as expressly incorporated in writing into the Agreement. The Agreement may only be amended by instrument signed by all parties to the Agreement.

31.2 Headings and captions used in the Agreement are inserted for convenience of reference only and in no way define, limit or describe the scope or the intent of the Agreement or any part thereof.

                                   SCHEDULE 4
                               SPECIAL CONDITIONS
                               ------------------

                                   SCHEDULE 5
                                PROJECT SCHEDULE
                                ----------------

                                   SCHEDULE 6
                                    DRAWINGS
                                    --------

                                   SCHEDULE B



                      COMMISSIONING AND TRAINING AGREEMENT
                      ------------------------------------

THIS  AGREEMENT  made  as  of  the  _______  day  of  ____________,  2000.

BETWEEN:

          PLANET EARTH MANAGEMENT INC., a company duly incorporated pursuant to the laws of the Yukon and having its principal place of business located at 54 Mill Street West, Milverton, Ontario N0K 1M0

          (hereinafter referred to as "PEM")

                                                            OF  THE  FIRST  PART

AND:

          NEWCO BIO CONVERSION INC., a corporation incorporated pursuant to the laws of:

          ________________________________________________,

          and having its registered office at:

          ________________________________________________

          (hereinafter referred to as "NEWCO")

                                                           OF  THE  SECOND  PART

WHEREAS:

A. NEWCO is the licensee of a certain technological process (and certain patents, know-how, trade secrets and trade names) relating to the digestion of biodegradable waste, which technological process is called "Thermophilic Aerobic Digestion Process for Producing Animal Nutrients and other Digested Products", and which technological process is described in patent number US 5810903 and CDN patent application, number 2184044, (such technological process together with the related trade secrets, know-how and trade names being hereinafter collectively referred to as the "Process");

B. NEWCO is licensed to utilize the Process and all digesters and supporting equipment (collectively called the "Equipment"), which digests biodegradable waste, and produces an end product which may be commercially utilized;

C. PEM has represented to NEWCO that it or its key employees possess the ability to provide Services (as hereinafter defined) for Plants (as hereinafter defined);

D. NEWCO wants PEM to provide the Services on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises as set out below, the parties hereto agree as follows:

1.     INTERPRETATION

1.1     Definitions.  In  this  Commissioning  and Training Agreement and in any
        ------------
schedules or amendments hereto, the following terms shall have the following meanings:

          (a) "Affiliate" when used in reference to a party to this agreement means a corporation that is the subsidiary of a party or is a fellow subsidiary of a party or is owned by the same person who owns the party;

          (b) "Effective Date of this Agreement" means the date first appearing on page one hereof;

          (c)  "Equipment" has the same meaning as in Recital B herein;

          (d) "Notice" has the same meaning as in Section 3.1 to this Commissioning and Training Agreement;

          (e) "Plant" means a digestion plant consisting of one or more pieces of the Equipment and located in __________________;

          (f) "Process" means the technological process described in Recital A to this Commissioning and Training Agreement together with the certain patents, trade secrets, know-how and trade names referred to therein; and

          (g)  "Services"  means  the  provision  of  commissioning,   start-up,
               operator, management and administrative training for the Plant.

2.     RIGHT  TO  SUPERVISE

2.1     Right  to Supervise.  NEWCO shall have the right, at its own expense, to
        -------------------
supervise or inspect and review the provision of Services by PEM pursuant to the terms of this Commissioning and Training Agreement.

3.     PLANT  COMMISSIONING  AND  START-UP

3.1     Notice to PEM.  NEWCO shall utilize the services of PEM to provide Plant
        -------------
commissioning and training and shall provide PEM with notice in writing in accordance with Article 11.6 herein that the Plant is ready for commissioning and training (the "Notice").

3.2     Covenants  of  PEM.  PEM  hereby  covenants  and  agrees  with  NEWCO as
        ------------------
follows:

          (a) PEM shall supply the required personnel to start to commission and start-up the Plant within five (5) business days of receipt of the Notice;

          (b) PEM will promptly and efficiently perform all procedures required to establish the plant is ready for start-up;

          (c) PEM will promptly provide NEWCO with notice in writing of any and all identified defects or deficiencies in regard to the Plant;

          (d)  PEM  will  cooperate  fully  with  NEWCO  or  NEWCO's  agents  in
               completing   remedial  work  related  to  identified  defects  or
               deficiencies in regard to the Plant;

          (e) PEM will promptly and efficiently perform all procedures to initiate start-up of the Plant; and

          (f) PEM will supply procedural checklists and other information required under this Commissioning and Training Agreement to NEWCO on a timely basis.

4.     OPERATOR  TRAINING

4.1     Personnel  Selection.  PEM  will  advise  NEWCO,  within 3 months of the
        --------------------
commissioning of the Plant, of all personnel required to operate the Plant and to assist in the interviewing, selecting and negotiating contracts with all personnel required to be hired by NEWCO to operate the Plant.

4.2     Personnel  Training.  PEM  will  fully  train  the personnel selected to
        -------------------
operate the Plant in the detailed operation and maintenance of every system contained in the Plant.

4.3     Overseeing  of Plant Personnel.  PEM's personnel shall supervise NEWCO's
        ------------------------------
personnel for a period of up to three (3) months after the commencement of operations in the Plant.

4.4     Additional  Supervision.  PEM  will  provide  additional  supervisory
        -----------------------
services  in  regard  to  operational  personnel.

5.     ADMINISTRATIVE  PROCEDURES  AND  TRAINING

5.1     Personnel Selection.  PEM will advise NEWCO of all personnel required to
        -------------------
administer the Plant and its related facilities, and will assist NEWCO in the interviewing selecting and negotiating contracts with all personnel required to be hired by NEWCO to administer the Plant.

5.2     Personnel  Training.  PEM  will  fully  train  the personnel selected to
        -------------------
administer the Plant in regard to all operational maintenance and safety procedures such that after such training the personnel of NEWCO will be capable of operating and maintaining the Plant, on a basis consistent with industry standards. Plant operators will be trained in health and safety regulations that apply in the jurisdiction where the Plant is located. The training will be provided at the Plant site.

5.3     Procedure  Manual.  PEM  will  supply  NEWCO  prior  to the selection of
        -----------------
personnel with a detailed manual outlining the recommended procedures to ensure proper administration of the Plant and its related facilities.

5.4     Interim  Plant  Manager.  PEM  will  at  the request of NEWCO provide an
        -----------------------
interim Plant manager for a period of up to three (3) months to operate the Plant and to train a permanent Plant manager.

6.     ONGOING  MANAGEMENT  OVERVIEW

6.1     Additional  Services.  PEM  agrees  to  provide  a  management oversight
        --------------------
service to NEWCO for a period of twelve (12) months after the commencement of operations at the Plant. This service shall include, but is not limited to, the following:

          (a) bi-weekly review of quality control records for incoming and processed materials;

          (b)  trouble shooting assistance to Plant operators, as required;

          (c) monthly reviews of accounts to ensure the proper and effective operation of the accounting system;

          (d)  trouble shooting assistance to Plant administrators; and

          (e) monthly reports to NEWCO on the Plant operations which will highlight operational, administrative and financial performance of the Plant.

7.     COMPENSATION

7.1     Compensation.  NEWCO  shall  pay  to PEM 110% of PEM's cost in providing
        ------------
any and all services pursuant to this Commissioning and Training Agreement. PEM shall invoice NEWCO on a monthly basis, which invoices shall be due and payable upon receipt by NEWCO. NEWCO agrees to pay the invoiced amounts to PEM. PEM will provide sufficient particulars including supporting invoices and logs in order to adequately support the invoices submitted to NEWCO pursuant to this
Section  7.1.

8.     COVENANTS  OF  PEM

8.1     Conduct of Business.  PEM agrees that it shall conduct its business, and
        -------------------
shall cause its employees to conduct themselves, in compliance with all applicable laws, rules and regulations of each jurisdiction where NEWCO carries on business and PEM shall maintain insurance in these jurisdictions against public liability, loss or damage, and/or against product liability, loss or damage, in the manner of a reasonably prudent businessman. PEM agrees that, subject to the terms of this Commissioning and Training Agreement, it shall be solely responsible for the hiring, compensation, termination and all other matters relating to any persons, companies or corporations employed by PEM, for any reason whatsoever, and shall indemnify NEWCO against any injuries, actions or proceedings arising from the employment of such persons and/or companies or any liabilities to the Workers Compensation Board resulting from the employment of such persons and/or companies. PEM shall indemnify NEWCO, its agents, servants and employees against all claims, losses and/or expenses, including reasonable attorney's fees, arising out of performance of PEM's business, that are caused in whole or in part by PEM's negligent acts or omissions, or the negligent acts or omissions of anyone including subcontractors or agents employed by PEM for whose acts PEM is or may be liable.

9.     TERM  AND  TERMINATION

9.1     Commencement  Date.  This Commissioning and Training  shall be deemed to
        ------------------
have come into effect on the Effective Date of this Agreement. The obligations of the parties to this Commissioning and Training Agreement will be suspended until substantial completion of construction of the Plant.

9.2     Duration.  Unless  sooner  terminated  according to this Section 9, this
        --------
Commissioning and Training Agreement shall remain in force for the period of time necessary to allow PEM to perform its obligations hereunder.

9.3     Termination  by  NEWCO.  Newco  may  immediately  terminate  this
        ----------------------
Commissioning  and Training Agreement by providing notice in writing to PEM upon
        ----
the  occurrence  of  the  following  events:

          (a) upon the dissolution or liquidation of PEM or the insolvency or bankruptcy of PEM provided such bankruptcy or insolvency shall continue for a period of 30 days; or

          (b) upon any material default by PEM of the provisions hereof provided that 30 days advance written notice of default shall have been given to PEM and provided further that if within such 30 day period PEM has not taken all reasonable steps to cure or remedy such default. PEM shall not be deemed to be in default as long as such reasonable steps continue subject to the curing of such defaults within 90 days of the original default notice.

9.4     Termination  by  PEM.  PEM  may  only  terminate  this Commissioning and
        --------------------
Training Agreement upon the commission of a material breach of this Commissioning and Training Agreement by NEWCO and having given NEWCO 30 days advance written notice of such material breach, and only if NEWCO takes no reasonable steps after receipt of such notice to cure the breach during the 30 day notice period.

9.5     Results  of Termination.  Upon the termination of this Commissioning and
        ------------------------
Training Agreement,  howsoever  occasioned  the  following  shall  occur:

          (a)  all  rights  granted  by  NEWCO  to  PEM  shall   immediately  be
               relinquished by PEM;

          (b) any indebtedness of NEWCO to PEM or to any associated company shall become due and payable as at the date of termination of this Commissioning and Training Agreement;

          (c) PEM shall deliver to NEWCO or other entity designated by NEWCO, all information relating to the Process and the Equipment which was provided by NEWCO to PEM; and

          Upon termination by NEWCO without cause:

          (d) NEWCO shall pay to PEM amount equivalent to 15% of PEM's anticipated return for the remainder of the term, the length of such term to be determined according to Section 9.2 of this Agreement calculated from the date of Termination by NEWCO, such anticipated return to be determined by agreement between the parties.

9.6     Continuing  Obligations.  The  termination  of  this  Commissioning  and
        -----------------------
Training Agreement, howsoever occasioned, shall be without prejudice to any rights or obligations which shall have accrued prior to such termination and shall not terminate or diminish the binding force or effect of any of the provisions of this Commissioning and Training Agreement which are expressly or by implication provided to come into force upon or continue in force after such termination, including but not limited to all obligations to pay any monies owing at the time of termination and all provisions relating to confidentiality.

9.7     No  Liability.  Neither  party  shall  be  liable  to  the other for any
        -------------
compensation, loss or damage arising from the termination of this Commissioning and Training Agreement in accordance with its terms.

10.     FORCE  MAJEURE

10.1     Obligations  Suspended.  If  the  parties fail to meet their respective
         ----------------------
obligations hereunder within the time prescribed, and such failure is caused or materially contributed to by force majeure such failure shall be deemed not to be a breach of the obligations of such party but such party shall use its best efforts to put itself in a position to carry out its obligations hereunder and the time for performance of obligations hereunder shall be extended for the length of time that the force majeure continues. For the purposes of this Commissioning and Training Agreement, force majeure shall mean any act of God, strike, lock-out or other industrial disturbance, sabotage, or blockades, insurrections, riots, epidemics, lightning, earthquakes, floods, storms, fires, washouts, nuclear and radiation activity or fallout, arrests and restraints of rules and people, civil disturbances, explosion, breakage or accident to machinery or stoppage thereof for necessary maintenance or repairs, inability to obtain labor, enumerated or otherwise not within the control of such party, and which by the exercise of due diligence such party could not have prevented. Lack of funds on the part of such party or parties shall be deemed not to be a force majeure.

11.     GENERAL  PROVISIONS

11.1     Law  of  Ontario.  This  Commissioning  and Training Agreement shall be
         ----------------
governed and interpreted in accordance with the laws of the Province of Ontario and the parties agree to submit all disputes arising hereunder to the courts of the Province of Ontario.

11.2     Entire  Agreement.  This  Commissioning  and  Training  Agreement
         -----------------
constitutes  the  entire  agreement  between  the parties hereto relating to the
         -
subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Commissioning and Training Agreement or the subject matter hereof except as specifically set forth herein.

11.3     Amendments.  No  erasure  of  or  addition  to  any  portion  of  this
         ----------
Commissioning and Training Agreement except filling in of blank spaces and lines shall be binding upon the parties unless it is in writing signed by duly authorized officers of both parties.

11.4     No  Waiver.  No failure or delay on the part of any party in exercising
         ----------
any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

11.5     Severability.  It  is  intended  that  all  of  the  provisions of this
         ------------
Commissioning and Training Agreement will be fully binding and effective between the parties. If any particular provision or provisions or a part of one or more is held to be invalid, illegal, void, voidable or unenforceable for any reason whatsoever in any jurisdiction, then the particular provision or provisions or part of the provision will be deemed severed from the remainder of this Commissioning and Training Agreement. The remainder of this Commissioning and Training Agreement will not be affected by the severance and will remain in full force and effect.

11.6     Notice.  Any  notice  required  or  permitted  to  be  given under this
         ------
Commissioning and Training Agreement shall be in writing and may be given by any means reasonably calculated to reach the other party, including, without limiting the generality of the foregoing, hand delivery (whether by courier or otherwise), telegram, cablegram, telefax or prepaid mail addressed to such party at its address as set forth on page one of this Commissioning and Training Agreement. Such notice if given by hand delivery shall be deemed to be received on the day delivered, if given by telegram, telefax, or cablegram shall be deemed to have been received on the day following dispatch thereof and notice given as aforesaid by prepaid mail shall be deemed to have been received five
(5) days after the mailing thereof. Either party may by notice in writing given as herein provided change its address for notice hereunder and such address as so changed shall be deemed to be the address of such party for the purposes of notice hereunder.

          Without limiting the generality of the foregoing notice may be given to:

           Newco  Bio  Conversion  Inc.
           ___________________________
           ___________________________
           ___________________________

           Attention:  ________________________

           Telephone:  (_____)  _________________
           Facsimile:   (_____)  _________________

           Planet  Earth  Commissioning,  Operating  and
           Preventative  Maintenance  Inc.
           54  Mill  Street  West
           Milverton,  Ontario  N0K  1M0

           Attention:  Perry  Smith

           Telephone:     (519)  595-4933
           Facsimile:     (519)  595-8770

11.7     Headings.  The  headings  in  this Commissioning and Training Agreement
         --------
are inserted for convenience of reference only and are not intended to be used as an aid to the interpretation of the provisions hereof.

11.8     No Agency.  PEM agrees that it is not and shall not represent itself to
         ---------
be an agent of NEWCO or any Affiliate company for any purpose and shall not incur any obligations nor make any promise or representation on behalf of the same, and further agrees to ensure that its agents do not incur any such obligations or make any such promises or representations.

11.9     Independent  Contractors.  This  Commissioning  and  Training Agreement
         ------------------------
does not in any way create an employer/employee relationship between NEWCO or any Affiliate company and PEM and/or PEM's employees.

11.10     Assignment.  PEM  or  NEWCO  may  assign the whole or any part of this
          ----------
Commissioning  and  Training  Agreement  without  restriction.

11.11     Enurement.  This Commissioning and Training Agreement shall be binding
          ---------
upon and shall enure to the benefit of the respective parties hereto and their successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Commissioning and Training Agreement on the day and year first above written.

PLANET  EARTH  MANAGEMENT  INC.

Per:____________________________________________
     Authorized  Signatory

NEWCO  BIO  CONVERSION  INC.

Per:______________________________________________
     Authorized  Signatory

                                   SCHEDULE C



                         MAINTENANCE SERVICES AGREEMENT
                         ------------------------------

THIS  AGREEMENT  is  made  as  of  the  _____  day  of  __________  2000.

BETWEEN:

          PLANET EARTH MANAGEMENT INC., a company incorporated under the laws of the Yukon having its principal place of business located at 54 Mill Street West, Milverton, Ontario N0K 1M0

          (hereinafter referred to as "PEM")

                                                               OF THE FIRST PART

AND:

          NEWCO BIO CONVERSION INC., a company duly incorporated pursuant to the laws of (Province/State)____________________and having its principal place of business located at: _______________________________
          ______________________________________________________

          (hereinafter referred to as "NEWCO")

                                                              OF THE SECOND PART

WHEREAS:

A. NEWCO is the licensee of a certain technological process (and certain patents, know-how, trade secrets and trade names) relating to the digestion of biodegradable waste, which technological process is called "Thermophilic Aerobic Digestion Process for Producing Animal Nutrients and other Digested Products", and which technological process is described in patent number US 5810903 and CDN Patent Application number 2184044 (such technological process together with the related trade secrets, know-how and trade names being hereinafter collectively referred to either as the "Process");

B. PEM has significant know-how concerning the operation and maintenance of industrial process plants that utilize the Process, hereinafter referred to as "Plants".

C. NEWCO intends to utilize the license referred to in Recital A above, to construct and operate a Plant that uses the Process. NEWCO requires technical support for operating and maintaining the Process and Plant.

D. PEM wishes to provide NEWCO with ongoing preventative maintenance, repair and operations support for operating the Plant.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties hereto agree each with the other as follows:

1.     DEFINITIONS

Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

     (a) "MAINTENANCE SERVICES AGREEMENT" means this agreement to be entered into between NEWCO and PEM for the preventative maintenance and repair of Plants.

     (b) "NEWCO" means any new company incorporated for the purpose of constructing and operating a Plant that is licensed for this purpose;

     (c) "PROCESS" means the patented Thermo Master(TM) Process as described in patent number US 5810903 and CDN Patent Application number 2184044

     (d) "PLANT" means a plant designed and built for the recycling of organic waste into either animal feed or fertilizer ingredients to be constructed using Thermo Tech(TM) Technologies Inc.'s Process;

     (e) "WORK" means the scope of services, materials and other things provided by PEM to NEWCO.

2.   SCOPE OF WORK

2.1  Scope of Supply by PEM

     2.1.1 Preventative Maintenance and Repair Services

          PEM will provide management, administration and ongoing services for the overall maintenance of fixed and mobile equipment, buildings, building mechanical and electrical systems, process piping systems, conveying systems, process electrical and control systems and other facilities associated with the Plant, including:

          (a) to provide properly trained personnel for continuous 24 hour per day, 365 days per year on-call services for consulting, coordination and supervision of maintenance, preventative maintenance and repairs for the Plant. The personnel will be based at PEM's offices. Calls will be made by NEWCO to PEM using mutually agreed methods, which may include: cellular telephone, paging service, duty roster with home telephone numbers for on-call supervisors;

          (b) to provide at least one properly trained person available on site at the Plant 365 days per year to provide continuous maintenance and advice respecting such facility;

          (c) to have at least one properly trained person to be available 24 hours per day, 365 days per year in an "on call" capacity for the Plant to provide emergency maintenance to the Plant;

          (d) to provide designated personnel at the Plant to be responsible for and to ensure operation maintenance issues and repairs are dealt with efficiently and to, as much as reasonably possible, prevent failure of the Plant systems and to reduce "down time" for any particular facility or system;

          (e) to provide the required tools, equipment, supplies and consumable items to maintain the proper operation of any relevant process the Plant is used for and to install, test and maintain NEWCO's equipment as is existing and to be installed during the term of the Maintenance Services Agreement; and

          (f) to provide daily, weekly, monthly and annual reports highlighting the work completed in the period, the costs incurred, areas of concern and recommendations for improving the reliability and cost of operating and maintaining the Plant.

     2.1.2 Training for Equipment Operation

          PEM will provide personnel that are trained in the operation of all of the equipment at the NEWCO Plant. Where PEM personnel are replaced and are not familiar with the equipment at the Plant, PEM will provide them with adequate training to ensure that they are knowledgeable.

          (a) The PEM personnel will ensure that the equipment at the Plant operated by NEWCO's personnel is operated properly to avoid damage to the equipment and to produce an acceptable product quality, meet the environmental and safety requirements of the Plant.

          (b) Where they find that NEWCO's personnel are not sufficiently familiar with the equipment, they will provide hands-on training to the NEWCO personnel; and

          (c) Where PEM finds that NEWCO's personnel are damaging equipment through lack of skill or knowledge, or carelessness this will be reported to the NEWCO management immediately.

     2.1.3 Quality Assurance

          PEM will participate in routine (internal) audits and reports on quality assurance programs in Plant.

     2.1.4 Review of Plant Financial Performance

          (a) PEM will review accounting and financial reports prepared by NEWCO on a regular basis to familiarize themselves with the costs for maintaining and operating the plant.

          (b) PEM will make recommendations for the improvement of operations and reporting.

2.2  Scope of Supply by NEWCO

     NEWCO will provide the following facilities and services to PEM free of charge for PEM's use in providing the maintenance services:

     2.2.1at least one heated and airconditioned office with locks on the doors and keys for such locks to the personnel engaged by PEM and stationed on site at the Plant. Each office will be equipped with at least one desk, a telephone, facsimile machine and computer;

     2.2.2access to photocopier or any other related electronic equipment required by PEM, all of sufficient quality to produce documents, diagrams and pictures as may reasonably be required for PEM's work;

     2.2.3 a digital or other camera;

     2.2.4reasonable access, washroom facilities and parking spaces necessary for PEM personnel provided at the Plant;

     2.2.5adequate and convenient storage space for materials and supplies reasonably required by PEM and its personnel, such space shall be locked or secured;

     2.2.6payment to PEM for all services, equipment rentals and materials provided pursuant to this Maintenance Services Agreement; and

     2.2.7reasonable assurances that all NEWCO personnel will cooperate with and communicate with PEM personnel throughout the term of this Maintenance Services Agreement and any renewal of it.

3.   PERFORMANCE OF THE WORK

3.1 PEM will perform the Work in a workman like manner in accordance to the normal standards of skill and competence employed by management consultants, in the waste industry. The Work will be performed diligently and continuously with the required complement of competent personnel so as to achieve the required schedule for the Work.

3.2  Reasonable Notice

     NEWCO will, as far as possible, provide adequate notice to PEM of any special requirements or schedules for Services or meetings at the Plant. Failure to provide adequate notice will be an acceptable reason for PEM not meeting NEWCO requirements.

3.3  Information Supplied to PEM

     PEM will be entitled to rely on information provided by NEWCO, unless the contrary is specifically stated in writing when the information is provided. Where NEWCO has information that is required by PEM for the Work, this will be provided in a suitable form to PEM without undue delay.

3.4  Conflicts of Interest

     PEM, its agents, employees or Subcontractors will take all steps to ensure avoidance of all conflicts of interest between any of their individual interests and those of NEWCO.

3.5  Subcontractors

     Subject to the approval of NEWCO, which shall not be unreasonably withheld, PEM will have the right to have any of the Work accomplished by a properly trained Subcontractor or service company. PEM will negotiate and issue subcontracts for the Subcontractors' services that include all necessary requirements for secrecy, protection of proprietary knowledge, insurance and other requirements specified by NEWCO.

3.6  Force Majeure

     3.6.1PEM's performance of any of the obligations hereunder, other than financial, may be delayed or suspended while, but only so long as PEM is prevented from performance by any cause, except lack of funds, beyond its reasonable control ("Force Majeure Cause"). For the purposes of this Section, a labour dispute is beyond the reasonable control of PEM if, in their judgement, settlement of the dispute would not be compatible with its best interests. PEM will immediately advise NEWCO if it becomes aware of any labour demands, labour disputes, labour trends, pending or ongoing labour negotiations or any other problems relating to labour that may affect the Work and its performance.

     3.6.2PEM will give NEWCO notice within 24 hours after the occurrence of any force majeure cause in respect of which PEM intends to claim entitlement to either a suspension in performance or delay in completion of any of the Work. PEM will promptly give notice to NEWCO on conclusion of the force majeure cause.

3.7  Independent Contractor

     PEM is an independent Contractor with respect to all the Work. Notwithstanding NEWCO's rights of consent or approval as provided in this Maintenance Services Agreement, PEM has the complete control, supervision and direction of the method and manner of obtaining the required results for any project or Work.

4.   COMPENSATION

4.1 Payment for the services, equipment rentals and materials to be provided by PEM to NEWCO will be made by NEWCO to PEM during the term of the Maintenance Services Agreement, in accordance with the following:

     4.1.1All labour, equipment rentals and materials are to be paid for at the rates or in the manner set out in the Schedule A hereto;

     4.1.2Except as expressly stated otherwise, all amounts owing by NEWCO to PEM under this Maintenance Services Agreement will be paid by NEWCO within 15 days of the date of invoice. If payment has not been made within the said 15 days, PEM will have the option to suspend all work in progress upon 5 days written notice from the date NEWCO received the invoice until payment is made or satisfactory arrangements for payment are provided and agreed to by PEM;

     4.1.3Invoices may be issued by PEM on the date that such service or material is provided or any time after that;

     4.1.4PEM will be given full payment in advance for any materials to be used in the facilities of NEWCO where the cost of such materials are, or are likely to be in excess of $1,000 and PEM will be under no obligation to undertake any work that would require materials in excess of $1,000 unless, or until NEWCO has paid any requested deposit towards such materials;

     4.1.5A service charge will be charged to NEWCO of 1.5% per month calculated monthly on the total outstanding for each month or part month for which any payment required to be paid to PEM by NEWCO is overdue;

     4.1.6 All equipment rentals are to be paid by NEWCO.

     4.1.7Timesheets will be provided with PEM invoices to substantiate the invoiced amounts and services provided.

4.2  Rate Adjustments

     Rates and other costs included in this section may, at PEM's option, be adjusted upward on an annual basis to reflect increases in the local cost of living index in _______________.

5.   TERM OF MAINTENANCE SERVICES AGREEMENT

     The term of the Maintenance Services Agreement is five (5) years from the date of execution of this Maintenance Services Agreement. The Maintenance Services Agreement can be extended for a further five (5) years by mutual consent of the Parties.

6.   TERMINATION

6.1  Termination by NEWCO with Cause

     If PEM is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it disregards laws, ordinance, rules, regulations or orders of any authority having jurisdiction in a material way, or subject to the Maintenance Services Agreement is otherwise in breach of a material provision of the Maintenance Services Agreement, then NEWCO may, without prejudice to any right or remedy and after giving PEM 90 days written notice, during which PEM fails to cure the violation, terminate the Maintenance Services Agreement. If it is not possible to cure the violation within the 90 days, PEM will be deemed to have cured the violation if it commences to cure the violation within those 90 days and provides NEWCO with a schedule indicating the violation will be cured within a reasonable time. Termination by NEWCO in accordance with the foregoing will not affect any rights or remedies NEWCO would otherwise have under the Maintenance Services Agreement or which may otherwise be available to NEWCO at law or in equity, including the right to recover damages, nor will any such action relieve PEM from any consequences or liabilities arising from its acts or omissions.

6.2  Termination by NEWCO without Cause

     6.2.1NEWCO may, without cause, terminate the Maintenance Services Agreement upon 180 days' prior written notice to PEM.

     6.2.2In the event of termination of the Maintenance Services Agreement with or without cause, PEM will be paid:

          (a) an amount equal to PEM's fee earned for all Work performed to the date of termination, as well as to such later date as may reasonably be required by the authorities having jurisdiction and by professional responsibilities of PEM to perform an orderly termination and winding up of the Maintenance Services Agreement and the Project, plus all reimbursable costs reasonably incurred; and

          (b) PEM's reasonable demobilization costs and expenses, plus any costs and expenses incurred by PEM in the cancellation of any contracts it has with its Subcontractors.

     6.2.3In the event of termination of the Maintenance Services Agreement without cause, PERI will be paid:

          (a) 15% of the average yearly return PEM expects to earn over the term of the Agreement for a period of 2 years after termination by NEWCO.

     6.2.4After receipt of the foregoing payments, PEM will execute and deliver all such papers and take all such steps including, if requested, the legal assignment of its contractual rights, as NEWCO may reasonably require for the purpose of fully vesting in NEWCO the rights and benefits of PEM under such obligations or commitments.

6.3  Termination by PEM with Cause

     If NEWCO is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it disregards laws, ordinance, rules, regulations or orders of any authority having jurisdiction, or fails to make payment to PEM when due, or is considered by PEM to be otherwise in breach of a material provision of the Maintenance Services Agreement, then PEM may, without prejudice to any right or remedy and after giving NEWCO 90 days written notice, during which NEWCO fails to cure the violation, terminate the Maintenance Services Agreement. If it is not possible to cure the violation within the 90 days, NEWCO will be deemed to have cured the violation if it commences to cure the violation within those 90 days and provides PEM with a schedule acceptable to PEM indicating the violation will be cured within a reasonable time. Termination by PEM will not affect any of the rights or remedies of PEM under the Maintenance Services Agreement or which may otherwise be available to PEM at law or in equity, including the right to recover damages, nor will any such action relieve NEWCO from any consequences or liabilities arising from its acts or omissions.

     In addition to any other right of suspension or termination contained elsewhere in this Maintenance Services Agreement, PEM in its sole discretion may suspend or terminate the Maintenance Services Agreement in accordance with the following:

     6.3.1If PEM elects to suspend performance of the work after providing notice according to the requirements of subsection 4.1.2 and if NEWCO fails to make the payment within 7 days after the expiry of the notice period referred to in subsection 4.1.2, PEM may elect to immediately terminate the Maintenance Services Agreement or continue to suspend the performance of the Work for such period of time as PEM may decide;

     6.3.2If NEWCO requests PEM to provide any part of the Work contrary to the professional judgement of PEM or in a manner contrary to the professional judgement of PEM or the requirements of any authority having jurisdiction, PEM may terminate the Maintenance Services Agreement immediately upon written notice to NEWCO; and

     6.3.3If PEM encounters a conflict in interest in the performance of the Work, which cannot be resolved to the satisfaction of PEM, PEM may suspend the Work until such conflict is resolved or may terminate the Maintenance Services Agreement after giving reasonable notice to NEWCO, not to exceed 30 days.

7.   INDEMNIFICATION

7.1 Subject to any limitations of liability in the Maintenance Services Agreement, PEM will at its own cost and expense, including attorney fees, defend, indemnify and hold harmless the NEWCO and its agents and employees from and against the following:

     7.1.1all claims or liens of Subcontractors of PEM arising out of PEM's failure to pay its Subcontractors in accordance with its agreements with those Subcontractors, provided such failure is not caused by a failure of NEWCO to make payment to PEM;

     7.1.2all fines, penalties, assessments or other exactions imposed by any governmental authority by reason of PEM's failure to comply with the Maintenance Services Agreement;

     7.1.3all claims, damages, losses and expenses, including attorney fees, arising out of or resulting from the performance of the Maintenance Services Agreement, provided that any such claim, damage, loss or expense;

          (a) is attributable to bodily injury, sickness, disease or death, or to injury or destruction of tangible property (other than some part of the Project itself); and

          (b) is caused solely by, or to the extent it is caused by, any negligent act or omission of PEM or any of its officers, agents, employees, representatives, Subcontractors, or anyone directly or indirectly employed by any of them.

7.2 NEWCO will at its own cost and expense (including attorney fees), defend, indemnify and hold harmless PEM, its agents and employees, from and against the following:

     7.2.1 all claims or liens of NEWCO's Consultants and Contractors;

     7.2.2all fines, penalties, assessments or other financial charges imposed by any governmental authority by reason of NEWCO's failure to comply with the Maintenance Services Agreement;

     7.2.3all claims, damages, losses and expenses, including attorney fees, arising out of or resulting from the performance of the Maintenance Services Agreement or the construction of the Project, provided that any such claim, damage, loss or expense

          (a) is attributable to bodily injury, sickness, disease or death, or to injury or destruction of tangible property (other than some part of the Work itself);

          (b) is caused solely by, or to the extent it is caused by, any negligent act or omission of NEWCO or any of its officers, agents, employees, representatives, Consultants, Contractors, Suppliers or anyone directly or indirectly employed by any of them;

     7.2.4all claims, damages, losses and expenses incurred as a result of a defect in title or ownership of the lands on which the Project is or is to be located; and

     7.2.5all  claims,   damages,   losses,   expenses,   fines,  penalties  and
          assessments, including but not limited to fines, penalties, assessments and other exactions imposed by any governmental authority and actual legal fees and disbursements, arising out of, relating to, resulting from or in any way connected with the actual, potential or alleged presence, release, escape or discharge of any Hazardous Substances on, in or under the Site howsoever caused and whether occurring prior to or after the date of the Maintenance Services Agreement. Without limiting the generality of the foregoing, such indemnity extends to claims which arise or are alleged to arise out of the actual or threatened dispersal, discharge, escape, release or saturation (whether sudden or gradual) of any Hazardous Substances in or into the atmosphere, or on, upon, in or into any one or more of the surface or subsurface soils, water, watercourses, persons, objects, structures or any other tangible matter.

8.   INSURANCE

8.1 PEM will provide, maintain and pay for the insurance coverages specified in this Section 8. Unless specified otherwise in this Section, the duration of each insurance policy shall be from the date of commencement of the Work until the termination of the Maintenance Services Agreement.

8.2  PEM will be responsible for deductible amounts under the policies.

8.3  Automobile Public Liability and Property Damage Insurance

     PEM will provide Automobile Public Liability and Property Damage insurance coverage for all vehicles owned or leased, operated and/or licensed by the Contractor or its Subcontractors with a single combined limit of $5,000,000.00 (FIVE MILLION DOLLARS) for each occurrence involving bodily injury, death or property damage. PEM will provide NEWCO with not less than 15 days notice in writing in advance of cancellation, change or amendment restricting coverage.

8.4  General Comprehensive Liability Insurance

     8.4.1PEM will provide General Comprehensive Liability insurance coverage in the joint names of PEM and NEWCO, including insurance for non-owned automotive units used in performing the work. The value of the insurance, covering products and completed operations and contractual liability, will have a combined limit of not less than $5,000,000.00 (FIVE MILLION DOLLARS)for each occurrence involving bodily injury, death or property damage. The General Comprehensive Liability Insurance Policy will have a property damage deductible not exceeding $2,500.00. The loss in the amount of the deductible will be PEM's responsibility. The insurance will be in effect from the time the work commences until the final completion date plus twelve (12) months thereafter for completed operations thereunder.

     8.4.2The General Comprehensive Liability Insurance Policy will be endorsed to provide NEWCO with not less than 30 days notice in writing in advance of any cancellation, and of change or amendment restricting coverage.

8.5  Workers Compensation

     PEM will comply with the Workers Compensation Act (Ontario) or its equivalent in the Province or State where the Plant is located.

8.6  Certificates of Insurance

     Before starting the Work, both PEM and NEWCO will provide certificates of insurance as evidence that each has obtained the required insurance.

     Before permitting any Subcontractors or Subcontractors to perform any of the Work, PEM will obtain certificates of insurance from each of the Subcontractors and Subcontractors as evidence that each has obtained the required insurance.

9.   DISPUTE RESOLUTION

9.1 If the parties are unable to resolve, by unanimous agreement, any matter arising out of or relating to the terms of the Maintenance Services Agreement, or their interpretation, existence, validity, termination or breach, either party may submit the matter to the president of NEWCO and to the president of PEM for a final determination by them.

9.2 Provided that no other party is or may become involved in a dispute with either or both NEWCO and PEM related to the subject matter of the dispute, if the respective presidents of NEWCO and PEM fail to settle the dispute referred to them within thirty (30) days following its submittal to them, all such disputes arising out of or in connection with the Maintenance
     Services Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, may, subject to the written agreement of the respective presidents, be referred to and finally resolved by arbitration under the rules of the Arbitration and Mediation Institute of Canada or its successor, or if it is no longer in existence then a suitable arbitration centre located in Ontario, Canada (collectively and individually the "Arbitration Centre"). The appointing authority will be the Arbitration Centre and the case will be administered by the Arbitration Centre in accordance with its procedures for cases under its rules. The Place of Arbitration will be Toronto, Ontario, Canada.

9.3 The award rendered by the arbitrator(s) will be final and binding and judgement may be entered upon it in accordance with applicable law in any court having jurisdiction.

9.4 If either party becomes involved in litigation with another party which involves the same disputes or the same factual or legal issues as the dispute(s) between NEWCO and PEM, either NEWCO or PEM may apply to the arbitrator or a court of competent jurisdiction for a stay of any arbitration proceedings then in process, and the arbitrator or court may, if it considers it to be just and convenient to do so, order a stay of the arbitration pending the outcome of the litigation.

10.  GENERAL PROVISIONS

10.1 Time shall be of the essence of this Maintenance Services Agreement.

10.2 The section headings are for the purpose of convenience of reference only and shall not be construed as interpretation of the text.

10.3 Except as contemplated herein, this Maintenance Services Agreement contains the whole agreement between the parties hereto in respect of the construction of the Thermo Master Plant and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this agreement.

10.4 This Maintenance Services Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.5 No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

10.6 Any notice to be given under this Maintenance Services Agreement shall be duly and properly given if made in writing and by delivering or telecopying the same to the addressee at the address as follows:

          Newco  Bio  Conversion  Inc.
          __________________________
          __________________________
          __________________________

          Attention:  __________________________

          Telephone:  (______)  ____________________
          Facsimile:  (______)  ____________________



          Planet  Earth  Management  Inc.
          54  Mill  Street  West
          Milverton,  Ontario  N0K  1M0

          Attention:  Perry  Smith

          Telephone:     (519)  595-4933
          Facsimile:     (519)  595-8770

     Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change it address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

10.7 This Maintenance Services Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute on and the same agreement.

10.8 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario, and each of the parties hereto attorns to the jurisdiction of the Courts of the Province of Ontario.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

PLANET  EARTH  MANAGEMENT  INC.

Per:
     Authorized  Signatory

NEWCO  BIO  CONVERSION  INC.

Per:
     Authorized  Signatory

                                  SCHEDULE "A"
                                   RATES FOR
                              LABOUR AND MATERIALS


                                             Regular Time    Overtime
Supervisory Foreperson(s)                   $       ____/hr  $ ____/hr

All Additional Personnel                    $       ____/hr  $ ____/hr

Senior Operational Consultant               $       ____/hr  $ ____/hr

Professional Engineer Consultant            $       ____/hr  $ ____/hr

Consumable Materials                        Cost plus 15 %

Subcontractors   Cost                       Cost plus 15 %

Accommodations, Meals and Travel Expenses   Cost plus 15 %

                                   SCHEDULE D



                          TECHNICAL SERVICES AGREEMENT
                          ----------------------------

THIS  AGREEMENT  is  made  as  of  the  _____  day  of  __________2000

BETWEEN:

          PLANET EARTH MANAGEMENT INC., a corporation duly incorporated pursuant to the laws of the Yukon having its principle place of business at 54 Mill Street West, Milverton, Ontario N0K 1M0

          (hereinafter referred to as "PEM")

                                                               OF THE FIRST PART

AND:

          NEWCO BIO CONVERSION INC., a company duly incorporated pursuant to the laws of (Province/State)____________________and having its principal place of business located at _______________________________
          ______________________________________________________

          (hereinafter referred to as "NEWCO")

                                                              OF THE SECOND PART

WHEREAS:

A. NEWCO is the licensee of a certain technological process (and certain patents, know-how, trade secrets and trade names) relating to the digestion of biodegradable waste, which technological process is called "Thermophilic Aerobic Digestion Process for Producing Animal Nutrients and other Digested Products", and which technological process is described in patent number US 5810903 and CDN patent application number 2184044 (such technological process together with the related trade secrets, know-how and trade names being hereinafter collectively referred to either as the "Process");

B. PEM has significant know-how concerning the design, construction, operation and maintenance of industrial process plants that utilize the Process, hereinafter referred to as "Plants". PEM also has know-how concerning the procurement and contracting for organic waste supplies for the Plants;

C. NEWCO intends to utilize the license referred to in Recital A and to construct and operate a Plant that uses the Process. NEWCO requires technical support for operating the Process and Plant;

D. PEM wishes to provide NEWCO with ongoing technical and operations support for operating the Plant;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual exchange of promises as set out below the parties agree hereto as follows:

1.   DEFINITIONS

     Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

     "END PRODUCT PURCHASERS" means the legally contracted direct purchaser of products (feed or fertilizer base materials) from the Plant;

     "FORCE MAJEURE CAUSE" has the meaning as defined in Section 3.5.1 to this Agreement;

     "NEWCO" has the meaning as defined on the first page of this Agreement;

     "PROCESS" means the patented Thermo Master(TM) Process as described in Patent numbers US 5810903 and CDN Patent Application Number 2184044;

     "PERSONNEL MANUAL" means the manual setting out policies and procedures for the staff of the Plant, including matters specifically related to the Plant and its proper function and locally mandated policies or regulations related to the jurisdiction in which the Plant is located;

     "PLANT" means a plant designed and built for the recycling of organic waste into either animal feed or fertilizer ingredients to be constructed using TTTI's Process;

     "QUALITY ASSURANCE MANUAL" means a manual of information and procedures to be followed within the Plant to monitor and ensure the proper function of systems and the production of end product according to specified standards;

     "SERVICES" means services described in Section 2 of this Agreement;

     "WORK" means the scope of services, materials and other things provided by PEM to NEWCO under this Agreement.

2.   SCOPE OF WORK

2.1  Ongoing Operations Services

     2.1.1 Review Plant Operation Reports

          PEM will perform the following Work related to the review of plant operation reports:

          (a) Provide bi-weekly review of operating reports and quality control records for incoming and processed materials;

          (b) Monthly reviews of accounts to ensure the proper and effective operation of the accounting system; and

          (c) Monthly reports to NEWCO on the Plant operations that highlight operational, administrative and financial performance of the Plant.

     2.1.2 Regular Plant Inspections

          PEM  will  perform  the  following   Work  related  to  regular  plant
          inspections:

          (a)  Visit to Plant on a monthly basis for onsite review;

          (b)  Inspect plant conditions and observe operation of the Plant;

          (c)  Review quality of incoming waste and outgoing product;

          (d)  Assess capability and knowledge of Plant staff; and

          (e)  Prepare report with findings of inspection and observations.

     2.1.3 Process Optimization

          PEM will assist NEWCO to optimize operating revenues and costs of operation, such assistance to include:

          (a)  Optimize Product Revenue

          (b)  Optimize Tipping Fee Revenue

          (c)  Optimize Utilities Costs

          (d)  Optimize Environmental Disposal Costs

          (e)  Optimize Labour Costs

          (f)  Optimize Off-spec Product Claims

     2.1.4 Process and Equipment Operation Problems

          PEM will provide the following services related to process and equipment operation problems:

          (a)  Trouble shooting assistance to Plant administrators;

          (b)  Trouble shooting assistance to Plant operators;

          (c) For minor problems, provide problem diagnosis and advice over the telephone; and

          (d)  For major problems, provide onsite problem review and advice.

2.2  Engineering Assistance

     2.2.1 Process and Equipment Operation Problems

          PEM will provide the following services relating to process and equipment operation problems:

          (a)  Provide  technical  evaluation  of  problems,   including  onsite
               measurements and testing as required; and

          (b)  Prepare report on problems with recommendations for correction.

     2.2.2 Technical Assistance for Minor Plant Design Changes

          PEM  will  provide  the  following   services   related  to  technical
          assistance for minor plant design changes:

          (a)  Review suggested plant design changes with Plant;

          (b) Gather information on proposed changes and prepare technical report evaluating the changes proposed; and

          (c)  Assist Plant with engineering design for making the changes.

2.3  Training

     2.3.1 General Training

          PEM will provide the following services related to general training:

          (a)  Assess capability and knowledge of Plant staff;

          (b) Provide refresher training for plant supervisors, such refresher training to include, as required:

               -    How to supervise employees;

               -    Maintaining employee records;

               -    How to train employees;

               -    Plant process knowledge;

               -    Plant equipment operations knowledge;

               -    Biological process knowledge; and

               -    Quality control practices.

     2.3.2 Operation Manuals

          PEM will provide the following services related to operation manuals:

          (a)  Review and recommend  changes to operating manuals for the Plant;
               and

          (b) Update process schematics and layout drawings for the Plant, as required.

2.4  Personnel Manual

     PEM will review and recommend changes to the Personnel Manual for Plant to suit local conditions.

2.5  Quality Assurance

     PEM will perform the following services related to quality assurance:

     2.5.1Perform routine (internal) audits and prepare reports on any quality assurance program undertaken in the Plant;

     2.5.2Review and recommend revisions to Plant's Quality Assurance Manual as required;

     2.5.3 Review correspondence and complaints from End Product Purchasers;

     2.5.4 Identify potential problem areas based on reports received; and

     2.5.5 Prepare recommendations for corrective action.

2.6  Review of Financial Performance

     PEM will perform the following services related to review of financial performance:

     2.6.1 Review of accounting and financial reports prepared by Plant;

     2.6.2Make  recommendations  concerning the  preparations  of these reports;
          and

     2.6.3Make recommendations concerning the administration and management of the Plant.

3.   PERFORMANCE OF THE WORK

     PEM will perform the Work in a workman like manner in accordance to the normal standards of skill and competence employed by management consultants, in the waste industry. The Work will be performed diligently and continuously with the required complement of competent personnel so as to achieve the required schedule for the Work.

3.1  Reasonable Notice

     NEWCO will, as far as possible, provide adequate notice to PEM of any special requirements or schedules for Services or meetings at the Plant. Failure to provide adequate notice will be an acceptable reason for PEM not meeting NEWCO requirements.

3.2  Information Supplied to PEM

     PEM will be entitled to rely on information provided by NEWCO, unless the contrary is specifically stated in writing when such information is provided. Where NEWCO has information that is required by PEM for the Work, such information will be provided in a suitable form to PEM without undue delay.

3.3  Conflicts of Interest

     PEM, its agents, employees or Subconsultants will take all steps to ensure avoidance of all conflicts of interest between any of their individual interests and those of NEWCO.

3.4  Subconsultants

     3.4.1PERI is at liberty to employ  sub-consultants and any others necessary to discharge its obligations under this Agreement. PEM will be permitted to employ Local Subconsultants, including but not limited to engineers, accountants, operating specialists, training specialists, environmental consultants, security consultants and similar consultants.

     3.4.2PEM will  negotiate  and issue  subcontracts  for the  Subconsultants'
          services that include all necessary requirements for secrecy, protection of proprietary knowledge, insurance and other requirements specified by NEWCO.

3.5  Force Majeure

     3.5.1PEM's performance of any of the obligations hereunder, other than financial, may be delayed or suspended while, but only so long as PEM is prevented from performance by any cause, except lack of funds, beyond its reasonable control ("Force Majeure Cause"). For the purposes of this paragraph, a labour dispute is beyond the reasonable control of PEM if, in their judgement, settlement of the dispute would not be compatible with its best interests. PEM will immediately report to NEWCO any information relating to any labour demands, labour disputes, labour trends, pending or ongoing labour negotiations or any other problems that may affect the Work and its performance.

     3.5.2PEM will give NEWCO notice of any Force Majeure Cause within 24 hours after the occurrence of any Force Majeure Cause in respect of which PEM intends to claim entitlement to either a suspension in performance or delay in completion of any of the Work. PEM will promptly give notice to NEWCO on conclusion of the force majeure cause.

3.6  Independent Contractor

     PEM is an independent Contractor with respect to all the Work. Notwithstanding NEWCO's rights of consent or approval as provided in this Agreement, PEM has the complete control, supervision and direction of the method and manner of obtaining the required results for any project or Work.

4.   COMPENSATION

4.1  Monthly Fee for Basic Services

     NEWCO will pay PEM a fixed monthly fee of $10,000.00 (TEN THOUSAND DOLLARS) for providing the Services.

4.2  Reimbursable Costs and Flat Rate Charges for Extra Work

     Where additional services are requested beyond PEM's normal scope of work, NEWCO will pay PEM for all such additional Services based on PEM's hourly rates and will pay PEM for all reimbursable costs and flat rate charges, including, but not limited to the following:

     4.2.1 Services by PEM Employees

     NEWCO will reimburse PEM as and when invoiced for:

     Technical and other services will be charged at:

          (a)  hourly calculated according to the following formula:

               Hourly Rate = Gross Annual Salary 2000 x 2

          (b) timesheets will be provided by PEM with PEM's invoices to substantiate the invoiced amounts and services provided;

     4.2.2 Services by PEM Contract Employees

          NEWCO will reimburse PEM as and when invoiced for:

          Where contract employees are employed by PEM for the Work and their normal place of work is in PEM's offices, PEM will invoice NEWCO for the services performed by the contract employees at a rate that is equivalent to the hourly rate charged for an existing staff member with similar qualifications and experience. If there are no similar staff members to draw a comparison against, contract employees will be charged out at the hourly rate paid to the contract employee by PEM plus a 30% mark-up.

          Timesheets will be provided with PEM's invoices to substantiate the invoiced amounts and services provided.

     4.2.3 Reimbursable Subcontracts

          NEWCO will reimburse PEM as and when invoiced for:

          (a) The cost of Local Subconsultants and Specialist Subconsultants for feasibility studies and special technical advisory services;

          (b) The cost of graphic artists services, special photography, typesetting and advertising incidental to the Work;

          (c) In addition to the costs and flat rate charges for Subcontractors and Subconsultants, PEM shall be entitled to and paid a mark-up of 15% on such reimbursable costs and flat rate charges to compensate PEM for office services, administration, handling and carrying costs; and

          (d) Copies of invoices will be provided with PEM's invoices to substantiate the invoiced amounts and scope.

     4.2.4 Reimbursable Expenses

          NEWCO will pay PEM for all out of pocket costs for providing the extra work, including:

          (a) The cost of reproduction and delivery of information, drawings, specifications and other documents necessary for the feasibility studies, including but not limited to plans, drawings, specifications, contracts and purchase orders;

          (b) The expense of long distance telephone calls, telegrams and telex beyond the agreed monthly budget for these items;

          (c) The expense of reproduction and delivery of information, drawings, specifications and other documents necessary to the Project, and fees paid for securing approvals, permits or licenses from regulatory agencies having jurisdiction over the Project; and

          (d) The expense of transport, subsistence and lodging in connection with the Work beyond the agreed monthly budget for these items. Car expenses shall be charged at $0.35 per kilometre, and other means of travel at cost plus 15%.

     4.2.5 Other Reimbursable Items

          NEWCO will reimburse at the time of execution of the Agreement; PEM as and when invoiced for:

          (a) Charges levied by authorities having jurisdiction over the Work which were not reasonably foreseeable

          (b) Costs incurred due to emergencies affecting the safety of persons or property;

          (c) Legal costs incurred by PEM, arising out of the performance of the Agreement provided that such do not arise out of any negligence or failure to perform the Agreement in accordance with its provisions; and

          (d) All other costs reasonably incurred by PEM in the performance of the Work.

     4.2.6 Rates and Mark-up Charges

          (a) All reimbursable costs specified in the immediately preceding sections that are internal costs to PEM shall be reimbursed at the prevailing rates charge by other consultants in the same jurisdiction as PEM for such costs. Items for which there are no prevailing rates shall be reimbursed at a rate to reflect PEM's reasonable internal cost; and

          (b) In addition to the above reimbursable costs and flat rate charges, PEM shall be entitled to and paid a markup of 15% on such reimbursable costs and flat rate charges to compensate PEM for office services, administration, handling and carrying costs.

     4.2.7 Rate Adjustments

          Billing rates and in-house costs included in this section may, at PEM's option, be adjusted upward on an annual basis to reflect increases in the local Consumer Price Index as prepared by Statistics Canada.

5.   INVOICES AND PAYMENT

     5.1.1 PEM will submit invoices to NEWCO on a monthly basis.

     5.1.2 NEWCO will pay the invoices within 15 days of presentation by PEM.

     5.1.3Any amounts on the invoice that are disputed by NEWCO will be deducted from the invoice and the balance of undisputed charges will be paid promptly. NEWCO will promptly notify PEM of disputed items on the invoices within 7 days of receipt of the invoice. PEM will promptly adjust, correct or provide substantiation of the disputed items contained within the invoice.

     5.1.4If NEWCO does not make the required payment within 15 days, PEM will have the option of suspending all Work upon 5 days written notice from the date the invoice was received by NEWCO until payment is made or satisfactory arrangements for payment are provided and agreed upon to by PEM.

     5.1.5NEWCO will pay PEM interest on invoiced amounts that remain unpaid after 15 days after receipt of the invoice in the case of undisputed items and 15 days after resolution of the dispute in the case of disputed items. Interest will not begin to accrue until the respective 15 day period has elapsed. Interest on the amount outstanding will be charged at a rate of 1.5% per month (18% per annum). Interest amounts will be invoiced on a monthly basis.

6.   TERM OF AGREEMENT

     The term of the Technical Services Agreement is five (5) years from the date of this Agreement. The Agreement can be extended for a further five
     (5) years by mutual consent of the Parties.

7.   TERMINATION

7.1  Termination by NEWCO with Cause

     If PEM is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it disregards laws, ordinance, rules, regulations or orders of any authority having jurisdiction in a material way, or subject to the Agreement is otherwise in breach of a material provision of the Agreement, then NEWCO may, without prejudice to any right or remedy and after giving PEM 90 days written notice, during which period PEM fails to cure the violation, terminate the Agreement. If it is not possible to cure the violation within the 90 days, PEM will be deemed to have cured the violation if it commences to cure the violation within those 90 days and provides NEWCO with a schedule indicating the violation will be cured within a reasonable time. Termination by NEWCO in accordance with the foregoing will not affect any rights or remedies NEWCO would otherwise have under the Agreement or which may otherwise be available to NEWCO at law or in equity, including the right to recover damages, nor will any such action relieve PEM from any consequences or liabilities arising from its acts or omissions.

7.2  Termination by NEWCO without Cause

     7.2.1NEWCO may, without cause, terminate the Agreement upon 180 days' prior written notice to PEM.

     7.2.2In the event of termination of the Agreement with or without cause, PEM will be paid:

          (a) An amount equal to PEM's fee earned for all Work performed to the date of termination, as well as to such later date as may reasonably be required by the authorities having jurisdiction and by professional responsibilities of PEM to perform an orderly termination and winding up of the Agreement and the Project, plus all reimbursable costs reasonably incurred; and

          (b) PEM's reasonable demobilization costs and expenses, plus any costs and expenses incurred by PEM in the cancellation of any contracts it has with its Subconsultants.

     7.2.3In the event of termination of the Agreement without cause, PEM will be paid:

          (a) 15% of the average yearly return PEM expects to earn over the term of the Agreement for a period of two years after Termination by NEWCO.

     7.2.4After  receipt of the  payments  referred to in  subsection  7.2.2 and
          7.2.3 of this Agreement, PEM will execute and deliver all such papers and take all such steps including, if requested, the legal assignment of its contractual rights, as NEWCO may reasonably require for the purpose of fully vesting in NEWCO the rights and benefits of PEM under such obligations or commitments

7.3  Termination by PEM with Cause

     7.3.1If NEWCO is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it disregards laws, ordinance, rules, regulations or orders of any authority having jurisdiction, or fails to make payment to PEM when due, or is considered by PEM to be otherwise in breach of a material provision of the Agreement, then PEM may, without prejudice to any right or remedy and after giving NEWCO 90 days written notice, during which period NEWCO fails to cure the violation, terminate the Agreement. If it is not possible to cure the violation within the 90 days, NEWCO will be deemed to have cured the violation if it commences to cure the violation within those 90 days and provides PEM with a schedule acceptable to PEM indicating the violation will be cured within a reasonable time. Termination by PEM will not affect any of the rights or remedies of PEM under the Agreement or which may otherwise be available to PEM at law or in equity, including the right to recover damages, nor will any such action relieve NEWCO from any consequences or liabilities arising from its acts or omissions.

     7.3.2In addition to any other right of suspension or termination contained elsewhere in the Agreement, PEM in its sole discretion may suspend or terminate the Agreement in accordance with the following:

          (a) If PEM elects to suspend performance of the Work according to the requirements of subsection 5.1.4 and if NEWCO fails to make the payment within 7 days after the expiry of the notice period referred to in subsection 5.1.4, PEM may elect to immediately terminate the Agreement or continue to suspend the performance of the Work for such period of time as PEM may decide.

          (b) If NEWCO requests that PEM perform any part of the Work contrary to the professional judgement of PEM or in a manner contrary to the professional judgement of PEM or the requirements of any authority having jurisdiction, PEM may terminate the Agreement immediately upon written notice to NEWCO.

          (c) If PEM encounters a conflict in interest in the performance of the Work, which cannot be resolved to the satisfaction of PEM, PEM may suspend the Work until such conflict is resolved or may terminate the Agreement after giving reasonable notice to NEWCO, not to exceed 30 days.

8.   INDEMNIFICATION

8.1 Subject to any limitations of liability in the Agreement, PEM will at its own cost and expense, including attorney fees, defend, indemnify and hold harmless the NEWCO and its agents and employees from and against the following:

     8.1.1all claims or liens of Subconsultants of PEM arising out of PEM's failure to pay its Subconsultants in accordance with its agreements with those Subconsultants, provided such failure is not caused by a failure of NEWCO to make payment to PEM;

     8.1.2all fines, penalties, assessments or other exactions imposed by any governmental authority by reason of PEM's failure to comply with the Agreement;

     8.1.3all claims, damages, losses and expenses, including attorney fees, arising out of or resulting from the performance of the Agreement, provided that any such claim, damage, loss or expense;

          (a) is attributable to bodily injury, sickness, disease or death, or to injury or destruction of tangible property (other than some part of the Project itself); and

          (b) is caused solely by, or to the extent it is caused by, any negligent act or omission of PEM or any of its officers, agents, employees, representatives, Subconsultants, or anyone directly or indirectly employed by any of them;

8.2 NEWCO will at its own cost and expense, (including attorney fees), defend, indemnify and hold harmless PEM, its agents and employees, from and against the following:

     8.2.1 all claims or liens of NEWCO's Consultants and Contractors;

     8.2.2all fines, penalties, assessments or other financial charges imposed by any governmental authority by reason of NEWCO's failure to comply with the Agreement;

     8.2.3all claims, damages, losses and expenses, including attorney fees, arising out of or resulting from the performance of the Agreement or the construction of the Project, provided that any such claim, damage, loss or expense;

          (a) is attributable to bodily injury, sickness, disease or death, or to injury or destruction of tangible property (other than some part of the WORK itself);

          (b) is caused solely by, or to the extent it is caused by, any negligent act or omission of NEWCO or any of its officers, agents, employees, representatives, Consultants, Contractors, Suppliers or anyone directly or indirectly employed by any of them;

     8.2.4all claims, damages, losses and expenses incurred as a result of a defect in title or ownership of the lands on which the Project is or is to be located; and

     8.2.5all  claims,   damages,   losses,   expenses,   fines,  penalties  and
          assessments, including but not limited to fines, penalties, assessments and other exactions imposed by any governmental authority and actual legal fees and disbursements, arising out of, relating to, resulting from or in any way connected with the actual, potential or alleged presence, release, escape or discharge of any Hazardous Substances on, in or under the Site howsoever caused and whether occurring prior to or after the date of the Agreement. Without limiting the generality of the foregoing, such indemnity extends to claims which arise or are alleged to arise out of the actual or threatened dispersal, discharge, escape, release or saturation (whether sudden or gradual) of any Hazardous Substances in or into the atmosphere, or on, upon, in or into any one or more of the surface or subsurface soils, water, watercourses, persons, objects, structures or any other tangible matter.

9.   INSURANCE

     9.1.1PEM will provide, maintain and pay for the insurance coverages specified in this Section 9. Unless specified otherwise in Section 9, the duration of each insurance policy shall be from the date of commencement of the Work until the termination of the Agreement.

     9.1.2PEM will be responsible for deductible amounts under the policies referred to in Section 9 of this Agreement.

9.2  Automobile Public Liability and Property Damage Insurance

     9.2.1PEM will provide Automobile Public Liability and Property Damage insurance coverage for all vehicles owned or leased, operated and/or licensed by the Contractor or its Subcontractors with a single combined limit of $5,000,000.00 (FIVE MILLION DOLLARS) for each occurrence involving bodily injury, death or property damage. PEM will provide NEWCO with not less than 15 days notice in writing in advance of cancellation, change or amendment restricting coverage.

9.3  General Comprehensive Liability Insurance

     9.3.1General Comprehensive Liability insurance coverage will be provided by
          PEM in the joint names of PEM and NEWCO, including insurance for non-owned automotive units used in performing the work. The value of the insurance, covering products and completed operations and contractual liability, will have a combined limit of not less than $5,000,000.00 (FIVE MILLION DOLLARS) for each occurrence involving bodily injury, death or property damage. The policy will have a property damage deductible not exceeding $2,500.00. The loss in the amount of the deductible will be PEM's responsibility. The insurance will be in effect from the time the work commences until the final completion date plus twelve (12) months thereafter for completed operations thereunder.

     9.3.2Policies mentioned in 9.3.1 above will be endorsed to provide NEWCO with not less than 30 days notice in writing in advance of any cancellation, and of change or amendment restricting coverage.

9.4  Workers Compensation

     9.4.1PEM will comply with the Workers Compensation Act or equivalent in the Province or State of the site and the rules and regulations of the local jurisdiction.

9.5  Certificates of Insurance

     9.5.1Before starting the Work, both PEM and NEWCO will provide certificates
          of  insurance  as  evidence   that  each  has  obtained  the  required
          insurance.

     9.5.2Before permitting any Subcontractors or Subconsultants to perform any of the Work, PEM will obtain certificates of insurance from each of the Subcontractors and Subconsultants as evidence that each has obtained the required insurance.

10.  DISPUTE RESOLUTION

10.1 If the parties are unable to resolve, by unanimous agreement, any matter arising out of or relating to the terms of the Agreement, or their interpretation, existence, validity, termination or breach, either party may submit the matter to the president of NEWCO and to the president of PEM for a final determination by them.

10.2 Provided that no other party is or may become involved in a dispute with either or both NEWCO and PEM related to the subject matter of the dispute, if the respective presidents of NEWCO and PEM fail to settle the dispute referred to them within thirty (30) days following its submittal to them, all such disputes arising out of or in connection with the Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, subject to the written agreement of the respective Presidents, may be referred to and finally resolved by arbitration under the rules of the Arbitration and Mediation Institute of Canada or its successor, or if it is no longer in existence then a suitable arbitration centre located in Ontario, Canada (collectively and individually the "Arbitration Centre"). The appointing authority will be the Arbitration Centre and the case will be administered by the Arbitration Centre in accordance with its procedures for cases under its rules. The Place of Arbitration will be Toronto, Ontario, Canada.

     10.2.1 The award rendered by the arbitrator(s) will be final and binding and judgement may be entered upon it in accordance with applicable law in any court having jurisdiction.

     10.2.2 If either party becomes involved in litigation with another party which involves the same disputes or the same factual or legal issues as the dispute(s) between NEWCO and PEM, either NEWCO or PEM may apply to the arbitrator or a court of competent jurisdiction for a stay of any arbitration proceedings then in process, and the arbitrator or court may, if it considers it to be just and convenient to do so, order a stay of the arbitration pending the outcome of the litigation.

11.  GENERAL PROVISIONS

11.1 Time shall be of the essence of this Agreement.

11.2 The section headings are for the purpose of convenience of reference only and shall not be construed as interpretation of the text.

11.3 Except as contemplated herein, this Agreement contains the whole agreement between the parties hereto in respect of the construction of the Thermo Master Plant and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this agreement.

11.4 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.5 Any notice to be given under this Agreement shall be duly and properly given if made in writing and by delivering or telecopying the same to the addressee at the address as follows:

         Newco  Bio  Conversion  Inc.
         ____________________________
         ____________________________
         ____________________________

         Attention:     ____________________________
                   (President)

         Telephone:     (______)  ______________________
         Facsimile:     (______)  ______________________

         Planet  Earth  Management  Inc.
         54  Mill  Street  West
         Milverton,  Ontario
         N0K  1M0

         Attention:     Perry  Smith
              (President)

         Telephone:     (519)  595-4993
         Facsimile:     (519)  595-8770

11.6 Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change it address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

11.7 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute on and the same agreement.

11.8 No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

11.9 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario, Canada and each of the parties hereto attorns to the jurisdiction of the Courts of the Province of Ontario, Canada.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

PLANET  EARTH  MANAGEMENT  INC.


---------------------------------------------
Authorized  Signatory



---------------------------------------------
Authorized  Signatory

NEWCO  BIO  CONVERSION  INC.



---------------------------------------------
Authorized  Signatory



---------------------------------------------
Authorized  Signatory

                                   SCHEDULE E



                             WASTE SUPPLY AGREEMENT
                             ----------------------

THIS  AGREEMENT  is  made  as  of  the  _____  day  of  _____________,  2000.

BETWEEN:

          EARTH ALLIANCE SYSTEMS INC., a company incorporated pursuant to the laws of the Yukon having its principal place of business located at 54 Mill Street West, Milverton, Ontario, N0K 1M0

          (hereinafter referred to as "EAS")

AND:

          NEWCO BIO CONVERSION INC., a company incorporated pursuant to the laws
          of      ____________________and      having      an      office     at
          ________________________________

          (hereinafter referred to as "NEWCO")

WHEREAS:

A. NEWCO intends to construct and operate a waste processing facility (a "Plant") at _______________. The Plant is intended to process raw organic waste ( the "Waste") using a patented thermophilic digestion technology (the "Technology") that will either owned or licensed by NEWCO.

B. EAS is in the business of collecting and sorting waste materials that include Waste that can be processed by the Technology.

C. NEWCO requires a stable and regular supply of Waste and EAS requires a means of disposing of such Waste.

D. EAS desires to supply Waste to NEWCO and NEWCO desires to accept Waste for disposal/recycling in exchange for payment.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual promises set out below, the parties hereto agree as follows:

1.   CONDITIONS PRECEDENT

     This is Agreement is subject to the following conditions:


1.1 The construction by EAS of a Plant that is in operating order and is prepared to accept Waste.

1.2 Receipt by EAS from NEWCO of a minimum of 30 days notice (the "Notice") in writing, of a date acceptable to EAS (the "In Service Date") on which NEWCO will be ready to accept Waste at the Plant.

2.   PRELIMINARY WASTE SUPPLY

2.1 NEWCO requires varying amounts of waste (the "Preliminary Waste") prior to the In Service Date for the purpose of testing its equipment and processes and, generally, to complete the commissioning of the plant.

2.2 EAS shall make all reasonable efforts to provide Preliminary Waste during the period of time between the formation of this Agreement and the In Service Date (the "Commissioning Period") in the quantities required by EAS upon receipt of notice from NEWCO of their need for Preliminary Waste.

2.3 EAS shall not be liable for any loss or damage suffered by NEWCO for its inability to supply Preliminary Waste subject to EAS making reasonable efforts to do so.

2.4 NEWCO understands that EAS requires as much advance notice as possible of the date on which NEWCO will require the Preliminary Waste.

2.5 EAS shall pay NEWCO ____________ ($_______) for each ton of Preliminary Waste delivered during the Commissioning Period and terms relating to the method of invoicing and the time for payment shall be the same as those set out below for the supply of Waste during the In Service period.

3.   TERM

3.1 This Agreement will commence on the In Service Date, or earlier as agreed among the Parties and will continue for twelve (12) years, ending on the last day of the calendar month in which the In Service Date occurs.

4.   SUPPLY OF WASTE

     EAS will supply Waste to NEWCO for the duration of this Agreement and according to the following terms:

4.1  SECURE SUPPLY OF WASTE

     4.1.1NEWCO estimates that the Plant when operating at its optimal effective capacity, will consume an estimated___________________ (______) tons of Waste per week (the "Optimum Utilization Rate").

     4.1.2NEWCO projects that there may be periods when the Plant is not able to process Waste at the Optimum Utilization Rate. In particular, it is projected that during the first year of the Term of this Agreement, the plant may only be able to process Waste at a rate equal to ________ percent (_____%) of the Optimum Utilization Rate (the "Projected Utilization Rate"). NEWCO projects that the Projected Utilization Rate will increase to __________ percent (_____%) of the Optimum Utilization Rate in the second year of the Term of this Agreement and _____________percent (______%) in each year of the Term thereafter. The Parties will use Projected Utilization Rate to determine the amount of penalties payable when the other Party fails to supply or consume, as appropriate, Waste during each quarter of the Term.

     4.1.3NEWCO  may  notify  EAS  that it is not  able to  accept  Waste  for a stipulated number of days (each of those days known as a "Down Day" and successive days as "Down Days"). NEWCO will not be obligated to receive Waste during the Down Day(s), the first Down Day to commence no earlier than the day following the date on which notice is received by EAS. Notice under this section may be given by fax, and will be given during regular business hours and will be deemed received on the day it is effectively transmitted. NEWCO is entitled to give successive daily notice of Down Days.

     4.1.4NEWCO intends to maintain a buffer  facility  (the "Buffer  Facility")
          for the storage of the Waste prior to processing of the Waste, the capacity of which is intended to be limited to approximately ________________ (_____) tons of waste. The Buffer Facility is intended to provide the respective Parties with flexibility in daily rates of Waste delivery and Waste processing. However, if:

          (a)  Notice of a Down Day has not been given; and

          (b) EAS arrives at the processing facility with suitable Waste for delivery; and

          (c) NEWCO declines to weigh and accept the Waste and issue a scale ticket; and

          (d) The total amount of Waste that EAS proposes to deliver on that day is less than _____________(____) tons;

               then that day will also be considered a Down Day. Sundays and Statutory Holidays will not be included in any calculation of Down Days.

4.2  TIPPING CHARGES

     4.2.1Subject to Price Adjustment EAS will pay to NEWCO the sum of _______________ ($_____) for each ton of Waste received at the Plant.

     4.2.2 PRICE ADJUSTMENT

          Any charges will be automatically adjusted on the anniversary date of the In Service Date based on changes to the Consumer Price Index, as published by Statistics Canada.

     4.2.3 STATEMENTS

          NEWCO will provide to EAS, within fifteen (15) days of the end of each calendar month during the Term, a statement showing the previous month's total volume of Waste accepted by it for processing as well as Tipping Charges and any Supply Deficiency Penalties. EAS will pay the invoiced amount within forty-five (45) days of the last day of the month covered by that statement.

     4.2.4The Parties acknowledge that it is their mutual intention to process increasing amounts of Waste under the provisions of this Agreement. It is recognized that this may be achieved by EAS granting favourable tipping fees or other disposal prices to primary, high volume generators of organic waste. Therefore, the Parties recognize the possibility that charges or penalties under this agreement may be adjusted by mutual agreement, without creating any obligations to do so, if Waste is supplied in amounts in excess of ____________ (_____) tons per day, on average.

4.3  MINIMUM SUPPLY RATE

     4.3.1EAS will pay a penalty (the "Supply Deficiency Penalty")at the end of each successive three month period (each "Quarter")during the Term if it is unable to supply less than the stipulated amount of Waste (the "Minimum Supply Rate") for that particular Quarter. The Minimum Supply Rate is the lesser of the rates determined by the following two calculations:

          (a) The number of days in the Quarter, including Saturdays and Sundays less the number of Down Days in that period multiplied by _____________ (____) tons.

          (b) The Projected Utilization Rate per day at that time multiplied by the number of days in the Quarter, including Saturdays and Sundays [AND THE RESULT SHALL BE MULTIPLIED BY _____________ (____) TONS (?)].

          The Supply Deficiency Penalty will be equal to ______________ ($______) per ton (subject to the Price Adjustment as set out in Section 4.2.2) multiplied by the difference between the number of tons of Waste required by the Minimum Supply Rate and the number of tons of Waste actually supplied for that Quarter. The first Quarter of the Term shall consist of the sum of the number of days between the In Service Date and the end of that calendar month and the number of days in next three months.

     4.3.2At the end of each Quarter  NEWCO will provide to EAS a statement,  in the form as shown at Schedule B to this Agreement, showing the Minimum Supply Rate, the amount of Waste actually supplied and the amount of any Supply Deficiency Penalty. This statement will be provided with NEWCO's regular monthly statement (referred to in Section 4.2.3) issued at the end of the relevant Quarter. The Supply Deficiency Penalty will be paid by EAS to NEWCO at the same time as the relevant regular monthly payment.

4.4     Minimum  Consumption  Rate:
        --------------------------

     4.4.1NEWCO will pay a penalty ("Consumption Deficiency Penalty") to EAS at the end of each Quarter if it is unable to receive less than a stipulated amount of Waste (the "Minimum Consumption Rate") for that particular Quarter.

     4.4.2The Minimum  Consumption Rate is equivalent to the Project Utilization
          Rate per day at that time multiplied by the number of days in the Quarter, including Saturdays and Sundays [AND THE RESULT SHALL BE MULTIPLIED BY _____________ (____) TON (?)].

     4.4.3The Consumption  Deficiency  Penalty will be equal to the tipping fees
          EAS is required to pay for disposal of the excess Waste by other means. [CONFIRM]

     4.4.4At the end of each Quarter EAS shall provide a statement to NEWCO showing the amount of any Consumption Deficiency Penalty together with copies of scale tickets or other satisfactory evidence of tipping fees paid by EAS for disposal of the excess Waste at other waste processing facilities.

     4.4.5At the end of each Quarter NEWCO will provide to EAS a statement, in the form as shown at Schedule C to this Agreement, showing the Minimum Consumption Rate, the amount of Waste NEWCO was actually able to receive and the amount of any Consumption Deficiency Penalty. This statement will be provided with NEWCO's regular monthly statement
          (referred to in Section 4.2.3) issued at the end of the relevant Quarter. Any Consumption Deficiency Penalty will be credited against EAS's regular monthly payment.

5.   QUALITY OF PRODUCT

5.1 The Parties accept that the process by which organic waste is digested is only effective on waste which meets strict requirements as to its organic nature and as to its moisture, chemical, mineral and metal content. These requirements reflect the similar restrictions that NEWCO must comply with in connection with the ultimate sale of products from the processing of this waste (the "End Products").

5.2 NEWCO will not be obligated in any way to accept waste from EAS unless such waste meets the Quality Criteria specified in Schedule "A" of this Agreement ("the Quality Criteria").

5.3 NEWCO has the right to make reasonable changes to the Quality Criteria from time to time on not less than sixty (60) days written notice to EAS. Any changes necessary to make certain that the End Products are fit for animal consumption or application to soils as a fertilizer product shall be deemed reasonable for the purposes of this Agreement. Any change to the Quality Criteria which are the result of required changes to the content of the End Products shall be deemed to be reasonable for the purpose of this Agreement. Such required changes shall include changes to the requirements imposed by following organizations, laws and regulations or to equivalent organizational rules or statutes in other jurisdictions, as appropriate:

     5.3.1 The Association of American Feed Control Officials Incorporated;

     5.3.2 The Canadian Feed Act and its Regulations;

     5.3.3 The Canadian Fertilizer Act and its Regulations;

     5.3.4The   Environmental   Protection   Agency   of  the   United   States,
          Environmental Canada, equivalent Provincial bodies or other equivalent governmental bodies;

     5.3.5The Environmental Protection Act of _________ and its regulations or equivalent, applicable legislation elsewhere; and

     5.3.6Any other government body or jurisdictional authority dealing with the environment or environmental issues in the country, state or province where the Plant is located);

6.   DELIVERY AND WEIGHT

6.1 EAS will deliver the Waste to the Plant in the City of __________________. The Waste will be dumped into a receiving area provided and located on the site by NEWCO.

6.2 NEWCO will weigh the Waste over the full deck truck scales located at the Plant. Such scales shall be inspected at regular intervals and have the appropriate government seal affixed certifying that they are legal for trade. Scale weights shall be recorded on a printed scale ticket that shall be delivered to the driver of the delivery vehicle.

6.3 In order to facilitate the continuity of the processing of the waste and the safety of their employees, the Parties may make reasonable rules for the timing of deliveries and the movement of delivery vehicles.

7.   TERMINATION

7.1 Notwithstanding anything herein contained, a Party may terminate this Agreement by notice in writing to the other Party on the occurrence of any one or more of the following events:

     7.1.1If a Party is in breach of a material term of this Agreement and such breach is not cured within thirty days of that Party receiving written notice from the Terminating Party specifying the breach in reasonable detail.

     7.1.2 NEWCO decides to close the Plant;

     7.1.3A  Party  makes  a  voluntary   assignment  for  the  benefit  of  its
          creditors, is declared bankrupt, or otherwise takes advantage of provisions of for relief under the Bankruptcy Act, the Companies Creditors Arrangement Act or similar legislation in any jurisdiction.

     7.1.4A Receiver is appointed for a Party and that Party has not appealed the Order appointing the Receiver within the appeal period or, in the event the Receiver was not appointed by Order, initiated a proceeding to have the receivership terminated;

     7.1.5If any legislation, regulations, policy ruling or decision of a Federal, Provincial, State or Municipal government or of any agency thereof is implemented, repealed or altered in such a way as to significantly prevent either party from lawfully exercising its rights or performing its obligations hereunder.

          For the purpose of this Section, any action of a Party which leads to the payment of a penalty shall not be a considered a material breach Agreement so long as the penalty is paid within the time specified.

8.   TRANSFER OF TITLE AND RISK

8.1 Ownership of the Waste and all risk associated therewith shall pass to NEWCO at the time such Waste is dumped into the receiving area at the processing facility referred to above.

9.   MUTUAL INDEMNITY

9.1 Each of the Parties will indemnify and save harmless the other against and from any and all actions, proceedings, demands, claims, liability, damages, losses and expenses and costs (including lawyer's fees on a solicitor and his own client basis) suffered or incurred by such Party as a result of any breach of this Agreement by the other Party or by reason of any negligent act or neglect of itself, its servants, employees, agents, invitees, or licensees including liability for injury or damage to any person or property.

10.  INSURANCE

10.1 EAS and NEWCO shall each provide and keep in force for themselves, comprehensive general liability insurance in respect of personal injury, death or property damage with generally accepted insurance carriers are customary for risks of this nature and with minimum amounts of FIVE MILLION DOLLARS ($5,000,000.00) per occurrence and each party will provide to the other proof of such insurance and renewal thereof, upon request.

11.  NON-WAIVER

11.1 Any waiver or condoning by one Party of any breach of this Agreement by the other Party shall not operate as a waiver or condoning of any subsequent breach of this Agreement by the other Party.

12.  EXCLUSIVITY

12.1 It is agreed that during the term of this Agreement, EAS will be the exclusive supplier of Waste to NEWCO and that NEWCO will not permit any other person, firm, partnership, syndicate, corporation or entity other than EAS, or parties authorized by EAS in writing and in advance, to supply organic waste to NEWCO. NEWCO shall refer all potential suppliers of organic waste to EAS.

13.  CONFIDENTIALITY

13.1 EAS acknowledges that, by reason of this Agreement, it will become privy to confidential information belonging to NEWCO concerning the thermophilic digestion technology used in processing Waste. EAS will not, without the prior written consent of NEWCO; disclose to any third party, or use for its own benefit, any such confidential information, either during the Term of this Agreement or thereafter.

14.  DISPUTE RESOLUTION

14.1 If the parties are unable to resolve between themselves, any disputes arising out of or relating to the terms of this Agreement, or their interpretation, existence, validity, or related to the termination or breach of this Agreement, the matter may be submitted by either Party to the respective presidents of NEWCO and EAS for resolution by them.

14.2 Provided that no other party is or may become involved in any dispute with either or both of NEWCO and EAS, if the respective presidents of NEWCO and EAS fail to settle the dispute referred to them within thirty (30) days following its submission to them, all such disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated herewith or derived therefrom, may, subject to the written agreement of the respective president, be referred to and finally resolved by arbitration under the rules of the Arbitration and Mediation Institute of Canada or its successor, or if it is no longer in existence then a suitable arbitration centre located in _________(collectively and individually the "Arbitration Centre"). The appointing authority will be the Arbitration Centre and the dispute will be administered by the Arbitration Centre in accordance with its procedures. The Place of Arbitration will be ______________, ____________.

14.3 The award rendered by the Arbitrator(s) will be final and binding and judgement may be entered upon it in accordance with applicable law in any court having jurisdiction.

14.4 If either Parties commences court proceedings concerning a dispute currently being dealt with by an Arbitrator either Party may apply to the Arbitrator or the relevant court, at their discretion, for a stay of the arbitration proceedings then in progress pending the outcome of the litigation.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EARTH  ALLIANCE  SYSTEMS  INC.

_____________________________________
Authorized  Signatory

NEW  CO  BIO  CONVERSION  INC.

_____________________________________
Authorized  Signatory

                                  SCHEDULE "A"
                                  ------------

                          RAW MATERIALS FOR PROCESSING

                         AT THE THERMO MASTER(TM) PLANT

             (End product as Fertilizer Component or Soil Amendment)

The patented Thermo Master(TM) Process employs aerobic thermophilic fermentation to convert organic waste materials to valuable end products. Following is a list of waste materials suitable for processing to fertilizer type end products.

Wastewater  Treatment  Residuals  (Bio-Solids)  Including  Thickened  Sludges:
-----------------------------------------------------------------------------

     -    seepage from collection systems including septic tanks

     -    primarily treatment sludges from municipal sewage treatment facilities

     -    secondary  or  tertiary   treatment   sludges  from  municipal  sewage
          treatment facilities

Miscellaneous  Organic  Processing  Sludges  Including  Residues From Lagoons or
--------------------------------------------------------------------------------
Collection  Pits:
----------------

     -    modern tannery sludges

     - animal manures (although a dedicated on-farm closed loop Thermo Master(TM) Process treatment system is preferred)

Some  source  of  specific  waste  materials:
--------------------------------------------

     -    city, municipal and regional wastewater treatment facilities

     -    septic waste haulers

     -    tanneries

     -    farms and feed lots

Nature  of  waste  materials:
----------------------------

     -    organic sludges and wastes

     -    mixed origin (very broad based)

*A given Thermo Master(TM) Plant will process any one or a combination of these wastes.

Summary.  The  preceding  list describes the NATURE of waste materials which are
-------
processed in the Thermo Master(TM) Plant when the end product is to be used in the fertilizer and soil enrichment industry. IT IS NOT LIMITING AND DOES NOT DESCRIBE ALL RAW MATERIALS SUITABLE FOR CONVERSION TO FERTILIZER PRODUCTS.

Thermo Master(TM) Plants are equipped to receive and process a broad range of materials, including those that contain paper, rags or other such material. In fact, paper and paper based material is organic and is processed without difficulty.

Application of treated waste materials to land in the form of dry or liquid fertilizer products is regulated be designated authorities in the United States, Canada and in other countries around the world. The fertilizer ingredient manufactured in Thermo Master(TM) Plants meets or exceeds the requirements of these regulations.

Many  advantages  are  found  in  Thermo  Master(TM)  fertilizer  ingredients:
-----------------------------------------------------------------------------

     -    Organic fertilizer with high nitrogen content

     - Phosphorus is held in the organic solids fraction and available for plant nutrition

     - Destruction of pathogenic microbes, insect eggs and larvae, parasites and weed seeds which allows extensive use of finished products

     -    Attractive nutrient profile which allows for effective blending

     -    Can be used in liquid or dry pellet forms

     -    Odor free

     -    Good soil dispersion when applied to soils.

                          RAW MATERIALS FOR PROCESSING

                         AT THE THERMO MASTER(TM) PLANT

                     (End Product as Animal Feed Ingredient)

The Thermo Master(TM) Process employs aerobic thermophilic digestion to convert non-hazardous food and food related wastes to end product suitable for registration and use as animal feed and feed ingredients. Following is an extensive list of waste materials. The Thermo Master(TM) Plant can process any one of these raw materials, all of them or any combination of them.

Waste  from  plant  origin:
--------------------------

-    Fruits

     - whole fruits of any description, including all familiar fruits such as apples, oranges, bananas, grapefruit, melons, berries as well as more exotic tropical fruits

     -    fruit peels and trim from all of the above

     - fruit pomace (dejuiced solids) from juice extraction, including apples, grapes, oranges, berries, etc.

     -    fruit juice and/or concentrate including out of date consumer product

     -    fermentation residues from wine production

-    Vegetables

     -    whole  vegetables  of  any  description  including  carrots,   celery,
          lettuce, cabbage, oriental vegetables such as bok choy, mushrooms, potatoes, rutabaga, squash etc.

     -    vegetable peels and trim waste from all of the above

     - vegetable juices and/or concentrates either from out of date consumer product or from food processing operations

     - vegetable purees from processors and/or from out of date consumer product, including tomato puree, tomato ketchup, pumpkin, tomato based sauces such as salsa and spaghetti sauce

     -    vegetable pomace (dejuiced solids) from juice extraction

     -    pickles and relishes

- Edible grains, legumes and pulses, including such things as oats, wheat, rice, barley, corn, canola seed, cotton seed, flax, dry beans, soy beans, and lentils, etc -

     -    flours, flakes and dry products made from these sources

     - bran, hulls and fines from milling or processing any of these materials

     -    doughs made from the associated flours

     -    fermentation residues such as distillers or brewers grains

     -    fresh and dry pasta products

     -    cereal waste from breakfast food production

     - edible vegetable oils and fats coming from corn, soy, canola and other such sources

     -    spent frying oils from restaurants and food processing operations

-    Wastes of miscellaneous or mixed origin:

     Bakery wastes

     -    breads, buns, biscuits

     -    cakes, cookies, donuts

     -    pies, sweet goods and pastries

     Manufactured goods (may involve depacking)

     -    Beer, soft drinks, juice drinks, novelties

     - Prepared dinners such as frozen or TV dinners, frozen prepared foods such as pyrogi, tortillas, cabbage rolls, etc

     -    Sauces  and  condiments  of  various   descriptions   including  salad
          dressings dry and moist toppings

     - Fillings and dry mixes such as diet products, pudding cake mixes, soup mixes

     -    Baby formula in wet or dry form

     -    Waste from animal origin:

     Meats and products

     - meat trim from consumer product in grocery outlets, restaurants and delis

     -    meat processing wastes from processing plants

     -    poultry trim and processing wastes from poultry processors

     - meat emulsions such as wiener and bologna batters or other sausage and other processed meats

     -    out dated consumer meat products

     Fish and fish products

     -    fish processing waste from fresh and canned fish processors

     -    fish trims from commercial and consumer based sources

     -    trash species from sorting of catch

     -    whole fish, in frozen or fresh form

     -    processed and prepared fish products (including breading, etc)

     Dairy wastes and products

     - fermented milk products including cheese yoghurt, sour cream, cottage cheese etc.

     -    over-date milk products from dairies and retail outlets

     -    milk including flavored milks and creams

     - ice-cream and ice-cream mixes as well as milkshake mixes and other frozen dairy treats like creamsicles, fudgesicles, ice-cream bars and the like

     -    cheese whey resulting from cheese manufacture

 -    Sources of specific waste materials:

     -    food service section of insulations

     -    restaurants (all categories)

     -    food wholesale and retail outlets

     -    food processing operations

     -    feed related operations such as feed mills

-    Nature of waste materials:

     -    cull produce and products

     -    trimming and preparation wastes

     -    post-consumer wastes (e.g. restaurants)

     -    depackaged, out of date or specification products

Summary.  The  preceding  list describes the nature of waste materials which are
-------
processed in the Thermo Master(TM) Plant when the end product is used in the animal feeding industry. All raw materials of this type are suitable for conversion to feed products.

Raw materials originate from food processing or handling sectors. Food wastes are free from dangerous or toxic substances because of their origin in the human food chain. Discard materials which are destined for destruction because they do not meet product specification require a declaration from the generator that they do not contain hazardous materials which may have accidentally become incorporated in the food product, and that this is not the reason for disposal.

Organic food waste materials destined for processing in a Thermo Master(TM) Plants are equipped to receive raw materials containing non-organic "contaminants". The first stage of receiving in the tipping bay requires visual inspection and separation of non-organics, if needed. Paper can be accepted as it is organic and suitable for processing. Plastic and metals pose no problem within the Thermo Master(TM) Plant receiving area, with the systems and procedures that are in place. Up to 6 tons, or 1% of plastics can be received in a 600 ton per day plant. In practice, this has never been seen. Normally, the presence of non-organic materials such as plastic garbage bags, containers, styrofoam etc is less than 1000lb per day and small debris is removed by mechanical systems designed for this purpose.

                                  SCHEDULE "B"
                                  ------------

              STATEMENT OF MINIMUM SUPPLY RATE AND PENALTY (IF ANY)
              -----------------------------------------------------

Date  Statement  Prepared:

This  Statement  Applies  to  Months  of:

Number  of  Days  in  Those  Months:

Number  of  Down  Days  in  the  Same  Period:

Applicable  Projected  Utilization  Rate:

Minimum  Supply  Rate  is  the  lesser  of:

(i)     70  X  ___     =

(ii)     80  X  No.  Days     =

Therefore,

Minimum  Supply  Rate     =

Amount  of  Waste  Actually  Delivered     =

Shortfall          Y          ton
                   -

Penalty  to  be  paid     =       YX  $_______     =     $80,000
                                ---

by  EARTH  ALLIANCE  SYSTEMS  INC.

                                  SCHEDULE "C"
                                  ------------

           STATEMENT OF MINIMUM CONSUMPTION RATE AND PENALTY (IF ANY)
           ----------------------------------------------------------

Date  Statement  Prepared:

This  Statement  Applied  to  Months  of:

Number  of  Days  in  Those  Months:

Applicable  Project  Utlilization  Rate:

Minimum  Supply  Rate  in  this  Period:

Minimum Consumption Rate     =     Projected Utilization Rate X Days     =  tons

Amount  of  Waste  Actually  Delivered     =  tons

     Oversupply     tons

Penalty to be paid by NEWCO - actual cost of diverting    Y  ton (Oversupply) to
                                                       ----
landfill  which  exceed  $       A/  ton
                           -------

If  disposal  costs  (transportation  and  disposal  are  $      B/ton)
                                                             -----

Penalty  would  be  $1B  -  A  X  Y  tons  =  __________

                                   SCHEDULE F



                         END PRODUCT PURCHASE AGREEMENT

THIS  AGREEMENT  is  dated  as  at  the  day  of  ,  200.

BETWEEN:



               (hereinafter referred to as the "Buyer")

                                                               OF THE FIRST PART

AND:



               (hereinafter referred to as the "Seller")

                                                              OF THE SECOND PART

WHEREAS:

A. The Seller will operate a waste processing facility at , (the "Plant") utilizing patented thermophilic digestion technology (the "Process") owned or under license to the Seller;

B. The Seller wishes to sell and the Buyer wishes to purchase all end products produced by the Plant on the terms and conditions as set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual promises as set out below the parties hereto agree as follows:

                                    ARTICLE 1
                                      TERM

1.1 The initial term (the "Initial Term") of this Agreement will commence on the date on which the Plant is operational (the "In-service Date") and will continue for twelve years unless terminated earlier in accordance with the terms of this Agreement.

1.2 The term of this Agreement will automatically renew for further one-year periods unless notice is given by either party not less than six (6)months prior to the expiration of the Initial Term of any such additional term or terms.

1.3 Either party may terminate this Agreement at the end of the third, sixth or ninth year of the Initial Term upon ninety (90) days written notice to the other party.

                                    ARTICLE 2
                                    PURCHASE

2.1 Subject to the terms of this Agreement, the Buyer will purchase and the Seller will sell all end products produced by the Plant which conform to the specifications set out in Appendix A to this Agreement (the "Products").

2.2 The Seller will provide the Buyer, on each Friday during the term of this Agreement, an estimate of its production expectations for the next seven
     (7) days. This Production estimate will contain as much detail as to the expected type and volume of Products to be purchased as is practical in the circumstances.

2.3 The Buyer will pay the Seller one hundred and forty dollars ($140) per tonne of Product (the "Price"). The parties agree that the Price may be adjusted every third anniversary date of this Agreement during the Initial Term and on each anniversary date thereafter.

2.4 Beginning on the second month of the Initial Term the Buyer will provide to the Seller no later than fifteen (15) days after the end of each calendar month during the term of this Agreement, a statement (the "Statement") showing the previous month's total tonnage of Products received and re-sold by the Buyer.

2.5 At the same time that the Statement is provided by the Buyer the Buyer will pay the Seller an amount equal to the Price multiplied by the number of tons of product re-sold by the Buyer for which the Buyer has been paid during the period covered by that Statement and not the volume of Products delivered to the Buyer. Payment shall be made by way of cheque delivered by the Buyer to the Seller unless otherwise agreed to by the parties.

2.6  Any late payments shall bear interest at the rate of 1.5% per month.

                                    ARTICLE 3
                               QUALITY OF PRODUCT

3.1  The Seller warrants and represents to the Buyer as follows:

     (a) The Products delivered to the Buyer will contain only quality ingredients and shall be in accordance with the specifications set out in Appendix A;

     (b) The Products delivered to the Buyer as animal feed (the "Animal Feed Products") will conform with the requirements for such Products as set out by the Association of American Feed Control Officials Incorporated and as set out in the Canadian Feed Act and Regulations, as published and amended from time to time;

     (c) Animal Feed Products will not contain any material or contaminants which would make the Animal Feed Products harmful as animal feed;

     (d) The Products will have a maximum twelve (12%) percent moisture content.

3.2 The Seller will maintain current and accurate logs of the raw materials being utilized by the Plant.

3.3 Upon reasonable notice the Seller will provide the Buyer with access to the Plant to inspect any and all raw materials or Products.

3.4 The Buyer will assist the Seller in creating Product specifications and formulations to ensure Product is marketable within the applicable district. Furthermore, upon reasonable notice, the Seller agrees to permit the Buyer to enter the Plant during normal business hours for the purpose of Product testing.

3.5 If additional ingredients are required by the Buyer for Product blending purposes, the Seller will purchase such ingredients from an authorized agent of the Buyer provided that such ingredients are competitively priced and the resulting end product is economically viable to the parties. [THE BUYER WILL REIMBURSE THE SELLER FOR ALL INCREASED COSTS RESULTING FROM REQUIREMENTS TO PURCHASE SUCH ADDITIONAL INGREDIENTS.]

3.6 If the Seller intends to introduce any non waste food products into its processing, it will promptly notify Buyer prior to doing so.

                                    ARTICLE 4
                                    PACKAGING

4.1 The Seller will ensure that the Products are blended and packaged in the manner specified from time to time by the Buyer acting reasonably.

                                    ARTICLE 5
                                    DELIVERY

5.1 The Seller covenants and agrees with the Buyer with respect to delivery of the Product that the Seller will:

     (a) at its sole risk and expense deliver the Products FOB at the Plant, in accordance with the delivery and packaging instructions of the Buyer;

     (b) notify the Buyer without delay when the Products are ready for pick-up;

     (c) maintain at its own cost adequate storage to facilitate delivery of the Products;

     (d) provide an maintain at its own cost suitable load-out facilities for the Products at the Plant;

     (e)  bear all costs and risks  associated with the Products until such time
          as  the   Products   are   delivered  to  the  Buyer  or  the  Buyer's
          representative in accordance with section 5.1(a) herein;

     (f) provide and maintain at its own cost all equipment necessary to load the Products in the Buyer's or the Buyer's representative truck at the Plant; and

     (g) collect and provide to the Buyer or its representative, samples from each shipment of Product delivered.

5.2 The Seller will provide the Buyer and the Buyer's authorized employees, agents and contractors with free and reasonably unrestricted and undelayed access to the loading area at the Plant in order to allow the Buyer to meet its Product's removal obligations in an efficient and expeditious manner.

5.3  The Seller will be  responsible  for truck  demurrage time in excess of one
     (1) hour and will reimburse the Buyer for such truck demurrage at the rate such cost is incurred, plus ten (10%) percent administrative penalty. Such truck demurrage time shall not exceed three (3) hours per incident unless greed to in advance by the Seller.

5.4 The Buyer will advise the Seller when the Buyer has encountered any material non-performance of any obligation of the Seller pursuant to this
     Article 5 and the Seller will have a reasonable time to cure any such non-performance. The Seller will notify the Buyer within twenty-four (24) hours of receiving such notice from the Buyer of the Seller's remedy for the non-performance indicated by the Buyer.

5.5 The Buyer covenants and agrees with the Seller with respect to the delivery of Products that the Buyer will:

     (a)  promptly   remove   Products  from  the  Plant  so  as  to  avoid  any
          interruption in the operator's regular plant operations; and

     (b) pick-up at regular intervals the samples of the Products collected by the Seller pursuant to Section 5.1(g) herein.

5.6 Should the Buyer fail for any reason to promptly take delivery of and remove the Products from the Plant, the Seller may send written notice to the Buyer by personal delivery or facsimile to the Buyer's office of the Buyer's failure to do so. If the Buyer fails to take delivery within twenty-four (24) hours of receipt of such notice, then the Seller will be free to remove and sell such Products to other buyers at its discretion.

5.7 If Product does not meet the standards as set out in Schedule A, the Seller may request the Buyer's assistance in disposing of such Product. If Buyer agrees to dispose of such Product in advance or if subsequent to acceptance of Product by the Buyer the Product is found not to meet the required standard, the Buyer will use its reasonable efforts to dispose of such Product in a cost efficient way at the best available market price. If Buyer is able to sell such Product, it will evenly divide the net proceeds with the Seller (after accounting for its costs). If the Buyer is not able to sell such Product, the Seller will re-take the Product at its expense, and in any event Buyer will be entitled to setoff its reasonable costs with notice to Seller against any other sums owed to Seller.

                                    ARTICLE 6
                           TRANSFER OF TITLE AND RISK

6.1 The Seller and the Buyer agree that the title to the Products and all risks will transfer from the Seller to the Buyer when the Seller has delivered the Products to the Buyer accordance with Section 5.1(a) herein.

                                    ARTICLE 7
                                     WEIGHT

7.1 All Products will be weighed over the Seller's full deck truck scales. Such scales will be inspected at regular intervals, have the appropriate seal affixed by the appropriate government regulatory agency and shall be legal for trade. Scale weights shall be accompanied by a printed scale ticket. The Seller agrees to permit the Buyer to re-sell Products using scales other than the Seller's, provided that such scales conform to the applicable regulatory requirements. The Buyer agrees that use of alternate scales will only occur on an exception basis to facilitate a sale and only when to the benefit of both parties.

                                    ARTICLE 8
                                MUTUAL INDEMNITY

8.1 Each of the parties hereto will indemnify and hold harmless the other party from and against any all liability, damages, losses and costs (including legal fees on a solicitor and his own client basis) suffered or incurred by such party as a result of any breach of this Agreement by the other party or as a result of any negligent act or neglect of the other party, its servants, employees, agents, invitees, or licensees, including liability for injury or damage to any person or property.

                                    ARTICLE 9
                                    INSURANCE

9.1 The Buyer and the Seller shall each provide and keep in force for the other, comprehensive general liability insurance in respect of personal injury, death or property damage with generally accepted insurance carriers as are customary for risks of this nature and for a minimum of $5,000,000 per occurrence and each party will provide to the other, proof of such insurance renewal thereof, upon request. The Buyer shall be named as an insured third party on the Seller's insurance.

                                   ARTICLE 10
                                   NON-WAIVER

10.1 Any waiver or condoning by one party of any breach of this Agreement by the other party shall not operate as a waiver or condoning of any subsequent breach of this agreement by the other party.

                                   ARTICLE 11
                                   EXCLUSIVITY

11.1 During the term of this Agreement, subject to Section 5.6, the Buyer will be the exclusive agent for purposes of marketing, distributing and sale of the Products. The Seller will not sell, deliver or otherwise dispose of any of the Products to any person, firm, partnership, syndicate, corporation, or other entity other than the Buyer or parties authorized in writing in advance by the Buyer. The Seller will refer all potential Product purchases to the Buyer and the Buyer will ensure that it deals with all such referrals on a prompt and courteous basis.

11.2 The Seller may retain minor portions of the Product for internal testing or other such uses by itself or other affiliated corporations.

                                   ARTICLE 12
                                 CONFIDENTIALITY

12.1 The Seller acknowledges that, by reason of the Agreement, it will become privy to confidential information belonging to the Buyer, including the identity of the Buyer's and Buyer's agent's customers and pricing information. The Seller will not, without the prior written consent of the Buyer, disclose to any third party or use for its own benefit, any such confidential information either during the term of the Agreement or thereafter.

12.2 The Buyer acknowledges and agrees with the Seller that all information connected with the Plant, the Process or the Products is confidential, and the Buyer will use its best efforts to protect the confidentiality of such information and will not disclose such information or any part thereof to any other person except to its consultants, subcontractors and employees as may be necessary to carry out its rights and obligations under this Agreement, and except as may be required for the Buyer's financial reporting, income tax or regulatory purposes. The Buyer will require each and every one of its employees, consultants, or sub-contractors who are provided with any information in respect of the Products or related knowledge to sign confidentiality agreements with the Buyer and the Seller, such agreements to be in a form acceptable to the Seller.

                                   ARTICLE 13
                                   TERMINATION

13.1 Notwithstanding anything herein contained, either party may terminate this Agreement upon written notice [ REASONABLE?] to the other party in the event that:

     (a) such other party commits a material breach of any provision of this Agreement and fails to cure that breach within fifteen (15) days following receipt of a notice of such breach by the other party (which notice must specify in reasonable detail the breach or breaches complained of);

     (b)  the Seller decide to close the Plant;

     (c) either party becomes the subject of any bankruptcy, insolvency or similar proceedings; or

     (d) any legislation, regulations, policy ruling or decision of a Federal, Provincial State or Municipal government or of any agency thereof is implemented, repealed or altered in such a way as to significantly prevent either party from lawfully exercising its rights or performing its obligations hereunder.

                                   ARTICLE 14
                                     GENERAL

14.1 If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this agreement or application of such term, covenant or condition to a party of circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining term, covenant or condition of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

14.2 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussion, whether oral or written, of the parties and there are not general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth herein.

14.3 The parties hereto and each of them do hereby covenant and agree to do such things and execute such further documents, agreements and assurances as may be necessary or advisable from time to time in order to carry out the true intent and purposes of this Agreement fully and effectively.

14.4 This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

14.5 Unless otherwise indicated any notice required to be given under this Agreement shall be in writing and addressed to the parties as hereinbefore set out and may be delivered or telecopied. Any notice given as aforesaid shall be deemed to have been received, if delivered, when delivered or, if telecopied on the business day after the date of telecopying.

14.6 Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement, the same shall be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof.

14.7 This Agreement shall be governed by and construed in accordance with the laws of _____________ and the parties hereto submit to the jurisdiction of the Courts in _____________. The parties agree that any litigation between the parties which arises pursuant to or in connection with the Agreement, or any of its provisions, shall be referred to the Courts in _______________ and shall not be referred to the Courts of any other jurisdiction.

14.8 Time shall be of the essence of this Agreement and of every part hereof.

14.9 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

14.10If either  party  fails to meet its  obligation  hereunder  within the time prescribed and such failure is caused or materially contributed to by force majeure (and for the purposes of this Agreement, force majeure shall mean any act of God, strike, lockout, or other industrial disturbances, sabotage, war, blockages, insurrections, riots, epidemics, lightning, earthquakes, floods, storms, fires, washouts, nuclear and radiation activity or fallout, arrests and distraints of rules and people, civil disturbances, explosion, breakage or accident to machinery or stoppage thereof for necessary maintenance or repairs, inability to obtain labor, materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable means, any act, omission, or event whether of the kind herein enumerated or otherwise not within the control of such party, and which by the exercise of due diligence such party could not have prevented, but lack of funds on the part of such party or parties shall be deemed not to be a force majeure) such failure shall be deemed not to be a breach of the obligations of that party if the respective party uses its best efforts to put itself in a position to carry out its obligations hereunder.

14.11This Agreement is assignable by the Buyer upon reasonable written notice to the Seller. This Agreement is not assignable by the Seller. Upon completion of an assignment by the Buyer, the Buyer will have no further obligations to the Seller under this Agreement.

WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the day and year first above written.



                                              By:_______________________________

                                              Title:____________________________



                                              By:_______________________________

                                              Title:____________________________

                                  APPENDIX "A"

PRODUCT  SPECIFICATIONS

Animal  Feed
------------

The Product, Thermophilic Dehydrated Food Waste, shall consist of a mixture of food waste products that have been separated from non-edible packaging material, and is further processed by heat treatment and dehydration. The material may be obtained from food processing and food servicing establishments other than those at international ports of entry. It may contain grains, millfeed or oilseed meal as a carrier. The waste product shall be picked up daily or sufficiently often that no decomposition is evident. If an antioxidant(s) is used, the common name or names shall be indicated on the label. It shall be labelled for guarantees for minimum crude protein, minimum crude fat, minimum and maximum calcium and minimum and maximum phosphorus, maximum salt, maximum crude fibre and maximum moisture and minimum antioxidant, if added.

In addition to meeting the above definition, registration entails that the following conditions are met:

1. The following lists of ingredients only are approved within the above definition. Any additions to this list must be approved by the office of Food Inspection Directorate, Plant Products Division prior to their addition into the Product, Thermophilic Dehydrated Food Waste.

          Restaurant and Kitchen By-Products

               -    Pre-Consumer

               -    Post-Consumer

          Processed Food and Beverage Products

               -    To include bakery wastes and manufactured goods

               -    Outdated products

               -    Off-spec products

               -    Improperly packaged products

               -    Unused portions

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          Edible Grains, Legumes, Pulses

               -    Flours from these sources

               -    Hulls and fines

               -    Dough

               -    Pasta products fresh and dry

               -    Distillers and brewers grain fermentation by-products

               -    Cereal by-products

               -    Edible vegetable oils and fats

          Fruit and Vegetable Material

               -    To include juices and pomace

               -    Outdated retail or wholesale stocks

          Mean and Meat Products*

               - To include meat trim, meat processing wastes, poultry by-products, sausages and other processed meats

          *Meat processing products may not include the product obtained by the flocculation of the processing waste and water stream.

          Dairy Products

               -    Outdated ice cream

               -    Outdated cheese products

               -    outdated milk, cream and yogurt

               -    Cheese whey

               -    Improperly packaged products

          Pet Food

               -    Outdated or off-spec

2. Antioxidants such as ethoxyquin may be added in an amount not to exceed 0.015% of the total diet of the animal. This can be calculated based on the inclusion rate of your product. A label statement must indicate if an antioxidant is added in the future.

3. If modifications to the described process are made, and the Food Inspection Directorate, Plant Products Division shall be notified immediately.

4. If changes to the reported quality control procedures used to assure uniformity of the mix and the lack of contamination of subsequent lots of feed are made, and the Food Inspection Directorate, Plant Product Division shall be notified immediately.

5. The feed is approved only for use in swine and broiler rations at a rate of up to ten (10%) percent of the ration. (This feed is not approved for use in ruminant rations in Canada.)

Specific Product specifications for Thermophilic Dehydrated Food Waste shall be as follows:

                         Moisture,  maximum       12.0%
                         Crude Protein, minimum   18.0%
                         Crude  Fiber,  maximum   30.0%
                         Fat,  minimum            12.0%
                         Calcium,  minimum         1.0%
                         Calcium,  maximum         1.5%
                         Phosphorous,  minimum     0.2%
                         Phosphorous,  maximum     0.6%
                         Salt,  maximum            0.6%

                         Expiry  Date              60 days from manufacture date
The parties hereby agree to the foregoing appendix.



                                              By:_______________________________

                                              Title:____________________________


                                              By:_______________________________

                                              Title:____________________________

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